As filed with the Securities and Exchange Commission on April 12, 2006
                         Registration Number 333-131802


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 1 to

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CONSOLIDATED ENERGY, INC.
                 (Name of Small Business Issuer in its Charter)

          Wyoming                         1220                   86-0852222
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                          76 GEORGE ROAD, P.O. BOX 537
                           BETSY LAYNE, KENTUCKY 41605
                                 (859) 488-0070
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                            DAVID GUTHRIE, PRESIDENT
                          76 GEORGE ROAD, P.O. BOX 537
                           BETSY LAYNE, KENTUCKY 41605
                                 (859) 488-0070
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 WITH COPIES TO:
                            RICHARD A. FRIEDMAN, ESQ.
                              DAVID SCHUBAUER, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLOOR
                            NEW YORK, NEW YORK 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                       (COVER CONTINUES ON FOLLOWING PAGE)

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
========================================== ===================== ====================== ===================== =====================
                                                                   Proposed Maximum       Proposed Maximum
    Title of Each Class of Securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be Registered                  Registered(1)            Share(2)                Price            Registration Fee
------------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Common Stock, $0.001 par value (3)             15,277,778               $2.425             $37,048,611.65        $3,964.20

Common Stock, $0.001 par value (4)              2,093,306               $2.425             $ 5,076,267.05        $  543.16

Common Stock, $0.001 par value (5)              1,058,822               $2.425             $ 2,567,643.35        $  274.74

Common Stock, $0.001 par value (6)              6,933,256               $2.425             $16,813,145.80        $1,799.01

Common Stock, $0.001 par value (7)              9,046,694               $2.425             $21,938,232.95        $2,347.39

Common Stock, $0.001 par value (8)                672,140               $2.425             $ 1,629,939.50        $  174.40
------------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Total                                          35,081,996               $2.425             $85,073,840.30        $9,102.90 (9)
========================================== ===================== ====================== ===================== =====================

(1) Includes shares of our common stock, $0.001 par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of our 6% senior secured convertible notes, conversion of our 8% senior secured convertible notes and exercise of warrants held by the selling shareholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the 6% senior secured convertible notes, conversion of the 8% senior secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the bid and ask price per share of our common stock on the OTC Bulletin Board as of February 7, 2006 was $2.425 per share.
(3) Represents shares issuable upon conversion of $13,750,000 principal amount of 6% senior secured convertible notes at a conversion price of $0.90 per share.

(4) Represents presently outstanding shares of common stock issued pursuant to the cashless exercise of common stock purchase warrants which were issued in connection with our 6% senior secured convertible notes.
(5) Represents presently outstanding shares of common stock issued as payment of accrued interest pursuant to the terms of $1,800,000 principal amount of promissory notes originally issued on September 23, 2005, as amended on November 24, 2005 to increase the principal amount from $1,500,000 to $1,800,000.

(6) Represents shares issuable upon conversion of $6,239,930 principal amount of 8% senior secured convertible notes at a conversion price of $0.90.
(7) Represents shares issuable upon exercise of common stock purchase warrants issued in connection with our 8% senior secured convertible note financing.

(8) Represents presently outstanding shares of common stock issued upon exercise of warrants which were issued as consideration for financial consulting services and placement agent fees.
(9)  Previously paid.


The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS


                   Subject to Completion, Dated April 12, 2006


                            CONSOLIDATED ENERGY, INC.


                        35,081,996 Shares of Common Stock

     The selling shareholders named in this prospectus are offering to sell up to 35,081,996 shares of common stock including up to 15,277,778 shares of common stock of Consolidated Energy, Inc. underlying 6% senior secured convertible notes, 6,933,256 shares of common stock underlying 8% senior secured convertible notes, 9,046,694 shares of common stock underlying common stock purchase warrants that were previously issued by us to the selling shareholders in private transactions, and 3,824,268 shares of common stock previously issued and currently outstanding. We will not receive any proceeds from the conversion of our 6% senior secured convertible notes, from the conversion of our 8% senior secured convertible notes or the resale of shares of our common stock. We will, however, receive proceeds from the exercise of our common stock purchase warrants if such warrants are exercised for cash.

     Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "CEIW."

     On April 3, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $2.90 per share.


     THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

     The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

     Scott R. Griffith and Jesse B. Shelmire IV are registered representatives of Stonegate Securities, Inc., a registered broker-dealer, and are "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under this prospectus. With the exception of Messrs. Griffith and Shelmire, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is __________, 2006

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                           ------

Prospectus Summary........................................................................... 1
Risk Factors................................................................................. 2
Forward-Looking Statements...................................................................10
Recent Developments..........................................................................11
Use of Proceeds..............................................................................16
Management's Discussion and Analysis of Financial Condition or Plan of Operation.............16
Description of Business......................................................................27
Description of Property......................................................................36
Legal Proceedings............................................................................40
Directors and Executive Officers.............................................................40
Executive Compensation.......................................................................42
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.........44
Market for Common Equity and Related Shareholder Disclosure..................................44
Security Ownership of Certain Beneficial Owners and Management...............................45
Selling Shareholders.........................................................................46
Certain Relationships and Related Transactions...............................................54
Description of Securities....................................................................56
Plan of Distribution.........................................................................56
Legal Matters................................................................................58
Experts......................................................................................58
Where You Can Find More Information..........................................................58
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..........59
Index to Consolidated Financial Statements...................................................F-1


     You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Consolidated Energy, Inc. is referred to throughout this prospectus as "Consolidated Energy," the "Company," "we" "us" and "our."

General

     We were incorporated in Nevada on December 18, 1996, under the name Barbeque Capital Corporation. In September 2002, we filed our articles of incorporation in the State of Wyoming, and in October 2002, Barbeque Capital Corporation merged with and into Consolidated Energy, Inc. Our principal executive office is located at 76 George Road, Betsy Layne, Kentucky 41605 and our telephone number is (859) 488-0070.

                                  This Offering

Shares offered by Selling Shareholders.............................35,081,996  shares  of  common  stock,  of which
                                                                   15,277,778  shares are issuable upon  conversion
                                                                   of  6%   senior   secured   convertible   notes,
                                                                   6,933,256  shares are issuable  upon  conversion
                                                                   of  8%   senior   secured   convertible   notes,
                                                                   9,046,694  shares are issuable upon the exercise
                                                                   of  warrants,  and  3,824,268  shares are issued
                                                                   and   outstanding   as  of  the   date  of  this
                                                                   prospectus.

Use of proceeds....................................................We  will  not  receive  any  proceeds  from  the conversion of the 6% senior secured  convertible
                                                                   notes,  the  conversion of the 8% senior secured
                                                                   convertible  notes  or the  sale  of the  common
                                                                   stock. We will,  however,  receive proceeds from
                                                                   the  exercise  of  our  common  stock   purchase
                                                                   warrants  if such  warrants  are  exercised  for
                                                                   cash.

Risk Factors.......................................................The  purchase  of our  common  stock  involves a
                                                                   high  degree  of  risk.  You  should   carefully
                                                                   review   and   consider   the   "Risk   Factors"
                                                                   beginning on page 2 of this prospectus.

OTC Bulletin Board Trading Symbol..................................CEIW.OB

                                  RISK FACTORS

     An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. Each of the following risks could materially adversely affect our business, financial condition and results of operations, which could cause the price of our shares to decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

                          RISKS RELATED TO OUR BUSINESS

OUR MINING OPERATIONS ARE RELATIVELY NEW AND WE HAVE NO EXTENSIVE HISTORY OF OPERATING COAL MINES.

     Our mining operations began in September 2003 when we acquired our current mining operation in Kentucky. Since that time, we have had nominal production and development operations. Since inception of our current business in September 2003 through December 31, 2005 we have had only $5,449,336 in revenue. Accordingly, our success is dependent on our ability to manage further mine development, increase production levels and achieve profitable sales with the resources we have available or can secure. In addition, we will have to adjust our planning to changing conditions in the highly competitive coal industry. None of these requirements for success can be demonstrated by our performance to date and there is no assurance we will be able to accomplish them in order to sustain the company's operations.

OUR FINANCIAL STATUS CREATES SUBSTANTIAL DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS PROSPECTUS. IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

     We have suffered recurring losses from operations and we have limited capital resources. We reported net losses totaling $7,745,493 and $6,413,900 for the fiscal years ended December 31, 2005 and 2004, respectively. Because of these factors, the accompanying financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates realization of assets and the liquidation of liabilities in the normal course of business. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. If adequate working capital is not available we will be forced to discontinue operations, which would cause investors to lose the entire amount of their investment.

OUR MANAGEMENT AND AUDITORS HAVE IDENTIFIED SIGNIFICANT DEFICIENCIES IN OUR INTERNAL CONTROLS THAT, IN AGGREGATE, CONSTITUTED A MATERIAL WEAKNESS IN THE DESIGN AND OPERATION OF OUR INTERNAL CONTROLS AS OF DECEMBER 31, 2004, WHICH, IF NOT PROPERLY REMEDIATED COULD RESULT IN MATERIAL MISSTATEMENTS IN OUR FINANCIAL STATEMENTS IN FUTURE PERIODS.

     Our independent auditors, Killman, Murrell & Company, P.C. issued a letter to the audit committee of our board of directors and our management in which they identified certain matters that they consider to constitute a material weakness in the design and operation of our internal controls as of December 31, 2004. A material weakness is defined by the Public Company Accounting Oversight Board (United States) as a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A significant deficiency is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. Below is a description of each of the material weaknesses which were identified.

     o During the year ended December 31, 2004, a bank account was maintained by an individual who is not an officer, employee or director. The transactions for this account were not properly reflected on our books and records. We have since revised our banking practices to ensure that the books and records will be properly maintained to reflect all transactions in a timely fashion. All bank accounts are now properly maintained by an officer, employee or director of the company.

     o During the year ended December 31, 2004, equipment purchases were authorized by an individual who is not an officer, employee or director, without prior approval by an officer or the board of directors. We have since revised our authorization procedures to require prior approval of purchases by an authorized officer up to $5,000, and by the board of directors above that amount. Such purchases will be supported by documentation from the vendor.

     o Since inception, we have had transactions with related parties and/or common shareholders, including the issuance of common stock for the assignment of coal leases. We initially assigned a market value to the common stock issued based on the potential value of the reserves covered by the leases without regard to the historical cost basis to the related parties or shareholders. Our auditors believed that the historical cost basis as determined under GAAP was the appropriate valuation method for all such transactions unless the fair value of the stock issued or assets acquired is objectively measurable and the transferor's stock ownership following the transaction is not so significant that the transferor retains a substantial indirect interest in the assets as a result of stock ownership in the company. We originally accepted the conclusions of our auditor and booked the transaction at historical cost. Based on comments received from the SEC, we subsequently changed our accounting for these transactions to the "market value" methodology, which caused us to restate our financial statements for the year ended December 31, 2004 and the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. We intend to use the market valuation method to account for any similar transactions in the future.

     o Since inception, we have issued common stock for services rendered to us. The valuation of this stock has been inconsistent and not necessarily related to the stock's market price. We will henceforth value such issuances based on the listed closing price of the stock on the date we agree to issue such stock without any discount or adjustment.

     o We have received cash advances from individuals based on future promises to repay the cash advances based on coal mined from our
          Warfield lease. We recorded these advances as loans (notes payable) instead of the sale of mineral interests. Henceforth, we will review any such transactions in detail to ascertain the appropriate accounting treatment.

     As of December 31, 2005, we believe we have addressed and remediated these material weaknesses through enhanced supervisory review and improvements in our internal accounting processes and procedures. If we become aware of other material weaknesses in our internal controls in the future, it is possible that a material misstatement of our annual or interim financial statements will not be prevented or detected. Any failure in preventing or detecting a material misstatement of our annual or interim financial results could have a material adverse effect on our stock price and on our results of operations.

WE HAVE A SIGNIFICANT AMOUNT OF DEBT, WHICH LIMITS OUR FLEXIBILITY AND IMPOSES RESTRICTIONS ON US. WE WERE IN DEFAULT OF INTEREST PAYMENTS ON OUR OUTSTANDING 6% SENIOR SECURED CONVERTIBLE NOTES FROM JULY 1, 2005 THROUGH JANUARY 13, 2006. WHILE THE NOTE HOLDERS WAIVED THE PRIOR DEFAULTS, IF WE DEFAULT AGAIN ON ANY OF OUR OUTSTANDING SENIOR SECURED CONVERTIBLE NOTES, THE NOTE HOLDERS WILL BE ABLE TO TAKE IMMEDIATE POSSESSION OF ALL OF OUR ASSETS.

     As of December 31, 2005, we had current liabilities totaling $13,637,447 and long-term liabilities totaling $11,298,378. To date in 2006, we have issued 8% senior secured convertible notes totaling $6,239,930, increasing our debt obligations. We also have significant lease and royalty obligations. On July 1, 2005, we failed to pay interest as required pursuant the terms of certain 6% senior secured convertible notes executed on February 24, 2005 for an aggregate total face amount of $7,000,000, and thereby caused a default under the terms of such notes. As a result of the event of default, the holders of the notes could have declared the entire outstanding principal amount immediately due and payable along with any interest accrued thereon. On September 23, 2005, we entered into a Consent and Waiver Agreement with the 6% note holders, pursuant to which they consented to a bridge note financing resulting in $170,000 in total net proceeds and waived the application of default provision under the 6% Notes for a period of ten business days. The waiver was extended to November 18, 2005. On January 13, 2006, the 6% note holders waived the prior defaults in connection with a private placement of 8% senior secured convertible notes. If we default again, the note holders will have the right to take immediate possession of all of our assets. Based on past experience with the current lenders, our management believes additional waivers will be granted by the lenders, if necessary.

OUR PROFITABILITY MAY BE ADVERSELY AFFECTED BY THE STATUS OF OUR LONG-TERM COAL SUPPLY CONTRACTS.

     We intend to sell a substantial portion of our coal under a long-term coal supply agreement, which is a contract with a term greater than 12 months. The prices for coal shipped under these contracts may be below the current market price for similar-type coal at any given time. Due to the substantial volume of our potential sales that are subject to these long-term agreements, we may have less coal available with which to capitalize on higher coal prices if and when they arise. In addition, because long-term contracts typically allow the customer to elect volume flexibility, our ability to realize the higher prices that may be available in the spot market may be restricted when customers elect to purchase higher volumes under such contracts. Our exposure to market-based pricing may also be increased should customers elect to purchase fewer tons. In addition, the increasingly short terms of sales contracts and the consequent absence of price adjustment provisions in such contracts make it more likely that we will not be able to recover inflation related increases in mining costs during the contract term.

WE SUSPENDED MINING OPERATIONS AT OUR WARFIELD MINE IN 2005 AND ONLY RECENTLY RE-ACTIVATED OUR MINING OPERATIONS. WE WILL NOT BE ABLE TO GENERATE ANY SIGNIFICANT REVENUE FROM SUCH MINE UNTIL MINING OPERATIONS RECOMMENCE AT PROJECTED LEVELS.

     In January 2005, we suspended production at our Warfield Mine to construct three slopes and the ancillary ventilation necessary to allow us to access the Pond Creek coal seam. As a result, there has been minimal production at the mine since February 2005. . In early April 2006, we restarted production as we completed the construction of our coal washing facility. If we are unable to increase our mining operations at our Warfield Mine such that we can produce greater than 40,000 tons per month, we may not be able to financially sustain our operations without additional outside funds. Without achieving 40,000 tons produced per month, we may not be able to continue as a going concern.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUE AND IF WE ARE UNABLE TO MAINTAIN OUR CURRENT CUSTOMER BASE OR ATTRACT A NEW CUSTOMER BASE WE WILL BE REQUIRED TO CURTAIL OR CEASE OPERATIONS.

     For the years ended December 31, 2005 and 2004, approximately 99% and 96% of our sales were to three customers, respectively: Progress Fuels accounted for less than 1% of total coal sales during 2005 and 24% of total coal sales during 2004, Eastern Consolidated Mining, Inc. accounted for 45% of total coal sales during 2005 and 35% of total coal sales during 2004, and New River Energy accounted for 41% of total coal sales during 2005 and 37% of total coal sales during 2004. In addition, we have a long-term contract for coal sales to one other large customer, American Electric Power, for the period beginning in June 2005 for the next three years. We have two contracts with American Electric Power, one of which is a 12-month contract for 50,000 tons per month, with a 24-month option. If American Electric Power exercises its option on this contract, the two contracts combined will account for approximately 80% of our production capacity over the next three years and account for approximately 15% of our current recoverable reserves. If American Electric Power does not exercise its option on this contract, American Electric Power will account for approximately 80% of our production capacity for the first 12 months and 33% of our production and approximately 9% of our current recoverable reserves. We intend to discuss the extension of existing agreements or entering into new long-term agreements with American Electric Power and other customers, but the negotiations may not be successful, and those other customers may not agree to purchase coal from us under long-term coal supply agreements, or at all. If American Electric Power were to significantly reduce their purchases of coal from us, or if we were unable to sell coal to them on terms as favorable to us as the terms under our current agreements, and we were unable to secure agreements with other customers, we will be required to curtail or cease operations.

OUR PROFITABILITY MAY FLUCTUATE DUE TO UNANTICIPATED MINE OPERATING CONDITIONS AND OTHER FACTORS THAT ARE NOT WITHIN OUR CONTROL.

     Our mining operations are inherently subject to changing conditions that can affect levels of production and production costs for varying lengths of time and can result in decreases in our profitability. We are exposed to commodity price risk related to our purchase of diesel fuel, explosives and steel. In addition, weather conditions, equipment replacement or repair, fires, variations in thickness of the layer, or seam, of coal, amounts of overburden, rock and other natural materials and other geological conditions have had, and can be expected in the future to have, a significant impact on our operating results. During January 2006 16 men died in four coal mining accidents in West Virginia. As a result, West Virginia's Governor ordered a halt in coal mining until safety checks could be conducted. If a similar significant accident was to occur at our mines or other mines in Kentucky, such an accident would cause a minimum of 30 days of delayed production. A prolonged disruption of production at our mines would result in a decrease in our revenues and profitability, which could be material. Other factors affecting the production and sale of our coal that could result in decreases in our profitability include:

     o continued high pricing environment for our raw materials, including, among other things, diesel fuel, explosives and steel;
     o expiration or termination of, or sales price redeterminations or suspension of deliveries under, coal supply agreements;
     o    disruption or increases in the cost of transportation services;
     o    changes in laws or regulations, including permitting requirements;
     o    litigation;
     o    work stoppages or other labor difficulties;
     o    mine worker vacation schedules and related maintenance activities; and
     o    changes in coal market and general economic conditions.

     Decreases in our profitability as a result of the factors described above could adversely impact our quarterly or annual results materially.

     Agreements  to which we are a party contain  limitations  on our ability to
manage   our   operations   exclusively   and   impose   significant   potential
indemnification obligations on us.

     In order to obtain financing to develop and expand operations at our Warfield Mine, we have agreed to limit certain capital expenditures and maintain certain cash reserves subject to anticipated operating revenues and other benchmarks.

                         RISKS RELATING TO OUR INDUSTRY

THE DEMAND FOR AND PRICING OF OUR COAL IS GREATLY INFLUENCED BY CONSUMPTION PATTERNS OF THE DOMESTIC ELECTRIC GENERATION INDUSTRY, AND ANY REDUCTION IN THE DEMAND FOR OUR COAL BY THIS INDUSTRY MAY CAUSE OUR PROFITABILITY TO DECLINE.

     Demand for our coal and the prices that we may obtain for our coal are closely linked to coal consumption patterns of the domestic electric generation industry, which has accounted for approximately 92% of domestic coal consumption in recent years. These coal consumption patterns are influenced by factors beyond our control, including the demand for electricity, which is significantly dependent upon general economic conditions, summer and winter temperatures in the United States, government regulation, technological developments and the location, availability, quality and price of competing sources of coal, alternative fuels such as natural gas, oil and nuclear and alternative energy sources such as hydroelectric power. Demand for our low sulfur coal and the prices that we will be able to obtain for it will also be affected by the price and availability of high sulfur coal, which can be marketed in tandem with emissions allowances in order to meet Clean Air Act requirements. Any reduction in the demand for our coal by the domestic electric generation industry would result in a decline in our revenues and profit, which could be material.

EXTENSIVE ENVIRONMENTAL LAWS AND REGULATIONS AFFECT THE END-USERS OF COAL AND COULD REDUCE THE DEMAND FOR COAL AS A FUEL SOURCE AND CAUSE THE VOLUME OF OUR SALES TO DECLINE.

     The Clean Air Act and similar state and local laws extensively regulate the amount of sulfur dioxide, particulate matter, nitrogen oxides, and other compounds emitted into the air from electric power plants, which are the largest end-users of our coal. Such regulations, which can take a variety of forms, may reduce demand for coal as a fuel source because they may require significant emissions control expenditures for coal-fired power plants to attain applicable ambient air quality standards, which may lead these generators to switch to other fuels that generate less of these emissions and may also reduce future demand for the construction of coal-fired power plants. The U.S. Department of Justice, on behalf of the EPA, has filed lawsuits against several investor-owned electric utilities and brought an administrative action against one government-owned utility for alleged violations of the Clean Air Act. We supply coal to some of the currently affected utilities, and it is possible that other customers of ours will be sued. These lawsuits could require the utilities to pay penalties, install pollution control equipment or undertake other emission reduction measures, any of which could adversely impact their demand for our coal, and require that we find alternative customers. If we could not find alternative customers, our revenues will be significantly impaired and we could be forced to reduce operations.

     A regional haze program initiated by the EPA to protect and to improve visibility at and around national parks, national wilderness areas and international parks restricts the construction of new coal-fired power plants whose operation may impair visibility at and around federally protected areas and may require some existing coal-fired power plants to install additional control measures designed to limit haze-causing emissions.

     The Clean Air Act also imposes standards on sources of hazardous air pollutants. For example, the EPA has announced that it would regulate hazardous air pollutants from coal-fired power plants. Under the Clean Air Act, coal-fired power plants will be required to control hazardous air pollution emissions by no later than 2009, which likely will require significant new investment in controls by power plant operators. These standards and future standards could adversely affect our business by decreasing demand for coal.

     Other proposed initiatives, such as the Bush administration's announced Clear Skies Initiative, may also have an adverse effect upon coal operations. As proposed, this initiative is designed to further reduce emissions of sulfur dioxide, nitrogen oxides and mercury from power plants. Other so-called multi-pollutant bills, which could regulate additional air pollutants, have been proposed by various members of Congress. If such initiatives are enacted into law, power plant operators could choose other fuel sources to meet their requirements, reducing the demand for coal and lowering our revenues.

BECAUSE OUR INDUSTRY IS HIGHLY REGULATED, OUR ABILITY TO CONDUCT MINING OPERATIONS IS RESTRICTED AND OUR PROFITABILITY MAY DECLINE.

     The coal mining industry is subject to regulation by federal, state and local authorities on matters such as: employee health and safety; permitting and licensing requirements regarding environmental and safety matters; air quality standards; water quality standards; plant and wildlife and wetland protection; blasting operations; the management and disposal of hazardous and non-hazardous materials generated by mining operations; the storage of petroleum products and other hazardous substances; reclamation and restoration of properties after mining operations are completed; discharge of materials into the environment, including air emissions and wastewater discharge; surface subsidence from underground mining; and the effects of mining operations on groundwater quality and availability.

     Extensive regulation of these matters could have a significant effect on our costs of production and competitive position. Further regulations, legislation or orders may also cause our sales or profitability to decline by hindering our ability to continue our mining operations, by increasing our costs or by causing coal to become a less attractive fuel source.

     Mining companies must obtain numerous permits that strictly regulate environmental and health and safety matters in connection with coal mining, some of which have significant bonding requirements. Regulatory authorities exercise considerable discretion in the timing of permit issuance. Also, private individuals and the public at large possess rights to comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need for our mining operations may not be issued, or, if issued, may not be issued in a timely fashion, or may involve requirements that may be changed or interpreted in a manner which restricts our ability to conduct our mining operations or to do so profitably.


     For a more detailed discussion of governmental regulation of our business, please refer to pages 31-36 of this prospectus.

WE MAY NOT BE ABLE TO OBTAIN OR RENEW SURETY BONDS ON ACCEPTABLE TERMS.

     Federal and state laws require us to obtain surety bonds to guaranty performance or payment of certain long-term obligations, including mine closure or reclamation costs, federal and state workers' compensation costs, coal leases and other miscellaneous obligations. Many of these bonds are renewable on a yearly basis. It may be increasingly difficult for us to secure new surety bonds or retain existing bonds without the posting of collateral, which could limit our available working capital. In addition, the market terms of such bonds have generally become more unfavorable. For example, it may become increasingly difficult to obtain adequate coverage limits, and surety bonds increasingly contain additional cancellation provisions in favor of the surety.

MINING IN CENTRAL APPALACHIA IS COMPLEX AND INVOLVES EXTENSIVE REGULATORY CONSTRAINTS.

     The geological characteristics of Central Appalachia coal reserves, such as depth of overburden and coal seam thickness, make them complex and costly to mine. As mines become depleted, replacement reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those characteristic of the depleting mines. In addition, as compared to mines in other coal producing regions, permitting and licensing and other environmental and regulatory requirements are more costly and time-consuming to satisfy. These factors could materially adversely affect the mining operations and cost structures of, and customers' ability to use coal produced by, operators in Central Appalachia, including us.

INTENSE COMPETITION AND EXCESS INDUSTRY CAPACITY IN THE COAL PRODUCING REGIONS IN WHICH WE OPERATE HAS ADVERSELY AFFECTED MINING REVENUES AND PROFITABILITY IN PAST YEARS AND MAY AGAIN DO SO IN THE FUTURE.

     The coal industry is intensely competitive, primarily as a result of the existence of numerous producers in the coal producing regions in which we operate. We compete with a large number of coal producers in the markets that we serve. Additionally, we are subject to the continuing risk of reduced profitability as a result of excess industry capacity and weak power demand by the industrial sector of the economy, which affected many of our competitors in the years prior to our commencement of operations. If economic conditions change substantially from the current relatively high demand and low available supply levels, it could require us to reduce the rate of coal production from planned levels which will reduce our revenues.

DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY MAY CAUSE OUR CUSTOMERS TO BE MORE PRICE-SENSITIVE IN PURCHASING COAL, WHICH COULD CAUSE OUR PROFITABILITY TO DECLINE.

     Electric utility deregulation is expected to provide incentives to generators of electricity to minimize their fuel costs and is believed to have caused electric generators to be more aggressive in negotiating prices with coal suppliers. To the extent utility deregulation causes our customers to be more cost-sensitive, deregulation may reduce our profit margins and accordingly have a negative effect on our profitability.

BECAUSE OUR PROFITABILITY IS SUBSTANTIALLY DEPENDENT ON THE AVAILABILITY OF AN ADEQUATE SUPPLY OF COAL RESERVES THAT CAN BE MINED AT COMPETITIVE COSTS, THE UNAVAILABILITY OF THESE TYPES OF RESERVES WOULD CAUSE OUR PROFITABILITY TO DECLINE.

     Our profitability depends substantially on our ability to mine coal reserves that have the geological characteristics that enable them to be mined at competitive costs. Replacement reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those characteristic of the depleting mines. If we do not accurately assess the geological characteristics of any reserves that we acquire, we may not be able to mine such properties at competitive costs, which would decrease our margins. Exhaustion of reserves at existing mines would have a similar adverse effect on our operating results.

DISRUPTION IN, OR INCREASED COSTS OF, TRANSPORTATION SERVICES COULD ADVERSELY AFFECT OUR PROFITABILITY.

     The coal industry depends on rail, barge and trucking transportation to deliver shipments of coal to customers, and transportation costs are a significant component of the total cost of supplying coal. Disruptions of these transportation services could temporarily impair our ability to supply coal to our customers and thus reduce our revenues. In addition, increases in transportation costs associated with our coal, or increases in our transportation costs relative to transportation costs for coal produced by our competitors or of other fuels, could adversely affect our business and profitability by reducing our margins and causing us to lose customers to such competitors.

WE FACE NUMEROUS UNCERTAINTIES IN ESTIMATING OUR ECONOMICALLY RECOVERABLE COAL RESERVES, AND INACCURACIES IN OUR ESTIMATES COULD RESULT IN LOWER THAN EXPECTED REVENUES, HIGHER THAN EXPECTED COSTS OR DECREASED PROFITABILITY.

     We base our reserve information on geological data assembled and analyzed by our staff and outside consultants, which includes various engineers and geologists. The reserve estimates are periodically updated to reflect production of coal from the reserves and new drilling or other data received. There are numerous uncertainties inherent in estimating quantities of recoverable reserves, including many factors beyond our control. Estimates of economically recoverable coal reserves and net cash flows necessarily depend upon a number of variable factors and assumptions, such as geological and mining conditions which may not be fully identified by available exploration data or which may differ from experience in current operations, historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning coal prices, operating costs, severance and excise tax, development costs and reclamation costs, all of which may vary considerably from actual results.

     For these reasons, estimates of the economically recoverable quantities attributable to any particular group of properties, classifications of reserves based on risk of recovery and estimates of net cash flows expected from particular reserves prepared by different engineers or by the same engineers at different times may vary substantially. Actual coal tonnage recovered from identified reserve areas or properties may vary materially from estimates, which could significantly increase our costs and reduce revenues.

DEFECTS IN TITLE OR LOSS OF ANY  LEASEHOLD  INTERESTS  IN OUR  PROPERTIES  COULD
LIMIT  OUR  ABILITY  TO  MINE  THESE   PROPERTIES   OR  RESULT  IN   SIGNIFICANT
UNANTICIPATED COSTS.

     We conduct our mining operations on properties that we lease. The loss of any lease would cause us to lose revenue related to our ability to mine the associated reserves. Because title to most of our leased properties and mineral rights is not usually verified until we make a commitment to develop a property, which may not occur until after we have obtained necessary permits and completed exploration of the property, our right to mine some of our reserves has in the past, and may again in the future, be lost if defects in title or boundaries exist. In order to obtain leases or mining contracts to conduct our mining operations on property where these defects exist, we have had to, and may in the future have to, incur unanticipated costs. In addition, we may not be able to successfully negotiate new leases or mining contracts for properties containing additional reserves, or maintain our leasehold interests in properties where we have not commenced mining operations during the term of the lease.

ACQUISITIONS THAT WE MAY UNDERTAKE WOULD INVOLVE A NUMBER OF INHERENT RISKS, ANY OF WHICH COULD CAUSE US NOT TO REALIZE THE BENEFITS ANTICIPATED TO RESULT.

     We continually seek to expand our operations and coal reserves through acquisitions of businesses and assets, including leases of coal reserves. Acquisition transactions involve various inherent risks, such as:

     o uncertainties in assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition or other transaction candidates;
     o    the potential loss of key personnel of an acquired business;
     o the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;
     o problems that could arise from the integration of the acquired business;
     o unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale; and
     o    unexpected development costs that adversely affect our profitability.

     Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets.

THE FOLLOWING RISKS RELATE PRINCIPALLY TO OUR COMMON STOCK AND ITS MARKET VALUE:

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAKES IT DIFFICULT FOR INVESTORS TO ENGAGE IN TRANSACTIONS IN OUR SECURITIES.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "CEIW.OB." There is a limited trading market for our common stock. If public trading of our common stock does not increase, a liquid markets will not develop for our common stock. The potential effects of this include difficulties for the holders of our common stock to sell our common stock at prices they find attractive. If liquidity in the market for our common stock does not increase, investors in our business may never realize a profit on their investment.

OUR STOCK PRICE IS VOLATILE WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL OUR SECURITIES FOR A PROFIT.

     The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

     o technological innovations or new products and services by us or our competitors;
     o    additions or departures of key personnel;
     o    sales of our common stock
     o    our  ability  to  integrate  operations,   technology,   products  and
          services;
     o    our ability to execute our business plan;
     o    operating results below expectations;
     o    loss of any strategic relationship;
     o    industry developments;
     o    economic and other external factors; and
     o    period-to-period fluctuations in our financial results.

     Because we have a limited operating history with little revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

     In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

OUR COMMON STOCK IS DEEMED A "PENNY STOCK" UNDER THE RULES OF THE SEC, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME.

     Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

     If our shareholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. As of April 3, 2006, approximately 7,577,000 shares of our restricted common stock are eligible for sale pursuant to Rule 144. In addition, the 35,081,996 shares of common stock offered pursuant to this prospectus will be freely tradable upon effectiveness of the registration statement.

                           FORWARD-LOOKING STATEMENTS

     We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our shareholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors on which such statements are based are assumptions concerning uncertainties associated with product development, the risk that we will not obtain approval to market our products, the risk that our technology will not gain market acceptance, our ability to obtain additional financing, our ability to attract and retain key employees, our ability to protect intellectual property, and our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry.

                               RECENT DEVELOPMENTS

Liquidity and Capital Resources

January 13, 2006 Private Placement

     On January 13, 2006, we sold approximately $6.24 million principal amount of 8% senior secured convertible notes due June 30, 2008 to 18 accredited investors. In connection with the sale of the 8% senior secured convertible notes, we issued investors warrants to purchase an aggregate of approximately
3.3 million shares of common stock, calculated as 50% of each investor's subscription amount divided by $0.90. Of the $6.24 million principal amount of 8% senior secured convertible notes, we received gross proceeds of $3.4 million. The remaining approximate $2.84 million principal amount of 8% senior secured convertible notes was paid by investors as follows: (a) $1.8 million was paid by the cancellation of promissory notes sold by us on September 23, 2005; (b) $102,000 represents a management fee owed to the lead investor, Gryphon Master Fund, L.P.; (c) $586,000 represents interest accrued on our 6% senior secured convertible notes sold February 24, 2005 and pursuant to certain Additional Investment Rights sold February 24, 2005; and (d) $352,000 represents $352,000 of placement agent fees in connection with the sale of the 8% senior secured convertible notes.

     The 8% senior secured convertible notes have a final maturity date of June 30, 2008, accrue interest at the rate of 8% per annum, are secured by all of our properties and assets and the properties and assets of each of our subsidiaries, and are guaranteed by each of our subsidiaries. The 8% senior secured convertible notes rank pari passu with our outstanding 6% senior secured convertible notes. Interest may be paid either in cash or with shares of common stock in our sole discretion. Holders of the 8% senior secured convertible notes have the right to convert the outstanding principal amount into shares of our common stock from time to time based on a conversion price of $0.90, subject to adjustment. Beginning July 1, 2006, on the first day of each month we are required to redeem 1/24th of the outstanding principal of the 8% senior secured convertible notes (the "Monthly Redemption Amount"). If the transaction is registered on an effective registration statement and certain other conditions are satisfied, we may pay the Monthly Redemption Amount with shares of common stock based on a conversion price equal to the lesser of (a) the then conversion price and (b) 80% of the daily volume weighted average price of the common stock for the 10 consecutive trading days prior to the applicable monthly redemption date. In the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million, the conversion price of the 8% senior secured convertible notes will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006. In addition, if we issue or commit to issue or distribute new securities at a price per share less than the current market price or the current conversion price, then the conversion price will be adjusted to reflect such lower price. The conversion price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

     The warrants issued in connection with the 8% senior secured convertible notes have an exercise price of $0.90 per share and are exercisable until January 14, 2011. Holders may exercise the warrants on a cashless basis after the first anniversary of the initial issuance date and then only in the event that a registration statement covering the resale of the warrant shares is not then effective. In the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million, the exercise price of the warrants will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006. In addition, if we issue or commit to issue or distribute new securities at a price per share less than the current market price or the current exercise price, then the exercise price will be adjusted to reflect such lower price. The exercise price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

     The investors have agreed to restrict their ability to convert the 8% senior secured convertible notes and exercise the warrants such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

     We agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the 8% senior secured convertible notes and related warrants on or before February 12, 2006 and cause such registration statement to be declared effective no later than May 31, 2006.

Forbearance Agreement

     On January 13, 2006, we entered into a forbearance agreement with the holders of our 6% senior secured convertible notes. In connection with the January 13, 2006 private placement described above, holders of the 6% senior secured convertible notes waived certain events of default (the "Existing Defaults") by us including: (a) our failure to pay accrued but unpaid interest on the 6% senior secured convertible notes when due; (2) our failure to comply with certain negative and financial covenants of the securities purchase agreement dated February 22, 2005; (3) our failure to comply with certain registration requirements of the registration rights agreement dated February 24, 2005; and (4) our failure to comply with certain other provisions of the 6% senior secured convertible notes, the February 22, 2005 securities purchase agreement and the February 24, 2005 registration rights agreement to the extent that completion of the January 13, 2006 private placement may cause any processing delay of our prior registration statement (SEC File No. 333-127261) with the SEC.

     In connection with the forbearance agreement, we agreed to release and discharge each of the parties thereto and each of their affiliates from any and all claims that we have or ever had against such parties through January 13, 2006. Solely for the purpose of completing the January 13, 2006 private placement, the parties waived the anti-dilution provisions of the 6% senior secured convertible notes and the related warrants, any existing rights associated with Additional Investment Rights and the right to liquidated damages and other remedies under the February 24, 2005 registration rights agreement. The parties also agreed to forbear from enforcing certain remedies as a result of the Existing Defaults through December 30, 2005.

     Pursuant to the terms of the forbearance agreement, the following substantive amendments were made to the February 22, 2005 securities purchase agreement, the 6% senior secured convertible notes, the related warrants and the February 24, 2005 registration rights agreement:

     o The minimum EBITDA financial covenants required by the February 22, 2005 securities purchase agreement through March 31, 2006 were deleted.
     o The maximum capital expenditures required by the February 22, 2005 securities purchase agreement were deleted in their entirety.
     o The minimum cash level requirements of the February 22, 2005 securities purchase agreement through June 30, 3006 were deleted.
     o The minimum cash level requirement of the February 22, 2005 securities purchase agreement for the period from July 1, 2006 through September 30, 2006 was changed from $2 million to $1 million.
     o The definition of "Conversion Price" in the 6% senior secured convertible notes and "Exercise Price" in the related warrants was changed from $1.70 to $0.90.
     o The interest requirement of the 6% senior secured convertible notes was changed to require interest payments beginning July 1, 2006.
     o A provision was added to the 6% senior secured convertible notes and the related warrants requiring an adjustment to the conversion price and exercise price in the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million. In such event, the conversion price and exercise price will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006.
     o A provision was added to the 6% senior secured convertible notes amd the related warrants requiring an adjustment to the conversion price and exercise price in the event we issue or commits to issue or distribute new securities at a price per share less than the current conversion or exercise price.
     o The "Events of Default" provision of the 6% senior secured convertible notes was amended replacing the event of default for failure to have an effective registration statement within 270 days of the closing date with an event of default for failure to have an effective registration statement within 270 days of the closing date for the January 13, 2006 private placement.
     o An event of default was added to the 6% senior secured convertible notes for a breach of any of our representations, warranties or covenants contained in any agreement or document executed in connection with the January 13, 2006 private placement.
     o The required filing date and earliest required effectiveness date of the February 24, 2005 registration rights agreement was changed to February 12, 2006 and May 31, 2006, respectively.

     Notwithstanding the availability of Rule 144, each investor agreed not to sell, offer or otherwise transfer any shares of our common stock beneficially owned by them until the earlier of: (a) May 31, 2006 or (b) the date the required registration statement is declared effective by the SEC.

     The parties also entered into an amended and restated security agreement reflecting the pari passu nature of the 6% senior secured convertible notes with the 8% senior secured convertible notes.

     In lieu of cash payment of accrued but unpaid interest due pursuant to the 8% senior secured convertible notes, we issued holders 8% senior secured convertible notes and warrants pursuant to the terms of the January 13, 2006 private placement.

     In addition, the Company issued promissory notes to holders of the 6% senior secured convertible notes in the aggregate principal amount of $2,640,000 which represents liquidated damages which had accrued and is payable pursuant to the February 24, 2005 registration rights agreement. The promissory notes bear interest at the rate of 3% per annum, compounded annually. The full amount of principal and interest is due on June 30, 2008. Our obligations pursuant to the promissory notes are secured by all of our properties and assets and the properties and assets of each of our subsidiaries pari passu with the 6% senior secured convertible notes and 8% senior secured convertible notes.

     As additional incentive to enter into the forbearance agreement, we issued certain 6% note holders who acquired their 6% senior secured convertible notes pursuant to exercise of Additional Investment Rights additional warrants to purchase an aggregate of 1,723,857 shares of common stock calculated pursuant to the following formula: X = [(Y/$0.90) * (0.50 - Z)], where: X = the number of shares of common stock underlying the warrant certificate; Y = the stated aggregate principal amount of all 6% senior secured convertible notes; and Z = the number of shares of common stock underlying all warrants issued to such party in connection with the 6% senior secured convertible notes. The additional warrants issued have identical terms to the warrants sold by us pursuant to the January 13, 2006 private placement.

Other Agreements Executed in Connection with the January 13, 2006 Private Placement

     Also in connection with the January 13, 2006 private placement:

     (a) we secured a directors and officers liability insurance policy which provides $10,000,000 of total coverage;

     (b) each of our then-current officers and directors entered into an agreement to vote all shares of common stock owned by them to increase our authorized shares of common stock from 50 million shares to 100 million shares;

     (c) each of our then-current officers and directors entered into an agreement to vote for Timothy M. Stobaugh, Robert Chmiel, Jesse Shelmire and Scott Griffith as additional directors and for a fifth additional director designated by Gryphon Master Fund, L.P. within 60 days of closing;

     (d) each of our officers and directors entered into lock-up agreements agreeing not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of common stock or other of our equity securities for the period ending on January 13, 2007;

     (e) our subsidiary Eastern Consolidated Energy, Inc. entered into an agreement with Kentucky Energy Consultants, Inc. whereby Kentucky Energy Consultants, Inc. agreed to: (i) change its coal sales commission to 2.5% of the gross sales price received by Eastern Consolidated Energy, Inc. on any purchase orders and/or contracts on either spot or contract arrangements, and (ii) forfeit its coal sales commission of 2.5% of gross revenues less trucking costs until such time that we reach $20 million in aggregate EBITDA production;

     (f) our subsidiary Eastern Consolidated Energy, Inc. entered into an agreement with New River Energy Sales Company, Inc. whereby, among other things, New River Energy Sales Company, Inc. agreed to reduce its coal sales commission from 5% to 2.5% of gross coal sales until such time that we reach $20 million in aggregate EBITDA production;

     (g) together with our subsidiary CEI Holdings, Inc., we entered into an agreement with Saudi American Minerals, Inc. whereby, among other things: (i) the parties terminated that certain Agreement and Plan of Acquisition and Merger dated May 30, 2003 and all subsequent amendments to such agreement; and (ii) we agreed to pay $750,000 cash and issue 3,000,000 shares of common stock to Saudi American Minerals, Inc. in exchange for the assignment by Saudi American Minerals, Inc. of a 25% interest in its patented clean coal technology (Patent No. 6,447,559) including any subsequent improvements thereto; and

     (h) we entered into a consulting agreement with RC Financial Group, LLC, pursuant to which Robert Chmiel was retained as a non-exclusive financial advisor for a term of 24 months in exchange for the following compensation: (i) $17,500 each month from January 1, 2006 through June 30, 2006; (ii) $12,500 each month thereafter; and (iii) issuance of a warrant to purchase 150,000 shares of common stock with an exercise price of $0.90 per share and an expiration date of December 31, 2011.

Operational Developments

     We have experienced unanticipated delays and considerable additional expenses in connection with our mine development activities. The agreements described above were necessary due to a series of events as described below.

     The Pond Creek mine development which began in late February 2005, involved a ventilation development plan and a slope development plan. The ventilation development plan called for increasing the height of the existing Alma mine intake and return air entries along with the connecting corridors. The planned increase was from approximately 40 inches in height to approximately 108 inches in height. This increase in height was scheduled for 1100 feet in both corridors and the connecting corridors. Management initially estimated that the overall plan would require 90 days to complete.

     However, in late April 2005, the ventilation development crew, while developing the ventilation improvement plan, encountered a geological fault after completing approximately 1000 feet of both the fresh and return air corridors. The condition threatened the ongoing useful life of the Alma mine. Management decided in early May 2005 that it was imperative that we mitigate the negative affects of the geological fault in order to secure the coal reserves contained in the Alma coal seam. As a result of the necessary development changes, management redesigned the actual slope portion of the project to allow the slopes to be relocated approximately 100 feet away from the geological fault. The slope construction portion of the project was re-engaged and in February 2006 the three slopes had been advanced to the Pond Creek coal seam. This corrective action began in early May and cost approximately $3.5 million to address.

     In the third week of July 2005, a more detailed review of the existing Alma seam was conducted by the Mine Safety and Health Administration. As a result of the review, it was strongly recommended that we re-secure approximately 9,600 feet of roof in a portion of the mine that had been mined by a previous mine owner/operator. Management immediately directed a full time crew with the appropriate equipment to address the concerns offered by the regulatory agency. This project was completed during the first quarter of 2006 at an estimated cost of approximately $2 million.

     The wash plant construction project was initiated in mid March 2005. The initial plan provided for a certain location and equipment type. However, during the rework of the Pond Creek project, management negotiated to have a significant amount of Alma coal washed by third parties. Management sought to have this product washed in order to verify earlier laboratory reports. Information obtained during this process indicated that we could potentially realize greater profits from the washed coal if some adjustments were made to the initial wash plant plans. In early June 2005, management determined to change the design, final location, and overall size of the proposed wash plant to accommodate this new information. As a result of these changes, the overall budgeted cost of the wash plant was increased by approximately 12.5% (from $4 million to $4.5 million) and delayed completion of the wash plant. The wash plant became operational in early April 2006 and we have begun processing coal at the wash plant. Although the wash plant is operational, the contractor hired to complete the wash plant has not completed certain aspects of the project that management feels are necessary for the wash plant to operate at full capacity.

     The events described above have caused delays and increased development costs significantly. As a result, management, in January 2006, obtained the additional financing described above in order to (1) sustain operations and (2) complete mine development and construction of the coal washing plant.

     In addition to the increased costs, the delay in full scale production has caused us to miss our delivery deadlines for supplying coal pursuant to the two contracts we signed with American Electric Power. The first contract called for 36 months of delivery of 40,000 tons of coal per month to Kentucky Power Company beginning as early as March 2005. That contract was amended to allow us to begin shipping under the contract in April 2006. The second contract called for delivery of approximately 50,000 tons per month beginning in July 2005 through December 2005 and 50,000 tons per month from January 2006 through June 2006 to Ohio Valley Electric Corporation's Kyger Creek Plant in Cheshire, Ohio. On this second contract, we have arranged for an unrelated third party, New River Energy, LLC, to supply and deliver up to 40,000 tons of coal per month as an alternative supplier through December 2005. The supply agreement with New River Energy, LLC is oral. For this alternative supply, we have agreed to pay New River Energy, LLC up to $2 per ton of delivered coal, payable in stock or cash at our option. New River Energy, LLC began supplying coal pursuant to this oral agreement to the Kyger Creek Plant in July 2005 and has shipped approximately 138,000 tons through the end of December 2005. We are scheduled to begin supplying coal under the second contact with coal mined from the Alma coal seam as early as mid April 2006.

Weakness in Disclosure Controls and Procedures

     Our independent auditors issued a letter to the audit committee of our board of directors and our management in which they identified certain matters that they consider to constitute a material weakness in the design and operation of our internal controls as of December 31, 2004. The five matters described below resulted in incorrect reporting in our financial statements.

          1. During the year ended December 31, 2004, a bank account was maintained by an individual who is not an officer, employee or director. The transactions for this account were not properly reflected on our books and records. We have since revised our banking practices to ensure that the books and records will be properly maintained to reflect all transactions in a timely fashion. All bank accounts are currently maintained by authorized officers of the corporation.

          2. During the year ended December 31, 2004, equipment purchases were authorized by an individual who is not an officer, employee or director, without prior approval by an officer or the board of directors. We have since revised our authorization procedures to require prior approval of purchases by an authorized officer up to $5,000, and by the board of directors above that amount. Such purchases will be supported by documentation from the vendor.

          3. Since inception, we have had transactions with related parties and/or common shareholders, including the issuance of common stock for the assignment of coal leases. We initially assigned a market value to the common stock issued based on the potential value of the reserves covered by the leases without regard to the historical cost basis to the related parties or shareholders. Our auditors believed that the historical cost basis as determined under GAAP is the appropriate valuation method for all such transactions unless the fair value of the stock issued or assets acquired is objectively measurable and the transferor's stock ownership following the transaction is not so significant that the transferor retains a substantial indirect interest in the assets as a result of stock ownership in the Company. We originally accepted the conclusions of our auditor and booked the transaction at historical costs. Based on comments from the SEC, we subsequently changed our accounting for these transactions to the "market value" methodology, which caused us to restate our financial statements for the year ended December 31, 2004 and the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. We intend to use the market valuation method on any similar transactions in the future.

          4. Since inception, we have issued common stock for services rendered to us. The valuation of this stock has been inconsistent and not necessarily related to the stock's market price. We will henceforth value such issuances based on the listed closing price of the stock on the date we agree to issue such stock without any discount or adjustment.

          5. We have received cash advances from individuals based on future promises to repay the cash advances based on coal mined from our Warfield lease. We recorded these advances as loans (notes payable) instead of the sale of mineral interests. Henceforth, we will review any such transactions in detail to ascertain the appropriate accounting treatment.

     As of December 31, 2005 we believe we have addressed and remediated each of the above material weaknesses through enhanced supervisory review and improvements in our internal accounting processes and procedures. If other material weaknesses in our internal controls arise, it is possible that a material misstatement of our annual or interim financial statements will not be prevented or detected. Any failure in preventing or detecting a material misstatement of our annual or interim financial results could have a material adverse effect on our stock price and on our results of operations.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the conversion of the 6% senior secured convertible notes, the conversion of the 8% senior secured convertible notes or the sale of the common stock. We will, however, receive proceeds from the exercise of our common stock purchase warrants if such warrants are exercised for cash. We currently have a total of 9,046,694 warrants outstanding with an issue date of January 13, 2006 and an exercise price of $0.90 each. If all warrants were exercised for cash, we would receive cash proceeds totaling $8,142,025. We would use any such proceeds received to accelerate the development of coal seams located on the properties currently under lease.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with our consolidated financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties. References in this section to the "Company," "we," "us," and "our" refer to Consolidated Energy, Inc. together with its consolidated operating subsidiaries.

OVERVIEW

     Consolidated Energy, Inc. engages principally in the business of mining coal in Eastern Kentucky. Our business focus is the operation of profitable coal mines conducted through our wholly-owned coal mining subsidiary, Eastern Consolidated Energy, Inc. Through Eastern Consolidated Energy, Inc., which we refer to as "Eastern," we produce and market Appalachian coal, which is supplied to domestic electric utilities. Coal sales are made through the spot market and through long-term supply contracts. Over the next 6-12 months we expect all coal production to be sold solely through existing long-term contracts. If no other long-term contracts are executed, we anticipate selling any coal not covered by the existing contracts in the spot market.

     We have committed nearly 100% of our current anticipated overall run-rate to American Electric Power. We have two contracts with American Electric Power, one of which is a 36-month coal supply contract for 40,000 tons per month beginning March 2006. The second is a 12-month contract for approximately 50,000 tons per month, with a 24-month option. If American Electric Power exercises its option on the second contract, the two contracts combined will account for nearly 100% of our production capacity over the next three years and account for approximately 15% of our current recoverable reserves. If American Electric Power does not exercise its option on this contract, American Electric Power will account for approximately 70% of our production capacity for the first 12 months and approximately 9% of our current recoverable tonnage.

     We lease rights to mine approximately 8.8 million tons of proven and probable coal on the Alma coal seam and other seams above drainage in Martin County, Kentucky. In December 2004, we issued 700,000 shares of common stock, valued at approximately $1.1 million, to Eastern Land Development Company, Inc., a privately-held Kentucky corporation, which at the time of the transaction was a related party, and acquired the right to mine approximately 7.9 million tons of proven and probable coal located within the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams above and below drainage. We refer to this lease as the "Copley Lease." In February 2005, we issued 2,500,000 additional shares of common stock, valued at $4.9 million, to Eastern Land Development Company, Inc. and acquired the right to mine an additional approximately 26.0 million tons of proven and probable coal in the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams. We refer to this lease as the "Dempsey Heir Lease."

     The Alma seam lease provides access to mine the Alma seam using underground methods for an initial period of eighteen months and thereafter until we fail to mine the coal reserves, or we choose not to continue to mine the coal reserves, or until the coal reserves have been exhausted. This lease also gives us the right to access and mine by whatever mining method necessary for the extraction of coal all other seams "above drainage" on the leased property for an initial period of thirty-six months and thereafter until we fail to mine the coal reserves, or we choose not to continue to mine the coal reserves, or until the coal reserves have been exhausted. The Copley Lease and the Dempsey Heir Lease are for an initial period of thirty-six months and thereafter until we fail to mine the coal reserves, fail to pay the minimum royalty payments, or until we choose not to continue to mine the coal reserves, or until the coals reserves have been exhausted. The minimum royalty for the Alma seam lease is $12,000 annually, the minimum royalty for the Copley Lease is $10,000 annually, and the minimum royalty for the Dempsey Heir Lease is $12,000 annually. We sometimes refer to all of such mine seams as the "Martin County Property."

     The Coalburg, Richardson, and Broas seams are best mined by surface mining methods whereas the Pond Creek, Taylor and Alma seams are best mined by underground methods. Production from the Pond Creek seam commenced in early April 2006. Production from the Alma seam is expected in Mid April. Production from the other seams will be as follows - surface mine tonnage will commence as the permits are obtained and as the underground mining advances from under the surface reserves. Production on the Coalburg, Taylor, Richardson, and Broas seams could commence as early as the first quarter 2007.

     In June 2003, we entered into a definitive agreement with Saudi American Minerals, Inc. to acquire 100% ownership of that company with an effective date to coincide with an effective date of a Form S-4 registration statement. In connection with our January 13, 2006 private placement, we entered into an agreement with Saudi American Minerals, Inc. whereby, among other things: (i) the parties terminated the agreement to acquire 100% ownership of Saudi American Minerals, Inc.; and (ii) we agreed to pay $750,000 cash and issue 3,000,000 shares of common stock to Saudi American Minerals, Inc. in exchange for the assignment by Saudi American of a 25% interest in its patented clean coal technology (Patent No. 6,447,559) including any subsequent improvements thereto. The recent termination of the original agreement to acquire Saudi American Minerals, Inc. allows us to focus on our core coal business. After paying the $750,000 cash and issuing 3,000,000 shares of common stock to Saudi American Minerals, Inc., the new purchase agreement will allow us to share in 25% of any and all revenues associated with the clean coal technology. We are not obligated to invest any additional time or money in development or promotional costs of the clean coal technology. We compensated Saudi American Minerals, Inc. for terminating the original agreement by extending to Saudi American Minerals, Inc., in its sole discretion, the exclusive right to terminate and declare null and void the alternative agreement until we make the required stock and cash payments. We are required to pay the $750,000 cash no later than July 31, 2007 and we must issue the 3,000,000 shares of common stock within 20 days after we increase the number of our authorized shares of common stock from 50,000,000 to 100,000,000 shares, which we plan to present for shareholder vote during the second quarter of 2006.

     For the year ended December 31, 2005, $2.048 million of the Company's $2.053 million revenues were derived from coal sales. The remaining $4,600 was derived from oil and gas sales.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

     The discussion and analysis of the Company's financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to computing depreciation, depletion, amortization, accretion, reclamation liability, asset impairment, valuation of non-cash transactions, and recovery of receivables. Estimates are then based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company's use of estimates, however, is limited, as it has adequate time to process and record actual results from operations.

     The Company believes its most critical accounting policies include revenue recognition, the corresponding accounts receivable and the methods of estimating depletion and reclamation expense of actual mining operations in relation to estimated total mineable tonnage on its leased properties. The Company believes the following accounting policies affect its more significant judgments and estimates used in preparation of the consolidated financial statements.

     Revenue Recognition. Under SEC Staff Accounting Bulletin No. 104, "Revenue Recognition," the Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured.

     Mined Coal. In the case of mined coal which is sold, the Company negotiates a specific sales contract with each customer, which includes a fixed price per ton, a delivery schedule, and terms for payment. The Company recognizes revenue from sales made pursuant to these contracts at the time of delivery.

     Accounts Receivable. Accounts receivable balances are evaluated on a continual basis and allowances, if any, are provided for potentially uncollectible accounts based on management's estimate of the collectibility of customer accounts. If the financial condition of a customer were to deteriorate, resulting in an impairment of its ability to make payments, an additional allowance may be required. Allowance adjustments, if any, are charged to operations in the period in which the facts that give rise to the adjustments become known. To date, the Company has not had any customer whose payment was considered past due, and as such, has not recorded any reserves for doubtful collectibility.

     Asset Retirement Obligation. The Surface Mining Control and Reclamation Act of 1977 and similar state statutes require that mine properties be restored in accordance with specified standards and an approved reclamation plan. Significant reclamation activities include reclaiming refuse and slurry ponds, reclaiming the pit and support acreage at surface mines, and sealing portals at deep mines. Reclamation activities that are performed outside of the normal mining process are accounted for as asset retirement obligations in accordance with the provisions of Statement of Financial Accounting Standards, or SFAS, No. 143, "Accounting For Asset Retirement Obligations". The Company records its reclamation obligations on a mine-by-mine basis based upon current permit requirements and estimated reclamation obligations for such mines as determined by the Office of Surface Mining when the Company posts a predetermined amount of reclamation bonds prior to commencing mining operations. The Office of Surface Mining's estimates of disturbed acreage are determined based on approved mining plans and related engineering data. Cost estimates are based upon estimates approved by OSM based on historical costs. In accordance with SFAS No. 143, the Company determines the fair value of its asset retirement obligations using a discounted cash flow methodology based on a discount rate related to the rates of US treasury bonds with maturities similar to the expected life of a mine, adjusted for the Company's credit standing.

     On at least an annual basis, the Company reviews its entire reclamation liability and makes necessary adjustments for permit changes granted by state authorities, additional costs resulting from accelerated mine closures, and revisions to cost estimates and productivity assumptions, to reflect current experience. At December 31, 2005, the Company had recorded asset retirement obligation liabilities of approximately $34,630. While the precise amount of these future costs cannot be determined with certainty, as of December 31, 2005, the Company estimates that the aggregate undiscounted cost of final mine closure is approximately $60,000.

     Beneficial Conversion Feature of Debt and Preferred Stock. In accordance with Emerging Issues Task Force No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company recognizes the value of conversion rights attached to convertible debt and equity instruments. These rights give the instrument holder the immediate ability to convert debt or preferred equity into common stock at a price per share that is less than the trading price of the common stock to the public. The beneficial value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and related accruing interest or preferred stock and is recorded as a discount to the related debt or constructive dividend to preferred stockholders and an addition to additional paid-in capital. The debt discount is amortized and recorded as interest expense over the remaining outstanding period of related debt.

RECENT ACCOUNTING PRONOUNCEMENTS

     See Note 2 of the accompanying consolidated financial statements for the year ended December 31, 2005 for a full description of recent accounting pronouncements including the respective expected dates of adoption and effects on results of operations and financial condition.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2004

     Revenues were down for the twelve month period ended December 31, 2005 compared to the prior year period because management suspended mining operations in February 2005 and began slope construction and other preparations to mine an additional coal seam in the Company's Martin County Property. Mining operations resumed on a limited basis in June 2005 to allow management to make several mining and coal quality evaluations and assessments. After management obtained the coal quality information in June, all mining operations were suspended or reduced to mine development until such time as the wash facility is completed and ready to process coal. The implications and significance of suspending operations in February included diminished revenues and increased expenses. Slope construction is complete and the Pond Creek seam is currently being developed. Coal from the Pond Creek seam is scheduled to ship to AEP as early as the end of March 2006. Roof rehabilitation in the Alma seam is progressing as manpower is available. The Company has substantially completed the construction of a coal washing plant at the Martin County Property in order to further enhance the quality and sales value of the mined coal. The Company expects to begin washing coal in late March 2006. The Alma seam is scheduled to engage two production shifts per day as soon as the Alma roof rehabilitation project and the Martin County washing facility is complete and ready to process coal. Management anticipates that production from the Alma and Pond Creek coal seams should be sufficient to allow the Company to earn a profit from operations.

     For the year ended December 31, 2005, the Company had revenues of $2,052,748. Costs and expenses totaled $9,798,241 for a net loss of $7,745,493, or $0.56 per share. For the year ended December 31, 2004, the Company had revenues of $2,746,983. Costs and expenses totaled $9,160,883 for net loss of $6,413,900 or $0.67 per share. The approximate $700,000 decrease in revenue for the year ended December 31, 2005 compared to the year ended December 31, 2004 was attributable to the reduction in coal production as a result of the Company's decision to suspend mining operations as it sought to raise additional funds, and once funds were raised, to spend such funds on the construction of mine ventilation and slopes from the Alma seam to the Pond Creek seam, as well as commence construction of a wash plant.

     For the year ended December 31, 2005, the cost of revenue was approximately $3.27 million and consisted primarily of salary, benefits, worker's compensation and other compensation costs directly attributable to the employment of miners of approximately $1.08 million, and direct costs paid to third party vendors whose goods and services were directly used in producing coal inventory, which primarily included coal purchases of approximately $403,000, coal washing costs of approximately $55,000, equipment leases and maintenance expenses of $11,500, transportation costs of approximately $200,000, and royalties and taxes of approximately $360,000. For the year ended December 31, 2004, the cost of revenue was approximately $3.73 million and consisted primarily of salary, benefits, worker's compensation and other compensation costs directly attributable to the employment of miners of approximately $1.40 million, and direct costs paid to third party vendors whose goods and services were directly used in producing coal inventory, which primarily included equipment leases and maintenance expenses of approximately $111,000, transportation costs of approximately $270,000, and royalties and taxes of approximately $704,000.

     Operating expenses for the year ended December 31, 2005 were $3,105,265 compared to operating expense of $4,205,518 for the year ended December 31, 2004. This approximately $1.1 million decrease was mainly attributable to an approximately $2.66 million decrease in consulting fees from $3,134,800 in 2004 to $476,559 in 2005, and an approximately $390,000 decrease in legal and professional fees from $448,086 in 2004 to 56,435 in 2005. These operating expense decreases were mainly offset by an approximate $1.13 million increase in salaries and related expenses as the Company transitioned from using consultants to full time and part time employees to handle the Company's business.

RESTATEMENT OF 2004 AND 2005 BALANCES

     During the year ended December 31, 2004 the Company issued 700,000 shares of its common stock to certain controlling shareholders for the Copley coal lease. The 700,000 shares of stock were valued and originally booked at par value of $700 which approximated the cost basis of the Copley lease in the hands of the controlling shareholders. In November 2005 the Company discovered the error and amended its financial statements to record the 700,000 shares of stock at fair market value of $1,085,000 which represents the closing quoted market value of its stock on the date of acquisition. As summarized below, the restatement only affected the value of certain balance sheet items and, accordingly did not result in a change to earnings.

     The following sets forth the balance sheet items affected by these changes:

                                                   As                                       As
                                                Reported           Restatement           Restated
                                               12/31/2004          Adjustment           12/31/2004
                                               -----------        ------------         ------------
Coal Leases, Net of Amortization               $    98,157        $  1,084,300         $  1,182,457
Additional Paid-in-Capital                     $ 3,686,035        $  1,084,300         $  4,770,335

     Also, on January 3, 2005, the Company issued 2,500,000 shares of its common stock to certain controlling shareholders for additional coal seams on the Dempsey Lease. The 2,500,000 shares of stock were valued and originally booked at par value of $2,500 which approximated the cost basis of the Lease in the hands of the controlling shareholders. In November 2005, the Company discovered the error and the correction is reflected in the Company's financial statements for the fiscal year ended December 31, 2005 which reflect the 2,500,000 shares of stock at fair market value of $4,875,000 which represents the closing quoted market value of its stock on the date of acquisition. As summarized below, the restatement only affected the value of certain balance sheet items and, accordingly did not result in a change to earnings.

     The following sets forth the balance sheet items affected by these changes:

                                                   As                                       As
                                                Reported           Restatement           Restated
                                                3/31/05            Adjustment            3/31/05
                                               -----------        -----------          ------------
Coal Leases, Net of Amortization               $ 1,343,266        $  5,956,800         $  7,300,066
Additional Paid-in-Capital                     $ 8,315,536        $  5,956,800         $ 14,272,336

                                                   As                                       As
                                                Reported           Restatement           Restated
                                                6/30/05            Adjustment            6/30/05
                                               -----------        -----------          ------------
Coal Leases, Net of Amortization               $ 3,253,462        $  5,956,800         $  9,210,262
Additional Paid-in-Capital                     $ 9,375,487        $  5,956,800         $ 15,332,287

                                                   As                                       As
                                                Reported           Restatement           Restated
                                                9/30/05            Adjustment            9/30/05
                                               -----------        -----------          ------------
Coal Leases, Net of Amortization               $ 6,020,708        $  5,956,800         $ 11,977,508
Additional Paid-in-Capital                     $10,457,704        $  5,956,800         $ 16,414,504

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 2005, the Company had cash and cash equivalents of approximately $1,000. As of December 31, 2005, the Company had negative working capital of approximately $13.56 million. The Company expects a significant use of cash during calendar 2006 as it continues to expand its coal mining operations. The Company anticipates the need to acquire additional assets and/or mining operations, and may be required to raise additional funds by issuing additional equity or debt securities, the amount and timing of which will depend in large part on the Company's spending program. In March 2006, the Company entered into a Memorandum of Understanding for a Line of Credit with Community Trust Bank, Inc., Pikeville, KY pursuant to which the Company may borrow 80% of its accounts receivable, up to $5 million. The Company will be required to make monthly payments of interest-only, calculated by multiplying the then principal balance outstanding by an interest rate determined to be the Prime Rate plus 1%. Approval from all of the Company's outstanding note holders is required prior to this Line being implemented. The Company expects to receive such approval.

     To date, the Company has funded operations primarily through the issuance of notes payable and convertible debentures. The Company also issued stock for services in lieu of cash. In September and November 2005, the Company obtained $1.8 million bridge loan. This allowed the Company to continue operating through the middle of January 2006. Subsequently, the Company was able to secure additional financing with terms agreeable to the Bridge Note holders which transferred the bridge note into the additional funding, the material terms of which are described above in the section titled Recent Developments. The Company's management believes the Company now has enough cash to continue operations through the end of April 2006 with no further influx of cash. However, now that the Company has re-commenced selling coal, it expects to generate adequate cash flow from coal sales, leveraging its ability to borrow cash from working capital needs from the Line of Credit with Community Trust Bank, Inc. As further described under "Operational Developments" beginning on page 14 of this prospectus, the Company's wash plant became operational in early April 2006 and we have begun processing coal at the wash plant. Now that the wash plant is complete, the Company has re-commenced coal production in the Alma and Pond Creek seams and has commenced delivering coal pursuant to its sales contract with AEP. The Company soon expects to begin generating cash through its receivables leveraging agreement described above. The Company estimates that once its monthly production exceeds 30,000 tons per month, which the Company expects to occur in May 2006, cash flow generated from operations will be sufficient for it to operate without any additional outside sources of capital. However, the Company expects to raise additional capital in order to expand its operations, with a goal to produce approximately 100,000 tons per month, subject to available of capital at terms favorable to the Company.

     The Company has not established revenues sufficient to cover the Company's operating costs, and, accordingly, the report of the Company's auditor at December 31, 2005 contains a statement that there is substantial doubt about its ability to continue as a going concern. At this filing date, the Company believes it has sufficient capital to complete mine development, complete the wash plant, and upgrade the equipment necessary to substantially increase the production capability of the Alma seam, however, the Company is seeking additional financing to maintain operations until the planned production is fully implemented. If additional funds are raised through the issuance of equity securities, the current stockholders may experience dilution. Furthermore, there can be no assurance that additional financings will be available when needed or that if available, such financings will include terms favorable to the Company's stockholders. If such financings are not available when required or are not available on acceptable terms, the Company may be unable to take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. If such funding is received and the Company successfully completes the planned increase in production, management believes the Company will have adequate resources for operations for the next twelve months. If such funding is not received, the Company may be forced to suspend or cease operations.

Non-Cash Investing and Financing Activities

     During 2005 we entered into an agreement with Fairchild International pursuant to which our subsidiary our subsidiary Eastern Consolidated Energy, Inc. returned equipment previously purchased from Fairchild International in exchange for the release of $514,017 of notes payable and $75,000 in cash. As of the end of 2004 we had not received the $75,000 cash from Fairchild International, and therefore had a receivable on the books. In February 2005, we received the $75,000 payment from Fairchild International and reduced the accounts receivable.

Cash Flows

     The Company currently satisfies its working capital requirements through cash flows generated from the sale of notes payable and convertible debentures. For the twelve months ended December 31, 2005 the Company had a net decrease in cash of approximately $3,300. Cash flows from operating, financing and investing activities for the twelve months ended December 31, 2004 and December 31, 2005 are summarized in the following table:

                                       Twelve Months                Twelve Months
Activity                           Ended December 31, 2004     Ended December 31, 2005
Operating activities                      $    (883,164)             $   (2,488,532)
Investing activities:                        (1,075,132)                (12,377,183)
Financing activities                          1,956,372                  14,862,354
  Net increase (decrease) in cash         $      (1,924)             $       (3,361)

Operating Activities

     The net cash used in operating activities of approximately $2,488,532 during the twelve months ended December 31, 2005 was primarily the result of the net loss of approximately $7.75 million and increases in cash overdrafts of approximately $377,000 and prepaid and other assets of approximately $82,000 as the Company continued its development stage, partially offset by an increase in accounts payable and accrued liabilities of approximately $4.63 million and non-cash expenses of approximately $1.02 million. The non-cash expenses recorded during the period primarily included approximately $685,000 for depreciation and amortization and $270,000 of non-cash consulting and compensation expenses related to the issuance of common stock for services rendered.

     The net cash used in operating activities of approximately $883,000 during the twelve months ended December 31, 2004 was primarily the result of the net loss of approximately $6.41 million partially offset by an increase in accounts payable and accrued liabilities of approximately $3.09 million and non-cash expenses of approximately $2 million, of which $485,000 was the non-cash interest expense recorded related to the beneficial conversion feature of the convertible debentures, $265,000 for depreciation and amortization, and $1.25 million of non-cash consulting and compensation expenses related to the issuance of common stock for services rendered.

Investing Activities

     Approximately $12.48 million of the cash used in investing activities during the twelve months ended December 31, 2005 was due primarily to the purchase of approximately $4.86 million of property, plant and equipment, and $7.58 million pursuant to the capitalization of lease costs. To the extent that the Company makes additional asset acquisitions in 2006 similar to its investing activities in 2005, the Company will need to raise additional cash from outside sources. If additional funds are raised through the issuance of equity securities, the current stockholders may experience dilution. Furthermore, there can be no assurance that additional financings will be available when needed or that if available, such financings will include terms favorable to the Company's stockholders. If such financings are not available when required or are not available on acceptable terms, the Company may be unable to take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on its business, financial condition and results of operations.

     For the twelve months ended December 31, 2004, $1.07 million of cash used in investing activities resulted primarily from purchase of equipment.

Financing Activities during 2005

     On January 3, 2005, we issued 550,000 shares of our common stock for services rendered during the year that ended December 31, 2004.The value of the stock issued, $1,072,500 (which approximates the value quoted in the OTCBB) has been recorded as an expense in the year ended December 31, 2004, with a corresponding increase in accrued liabilities.

     On January 11, 2005, we closed a financing transaction for $2,500,000 in bridge financing to be used exclusively for the purchase of equipment and to fund expenditures for the consummation of mining activities at our Martin County Property. The financing consisted of a senior secured promissory note for the face amount of $2,500,000 with an interest rate of 9% per annum and a payment date (principal and interest) of March 31, 2005. Gryphon Master Fund, LP and GSSF Master Fund, LP, both Bermuda limited partnerships, are collectively the payees on the note. The note was repaid with the proceeds from our February 2005 financing.

     In consideration for the above note, we paid a commitment fee of $50,000 to the Gryphon Master Fund and GSSF Master Fund and a flat fee of $10,000 as reimbursement for fees and expenses incurred in connection with the negotiation, preparation and delivery of the note, all deducted from the proceeds of funding the note. As additional consideration, we issued to Gryphon Master Fund and GSSF Master Fund a warrant for the purchase of an aggregate of 514,706 shares of our common stock at an exercise price of $1.70 per share, exercisable for five years. The warrant also contains so-called "piggyback" registration provisions under which the warrant holder may request that the shares underlying the warrant be included in a registration with respect to an offering of our securities.

     In addition to the above fees and warrants, we paid Stonegate Securities, Inc., a Texas corporation, which we refer to as Stonegate, a total of $200,000 cash and issued warrants for the purchase of an aggregate of 51,470 shares of our common stock on the same terms as the warrants issued to Gryphon Master Fund and GSSF Master Fund. The warrant issuances were in the form of a warrant issued to Scott R. Griffith and a warrant issued to Jesse B. Shelmire IV, each for the purchase of 25,735 shares. The cash paid and warrants issued were per the terms of a non-exclusive Placement Agency Agreement between us and Stonegate (filed as an exhibit to our Current Report on Form 8-K dated January 11, 2005).

     On February 24, 2005, we entered into a financing transaction for aggregate gross proceeds of $7,000,000, with additional investment rights of up to an additional $7,000,000, such financing to be used for the purchase of equipment and to fund expenditures for the consummation of mining activities at our Warfield Mine. The financing is in the form of 6% senior secured convertible notes for an aggregate total face amount of $7,000,000 and a term of three years. The 6% senior secured notes may be converted to common stock at a conversion price of $1.70 per share. Holders of such notes are Gryphon Master Fund, L.P., GSSF Master Fund, LP, Lonestar Partners, L.P., WS Opportunity International Fund, Ltd., WS Opportunity Fund (QP), L.P., WS Opportunity Fund, L.P., Renaissance US Growth Investment Trust PLC, and BFS US Special Opportunities Trust PLC. As additional consideration, we issued to each of such holders warrants for the purchase of an aggregate of 3,242,647 shares of our common stock at an exercise price of $1.70 per share, exercisable for five years. The conversion price of such notes, and the exercise price of such warrants, are subject to certain normal and customary anti-dilution adjustment provisions and also include a one-time reset date provision with a floor price of $1.00 per share.

     In February 2005, simultaneous with the closing of the 6% senior secured convertible note offering, we used approximately $2,527,000 of the proceeds to repay the January 2005 bridge loan (principal and interest) from Gryphon Master Fund and GSSF Master Fund. We also paid a flat fee of $30,000 to Gryphon Master Fund and GSSF Master Fund as reimbursement for fees and expenses incurred in connection with the negotiation, preparation and delivery of the 6% senior secured convertible notes and related investment documents. In addition to the fees related to the issuance of the 6% senior secured convertible notes, we paid Stonegate a total of $340,000 cash and issued warrants for the purchase of an aggregate of 617,647 shares of common stock on the same terms as the warrants issued to the purchasers of the 6% senior secured convertible note.

     During March 2005, two investors in our February 2005 private placement exercised their additional investment rights for an aggregate of $750,000 in 6% senior secured convertible notes that may be convertible into 441,176 shares of the Company's common stock at an exercise price of $1.70 upon the occurrence of certain events. In connection with the additional investment, we issued warrants for the purchase of 44,116 shares of our common stock at an exercise price of $1.70 to the placement agent. In April 2005, the placement agent exercised all of the 713,223 warrants issued to date to the placement agent through a cashless exercise provision in exchange for the issuance of 485,850 shares of our common stock. During June 2005, seven investors exercised their additional investment rights for an aggregate of $6,000,000 in 6% senior secured convertible notes that may be convertible into 3,529,411 shares of the Company's common stock at an exercise price of $1.70 upon the occurrence of certain events. In July, placement agent warrants for the purchase of 352,994 shares issued in connection with the exercise of the additional investment rights were exercised pursuant to cashless exercise provisions for the issuance of 166,290 shares.

     On March 23, 2005, we authorized the issuance of 200,000 shares of our common stock for services, which were performed during the year that ended December 31, 2002. The value of the stock to be issued, $1,010,000 (which approximates the value quoted in the OTCBB) has been recorded as an expense in the year that ended December 31, 2004, with a corresponding increase in accrued liabilities.

     As of May 10, 2005, we have used approximately $2,527,000 of the proceeds of the above offering to repay an outstanding bridge loan (principal and interest) from Gryphon Master Fund and GSSF Master Fund. We also paid a flat fee of $30,000 to Gryphon Master Fund and GSSF Master Fund as reimbursement for fees and expenses incurred in connection with the negotiation, preparation and delivery of the 6% senior secured convertible notes and related investment documents.

     In addition to the above fees and warrants, we paid Stonegate a total of $340,000 cash and issued warrants for the purchase of an aggregate of 617,647 shares of our common stock on the same terms as the Warrants issued to the Holders above. The warrant issuances are in the form of a Warrant issued to Scott R. Griffith and a warrant issued to Jesse B. Shelmire IV, each for the purchase of 102,941 shares. The cash paid and warrants issued were per the terms of a non-exclusive Placement Agency Agreement between the Company and Stonegate referenced above.

     In connection with the above transaction, we executed a security agreement (the "Security Agreement") giving the Holders a security interest in and to any and all of our assets and properties ("Collateral" as defined in the Security Agreement). Each of our subsidiaries have also executed a Guaranty for our obligations under the Notes.

     The proceeds received from the financing transaction described above were budgeted to allow us to:

     -    access the Pond Creek coal seam at Warfield;
     -    acquire the equipment necessary to mine the Pond Creek seam;
     -    prepare to construct a coal washing facility at Warfield;
     -    begin engineering and permitting of other coal seams at Warfield.

     A portion of the proceeds received from the transaction has been used to provide working capital and materials necessary to construct three slopes and the ancillary ventilation necessary to allow the Company to access the Pond Creek coal seam. This construction project was originally scheduled to be near completion by the end of the third quarter of 2005. The schedule of completion of this project has been rescheduled to the end of February 2006. The company has experienced additional time and cost associated with repairs to equipment used in the construction project due to the additional material the equipment had to remove due to the geological fault encountered.

     A portion of the net proceeds were used to prepare the site and to secure the equipment associated with the planned coal washing facility. The wash plant construction project was initiated in mid March 2005. The initial plan provided for a certain location and equipment type. However, during the rework of the Pond Creek project, management was able to negotiate to have a significant amount of Alma coal washed by third parties. Management sought to have this product washed in order to verify the laboratory reports obtained earlier. Information obtained during this process indicated that the Company could potentially realize greater profits from the washed coal if some adjustments were made to the initial wash plant plans. In early June 2005, management determined to change the design, final location, and overall size of the proposed wash plant to accommodate this new information. As a result of these changes, the overall budgeted cost of the wash plant was increased by approximately 12.5% (from $4 million to $4.5 million) and completion was delayed. The wash plant became operational in early April 2006 and we have begun processing coal at the wash plant. Although the wash plant is operational, the contractor hired to complete the wash plant has not completed certain aspects of the project that management feels are necessary for the wash plant to operate at full capacity.

     A portion of the proceeds received from the financing transaction was used to secure the equipment which will be used to mine the Alma and Pond Creek coal seams. A number of pieces of equipment are on site and in position ready to mine coal.

     On July 1, 2005, we failed to pay interest as required pursuant the terms of certain 6% senior secured convertible notes executed on February 24, 2005 for an aggregate total face amount of $7,000,000, and thereby caused a default under the terms of the 6% senior secured convertible notes.

     Subsequently, and in order to secure additional financing for continuing operations, on September 23, 2005, we executed a promissory note (the "Bridge Note") payable to Cordillera Fund L.P. for an aggregate principal amount of up to $1,500,000. On November 24, 2005 the existing Bridge Note holders and us agreed to increase the amount of debt by $300,000 to a total of $1,800,000. The Bridge Note was subsequently cancelled on January 13, 2006 and exchanged for an investment in our 8% senior secured convertible notes and warrants. See below for a description of the material terms of this transaction.

     In connection with the Bridge Note, we entered into a Consent and Waiver with the holders of the 6% senior secured convertible notes, whereby they consented to the Bridge Note transactions and waived, until resolution of the Bridge Note transactions, the application of any of the provisions of the 6% senior secured convertible notes and related transaction documents. We also entered into a Subordination Agreement in connection with the Bridge Note, whereby Cordillera Fund L.P. agreed to subordinate the Bridge Note to the prior payment in full in cash of the 6% senior secured convertible notes. In addition, the holders of the 6% senior secured convertible notes entered into a Bridge Forbearance with us whereby they agreed to forebear from exercising any of their rights or remedies under the 6% senior secured convertible notes and the related securities purchase agreement, security agreement and any other related transaction documents for a period of ten business days.

     On October 6, 2005, the holders of the 6% senior secured convertible notes signed an extension to the Bridge Forbearance until the earliest to occur of the following: (i) November 18, 2005, (ii) the expiration and termination of the Bridge Note, or (iii) the completion by us of a new financing. As described below, on January 13, 2006, the 6% note holders signed another forbearance agreement pursuant to which, among other things, they agreed to waive our prior defaults on the 6% senior secured convertible notes

     On October 27, 2005, we borrowed $329,190 from Community Trust Bank, Pikeville, KY to purchase mining equipment. The note had a maturity date of January 27, 2006 and an annual interest rate of the Prime Rate plus one percent (1%), calculated on the basis of an assumed 360-day year for the actual number of days elapsed. The note plus all accrued interest was paid in full on January 20, 2006.

RECENT FINANCING DEVELOPMENTS

     For a description of the Company's recent financing activities during 2006, please refer to the discussion under "Recent Developments" beginning on page 11 of this prospectus.

Off-Balance Sheet Arrangements

     At December 31, 2005 and December 31, 2004, the Company did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, variable interest or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, the Company is not exposed to any financing, liquidity, market or credit risk that could arise if it had engaged in such relationships.

Contractual Obligations

     The following summarizes the Company's contractual obligations at December 31, 2005 and the effects such obligations are expected to have on liquidity and cash flow in future periods.

                                                                          Payment due by period

                                         -----------------------------------------------------------------------------------------

                                                                Less than            1 to 3            3 to 5          After 5
                                              Total               1 year             years             years            Years
-------------------------------------    ----------------     ---------------    ---------------    -------------    -------------
Notes payable                                $15,988,756         $ 2,176,381        $13,812,375            $   -            $   -
                                                 707,959             707,959                  -
Convertible Debentures                                                                                         -                -

Operating leases                                 125,298              65,803             59,495                -                -
                                                                                              -
Capital leases                                 1,295,322           1,295,322                                   -                -

Employment obligations                           850,968             850,968                  -                -                -
                                         ----------------     ---------------    ---------------    -------------    -------------
  Total contractual obligations              $18,968,303         $ 5,096,433        $13,871,870            $   -            $   -
                                         ================     ===============    ===============    =============    =============

     The Company's notes payable at December 31, 2005 consisted of the following

                                                                                                    Amount Due at
                                                                                                      December 31,
Promissory Notes                                                                                         2005
-----------------------------------------------------------------------------------------------    -------------------
Senior secured  convertible  Note dated February 14, 2005;  interest rate of 6% per annum from original issue.  Interest due  semi-annually  with six month  anniversary  date.  Principal and  interest  can be  converted  into shares of the  Company's  common  stock at $1.70 per
   share.  Principal due 36 months from the date of issue.                                         $         7,000,000
Senior  secured  convertible  Note dated  June 30,  2005;  interest  rate of 6% per annum from original issue.  Interest due  semi-annually  with six month  anniversary  date.  Principal and  interest  can be  converted  into shares of the  Company's  common  stock at $1.70 per
   share.  Principal due 36 months from the date of issue.                                                   6,750,000
Senior secured note dated September 23, 2005;  interest rate of 15% or 1,058,822 shares of the
   Company's  common  stock,  at the  election of the lender.  Principal  and interest are due upon the earliest of January 15, 2006,  the first  Business Day following  Maker's  receipt of  $2,500,000  or more in  proceeds  from its  issuance  or sale of any  promissory  note,
   capital stock, or other security  of an nature, or the occurrence of an Event of Default.                 1,800,000
Ninety day Bank Note Dated October 27, 2005; Interest rate - Prime rate + 1%                                   329,190
Bank Note Dated June 25, 2005; Interest rate 5.99% payable monthly                                              16,026
Bank Note Dated July 15, 2005; Interest rate 5.0%, payable monthly                                              31,037
Bank Note Dated June 25, 2005; Interest rate of 5.99%, payable monthly                                          31,397
Bank Note Dated June 25, 2005; Interest rate of 5.99%, payable monthly                                          31,106
                                                                                                   -------------------
           TOTAL PROMISSORY NOTES                                                                  $        15,988,756
Less: debt discount                                                                                         (2,710,357)
Less: current portion of notes payable                                                                      (2,172,191)
                                                                                                   -------------------
           TOTAL LONG-TERM PORTION  OF PROMISSORY NOTES                                            $        11,106,208
                                                                                                   -------------------

     The  Company  rents  mining  equipment   pursuant  to  an  operating  lease
agreement, and made lease payments totaling $61,692 during the twelve months ended December 31, 2005.

     Subsequent to December 31, 2005, the Company borrowed an additional $6,239,932, of which $3,400,000 was net cash to the Company to complete the development of the Martin County Property. The $1,800,000 bridge note dated September 23, 2005 was converted into the same security issued to investors of this $6.24 million financing. Accrued Interest of $586,932 was paid to existing note holders, $352,000 was paid in placement agent fees and $102,000 to the lead Investor, Gryphon Master Fund, L.P. as a management fee. This note is pari passu with the Company's outstanding 6% senior secured convertible notes Dated January 14, 2005 and June 30, 2005. The note bears an interest rate of 8% and is payable monthly beginning July 1, 2006 and every month thereafter for 31 months. The Company also borrowed an incremental $2,640,000 in order to pay liquidated damages in connection with the terms and conditions of the 6% senior secured convertible notes dated February 14, and June 30, 2005. The interest rate is 8% and both principal and interest are due 36 months from the effective date of the note.

                             DESCRIPTION OF BUSINESS

     We are a company engaged in coal mining operations. Our main business focus in the immediate future will be in operating our mining subsidiary, Eastern Consolidated Energy, Inc., which we refer to as "Eastern." Through our acquisition of Eastern in September 2003, we are committed to the successful development of a profitable coal mining operation in eastern Kentucky.

HISTORY AND ORGANIZATION

     We were incorporated in Nevada on December 18, 1996, under the name Barbeque Capital Corporation, to engage in the manufacture and distribution of commercial size barbecues for individual, groups, and restaurant use. After two seasonal business cycles of trying to develop a market for the barbecues, our management determined that without significant additional funding, we would not be able to compete in the barbecue business. Accordingly, after several unsuccessful attempts to obtain additional funding, we determined that it was in our shareholders' best interest to cease the barbecue business and search for alternative businesses while we were still solvent. Accordingly, we ceased business operations and began looking for alternative businesses. In October 2002, a majority of our shareholders approved a change in domicile from Nevada to Wyoming and a change of name to Consolidated Energy, Inc. We changed our corporate name to Consolidated Energy, Inc. in order to better reflect our current business operations. Our management believed changing domicile to Wyoming was in our best interest because Wyoming is one of the leading coal producing states in the United States and was appropriate since our business focus changed to coal production. In addition, our new chosen corporate name Consolidated Energy, Inc. was not available in Nevada.

CURRENT BUSINESS

     On September 12, 2003, we entered into an agreement to acquire Eastern Consolidated Energy, Inc., a privately-held Kentucky Corporation ("Eastern"), through the issuance of 3,000,000 shares of our common stock in exchange for all of the issued and outstanding stock of Eastern. Eastern is being operated as our wholly-owned subsidiary.

     The assets of Eastern that we acquired include a coal lease in Martin County, Kentucky. Eastern developed the Alma coal seam at Warfield, Martin County, Kentucky during 2003 and much of 2004. Eastern began to mine coal and increase mine development and production by adding additional production shifts for most of the first three quarters of 2004. However, Eastern entered into a long-term coal supply contract with American Electric Power in September of 2004. This contact provides that Eastern will supply American Electric Power with 40,000 tons of coal per month for 36 months at a selling price of $51 per ton. The coal quality required to satisfy the American Electric Power contract and which Eastern has under an active permit, is contained in the Pond Creek coal reserves held by Eastern. The Pond Creek coal seam is located 90 feet below the Alma coal seam. Our management decided to obtain financing necessary to allow Eastern to access the Pond Creek coal seam and to fund the ancillary equipment necessary to mine, prepare and satisfy the American Electric Power coal supply order.

     In January 2005, we obtained a $2,500,000 bridge loan which was used to begin the process of gaining access to the Pond Creek coal seam. This loan allowed us to initiate the construction of the proposed slope project at Warfield Kentucky. This construction project will allow us to gain access to the Pond Creek coal seam. Our management directed that all mining operations be suspended until after the construction of the slopes is near completion. We also used a portion of the bridge loan to begin the process of designing and building a coal washing facility at Warfield.


     On February 24, 2005, we entered into a financing agreement which provided us with gross proceeds of $7,000,000. We used a portion of these proceeds to retire the $2,500,000 bridge loan which we had obtained in January of 2005. After payment of transaction fees and expenses, the balance of the funds will be used by Eastern to finish the construction of the slopes which are designed to provide access to the Pond Creek seam. A portion of the proceeds will also be used to purchase equipment necessary to mine the Pond Creek seam and to build the coal washing facility scheduled to wash the coal produced from the Warfield mining operation. Eastern anticipates that the initial delivery to American Electric Power will occur as early as April of 2006.

     On January 13, 2006, we sold approximately $6.24 million principal amount of 8% senior secured convertible notes due June 30, 2008 to 18 accredited investors. Of the $6.24 million principal amount of 8% senior secured convertible notes, we received gross proceeds of $3.4 million. The remaining approximate $2.84 million principal amount was paid by investors as follows: (a) $1.8 million was paid by the cancellation of promissory notes sold by us on September 23, 2005; (b) $102,000 represents a management fee owed to the lead investor, Gryphon Master Fund, L.P.; (c) $586,000 represents interest accrued on our 6% senior secured convertible notes sold February 24, 2005 and pursuant to certain Additional Investment Rights sold February 24, 2005; and (d) $352,000 represents $352,000 of placement agent fees in connection with the sale of the 8% senior secured convertible notes. The $3.4 million of proceeds were used to substantially finish the wash plant so that is operational, and for working capital purposes.


     Eastern acquired additional coal reserves on the Dempsey Heir Lease in the Coalburg Seam, Taylor Seam, Richardson Seam, and Broas Seam containing proven reserves of 21,530,909 tons of low sulfur, high BTU coal to be mined by surface and underground mining methods. Production from some of these surface mine reserves could commence as early as the fourth quarter of 2006.

Saudi American Minerals, Inc.

     In June 2003, we entered into a definitive agreement with Saudi American Minerals, Inc., which we refer to as "Saudi American," to acquire 100% ownership of Saudi American Minerals, Inc. with an effective date to coincide with an effective date of a Form S-4 registration statement. In connection with our January 13, 2006 private placement, we entered into an agreement with Saudi American Minerals, Inc. whereby, among other things: (i) the parties terminated the agreement to acquire 100% ownership of Saudi American Minerals, Inc.; and
(ii) we agreed to pay $750,000 cash and issue 3,000,000 shares of common stock to Saudi American Minerals, Inc. in exchange for the assignment by Saudi American Minerals, Inc. of a 25% interest in its patented clean coal technology (Patent No. 6,447,559) including any subsequent improvements thereto. The recent termination of the original agreement to acquire Saudi American Minerals, Inc. allows us to focus on our core coal business. The new purchase agreement allows us to share in 25% of any and all revenues associated with the clean coal technology. We are not obligated to invest any additional time or money in development or promotional costs of the clean coal technology. We compensated Saudi American Minerals for terminating the original agreement by extending to Saudi American Minerals, in its sole discretion, the exclusive right to terminate and declare null and void the alternative agreement until we make the required stock and cash payments. We are required to pay Saudi American Minerals $750,000 cash no later than July 31, 2007 and we must issue Saudi American Minerals 3 million shares of common stock within 20 days after we increase our authorized shares of common stock from 50 million to 100 million shares.

     The technology to be acquired is a process for treating coal to enhance its rank, wherein the temperature of the material is gradually increased in a controlled set of atmospheres, to allow for the reduction of surface and inherent moisture and the controlled reduction of volatile matter while maintaining the coal's natural structural integrity. We believe that the process can reduce the time, capitalization, and production costs required to produce coal of enhanced rank, thus substantially increasing the cost effectiveness and production rate over prior processes.

Principal products

     Our principal product currently is high grade coal mined through Eastern, our operating subsidiary. The coal is being mined at the Warfield property in Eastern Kentucky. At this filing date, Eastern owns 80% of the operations at Warfield. The Warfield property consists of approximately 3,200 coal acres and has an existing coal mine, the "Alma" seam, and the Pond Creek seam which is currently being developed. The Warfield property also contains the Coalburg Seam, Taylor Seam, Richardson Seam, and Broas Seam. Mining operations are being conducted in the Alma seam. The coal from each of these reserves is high BTU or high grade coal with low to medium sulfur and low to marginal ash content.

     The coal reserves currently under lease by Eastern consist of high quality coal. The Warfield mine began producing coal in September of 2003. In January 2004, Eastern took delivery of a larger, more appropriately suited miner for the Alma seam of the Warfield mine. This new miner has replaced the earlier miner and early indications show that this new piece of equipment is capable of producing twice the amount of coal that the earlier miner was producing.

Distribution methods

     Coal, ready to be shipped to customers, can either be shipped via river barge truck or rail. Coal produced in 2004 was loaded on trucks and delivered to the river where it is loaded on to a barge for shipping to the end user. Coal production has been suspended from the Warfield operation during the slope construction project. However, the coal that will be sold to American Electric Power under the 36 month supply contract will be delivered to the Louisa power production facility which is 38 miles from the mine site via truck. Eastern is currently negotiating with others for a favorable truck delivery rate. Early negotiations have disclosed that favorable delivery rates are available.

     We use a contract consultant, Kentucky Energy Consultants, for mining consultation, coal reserve study and appropriation, coal sales, marketing and distribution consultation and coal venture and acquisition consultation. Kentucky Energy Consultants is owned by Jeff Miller and Larry Hunt who are related parties.

     Kentucky Energy Consultants is under contract to Eastern for five years and is contractually obligated to consult with us with respect to:

     o the marketing and selling of all coal produced from our Eastern Kentucky coal mining operations; and
     o the preparation of all proposal documents required for acquiring coal sales and contracts along with assisting in the transportation arrangements, contract negotiations and contract administration.

     For these services, effective February 2005, Kentucky Energy Consultants will receive fees or commissions equal to two and one half (2.5%) percent of the gross sales price received by Eastern for any and all coal sold by Eastern on purchase orders and/or contracts on either the spot or contract arrangements. Prior to February 2005, Kentucky Energy Consultants received a five (5%) percent commission.

     We use a sales agent "New River Energy Sales Company, Inc.", 8887 Indian Bluff Dr., Cincinnati, OH 45242 to provide us sales services, including, but not limited to, the following:

     o comprehensive monitoring of opportunities to sell coal on a spot or term basis;
     o consulting advisory services in connection with the solicitation of coal sales;
     o preparation of all proposal documents and assistance in transportation arrangements, contract negotiations and contract administration; and
     o New River will also assist in the sourcing of venture capital and assist in the review and construction proposals submitted in conjunction with the venture capital.

     New River is responsible for all office and customary sales and administrative expenses incurred by New River. ECEI and New River consult frequently to discuss general conditions and outlook in order to determine coal availability, sales opportunities and the best contract administration for ECEI.

     For these services, as of February, 2005, ECEI will pay to New River, a commission of 5 percent (5 %) of the selling price (f.o.b. mine market loading point) on all coal sold by contract or otherwise when the selling price (f.o.b. mine market loading point) is greater than $45.00 per ton. If and when the selling price (f.o.b. mine market loading point) is $44.99 per ton or less, the commission percentage will not remain at 5% but will be renegotiated in good faith by both ECEI and New River.

COMPETITION

     Eastern is smaller and has far less capital and resources when compared to dominant industry coal producers such as Penn Virginia Coal Co., Westmoreland, or Arch Coal. However, management believes that the current coal mining market is a sellers' market with the potential for a secure place for a small to medium sized coal producer. Current and expected future coal production is below that of last year and substantially below current and expected demand. The current pipeline and current coal stock piles are diminished when compared to the same time as last year. Management expects that these stock piles will continue to diminish due to the reduction in coal production and the expected increase in demand. Several independent coal producers did not survive the past decade when the coal market was depressed. Several of the larger coal producers curtailed production and have not made significant plans to increase production. Several other domestic suppliers of coal have committed sizable amounts of their production to export. This export activity contributes additional upward pressure to the price of the current elevated coal market as the amount of coal available to satisfy the domestic demand is reduced.

     The time and cost associated with obtaining coal mining permits continues to elevate. The current cost and time required to obtain a permit substantially reduces the opportunity for new competition to enter the market place in the near future. The added pressure on equipment suppliers and the resulting extended ship times required to ascertain mining equipment makes for a difficult environment for new and existing competition. The limited number of skilled personnel required to mine coal limits the opportunity for new competition to enter the coal industry.

TECHNOLOGY

     Several   companies   are  working   toward   developing   new  clean  coal
technologies. We are not aware of any new competitors with an affective alternative to the patented clean coal process owned by Saudi American.

RAW MATERIALS

     The Warfield mine operation is an underground operation that uses several consumables such as roof bolts, rock dust, concrete block, grease and bolt rosin. Each of the aforementioned is readily available from several sources within a reasonable delivery distance from the Warfield mine. Water for the mining operation is readily available from a mountain stream. Eastern has a collection pond which insures available water in case there is a drought. Electricity required for mining is available from the local power provider that has sufficient power capacity for the current operation and is capable of supplying any planned expansion. Spare parts are used on a regular basis and Eastern has not had any difficulty finding several suppliers capable and willing to provide spare parts on an as needed basis. Belt structure for belt advancement and belt for belt advancement is readily available from several available local sources also. The elevated cost of steel has resulted in an elevated cost of several of the raw materials required to mine coal. However, we have not experienced any particular delays in the supply of raw materials.

DEPENDENCE ON MAJOR CUSTOMERS

     Our coal production operation has a varied and quite versatile number of potential customers for the coal mined and made available for sale. Coal production from the Pond Creek seam of coal commenced in late March 2006. Management expects coal production from the Alma seam in late April to early May 2006. Management further anticipates coal production from the Taylor seam to commence by the end of 2006. This coal will be produced from the Alma, Pond Creek and Taylor seams of coal located on our leased property. Over the next 6-12 months we expect all coal production to be sold solely through existing long-term (1-5 years) contracts. One of the existing contracts is for a 36-month term and the other contract is for a 12-month term. The two contracts will consume most of our anticipated production for the next 12 months. If no other long-term contracts are executed, we anticipate selling any coal not covered by the existing contracts in the spot market.

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
     Eastern has committed approximately one third of its current anticipated overall run-rate to American Electric Power. Eastern has two contracts with American Electric Power, one of which is a 12-month contract for 50,000 tons per month, with a 24-month option. If American Electric Power exercises its option on this contract, the two contracts combined will account for approximately 80 percent of our production capacity over the next three years and account for approximately 15 percent of our current recoverable reserves. If American Electric Power does not exercise its option on this contract, American Electric Power will account for approximately 80 percent of our production capacity for the first 12 months and 33 percent of our production and approximately nine percent of our current recoverable reserves.

     Eastern is also negotiating for an additional contract which is anticipated to commit an additional one third of Eastern's anticipated overall run-rate. Management is satisfied with the stability of its contracted customer and the current list of potential customers with whom Eastern is negotiating.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION

     The Warfield mining project, which is operated by Eastern, is authorized under several lease agreements. One of these agreements, which is referred to as the "Dempsey Lease" was entered into in March of 2002, and provides for the free and uninterrupted use and possession of, and rights-of-way into, upon, over, across, and through, the leased premises for the construction, operation, repair, maintenance, and reclamation of the mining operations, roads, haulways, exploration sites, work and service areas, pollution control structures, telephone, water, electrical and other utility lines devices and structures, coal tipples, coal processing and storage areas, and all other machinery, devices, improvements, structures and appurtenances which at such points, and in such manners, by incidental in or for its exploration, development, mining, removal, processing, marketing, and /or shipping said leased coal and /or other coal.

     The underground lease provides for Eastern to access and to mine the Alma seam reserves for an initial period of eighteen months and thereafter until Eastern fails to mine the coal reserves, or Eastern chooses not to continue to mine the coal reserves, or until the coal reserves have been exhausted. The surface lease allows Eastern the right to mine the coal reserves "above drainage" as long as Eastern begins to mine coal within three years of the signing of this lease and continues to actively pursue mining these coal reserves until these coal reserves have been exhausted. Eastern has agreed to pay to the Lessor the greater of a minimum annual amount or a royalty payment of 6% of the selling price but not less than $1.85 for each and every net ton of two thousand pounds of coal mined and sold from the leased premises.

     The second lease agreement is a lease on the Pond Creek seam. This seam is located directly under the Alma seam. Plans have been developed which utilize a slope in order to reach the Pond Creek reserves. Eastern completed the planned slope construction in February 2006.

GOVERNMENTAL REGULATION

     The coal mining industry is subject to extensive regulation by federal, state and local authorities on matters such as: employee health and safety;
permitting and licensing requirements regarding environmental and safety matters; air quality standards; water quality standards; plant and wildlife and wetland protection; blasting operations; the management and disposal of hazardous and non-hazardous materials generated by mining operations; the storage of petroleum products and other hazardous substances; reclamation and restoration of properties after mining operations are completed; discharge of materials into the environment, including air emissions and wastewater discharge; surface subsidence from underground mining; and the effects of mining operations on groundwater quality and availability. Complying with these requirements, including the terms of our permits, has had, and will continue to have, a significant effect on our costs of operations. We could incur substantial costs, including clean up costs, fines, civil or criminal sanctions and third party claims for personal injury or property damage as a result of violations of or liabilities under these laws and regulations.

     In addition, the utility industry, which is the most significant end-user of coal, is subject to extensive regulation regarding the environmental impact of its power generation activities, which could affect demand for our coal. The possibility exists that new legislation or regulations may be adopted which would have a significant impact on our mining operations or our customers' ability to use coal and may require us or our customers to change operations significantly or incur substantial costs.

Need for government approval of our products and services

     Numerous governmental permits and approvals are required for mining operations. In connection with obtaining these permits and approvals, we are, or may be, required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment, the public, historical artifacts and structures, and our employees' health and safety. The requirements imposed by such authorities may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. Future legislation and administrative regulations may emphasize the protection of the environment and health and safety and, as a consequence, our activities may be more closely regulated. Such legislation and regulations, as well as future interpretations of existing laws, may require substantial increases in our equipment and operating costs and delays, interruptions or a termination of operations, the extent of which cannot be predicted.

     The Warfield mining operation is bonded as a part of the Warfield mining permit. The Warfield property is operating under a permit issued by the state of Kentucky which allows Eastern to lawfully engage in the underground mining operations at Warfield. Eastern has engaged a local engineering company to update all appropriate mining maps as Eastern advances the mine.

     Eastern is current on all permit obligations.

Mine Health and Safety Laws

     Stringent health and safety standards were imposed by federal legislation when the Federal Coal Mine Safety and Health Act of 1969 was adopted. The Federal Mine Safety and Health Act of 1977, which significantly expanded the enforcement of safety and health standards of the Coal Mine Safety and Health Act of 1969, imposes safety and health standards on all mining operations. Regulations are comprehensive and affect numerous aspects of mining operations, including training of mine personnel, mining procedures, blasting, the equipment used in mining operations and other matters. The Federal Mine Safety and Health Administration monitors compliance with these federal laws and regulations and can impose penalties ranging from $60 to $60,000 per violation, as well as closure of the mine. In addition, as part of the Coal Mine Safety and Health Act of 1969 and the Federal Mine Safety and Health Act of 1977, the Black Lung Benefits Revenue Act of 1977 and the Black Lung Benefits Reform Act of 1977, as amended in 1981, requires payments of benefits to disabled coal miners with black lung disease and to certain survivors of miners who die from black lung disease.

     In 2001, Kentucky made significant changes to its mining laws. A new independent agency, the Kentucky Mine Safety Review Commission, was created to assess penalties against anyone, including owners or part owners (defined as anyone owning one percent or more shares of publicly traded stock), whose intentional violations or order to violate mine safety laws place miners in imminent danger of serious injury or death. Mine safety training and compliance with state statutes and regulations related to coal mining is monitored by the Kentucky Office of Mine Safety and Licensing. The Commission can impose a penalty of up to $10,000 per violation, as well as suspension or revocation of the mine license.

     It is our responsibility to employees to provide a safe and healthy environment through training, communication, following and improving safety standards and investigating all accidents, incidents and losses to avoid reoccurrence. Most aspects of mine operations are subject to extensive regulation. This regulation has a significant effect on our operating costs. However, our competitors are subject to the same level of regulation.

Black Lung Legislation

     Under the federal Black Lung Benefits Act (as amended) (the "Black Lung Act"), each coal mine operator is required to make black lung benefits or contribution payments to:

     o current and former coal miners totally disabled from black lung disease;
     o certain survivors of a miner who dies from black lung disease or pneumoconiosis; and
     o a trust fund for the payment of benefits and medical expenses to any claimant whose last mine employment was before January 1, 1970, or where a miner's last coal employment was on or after January 1, 1970 and no responsible coal mine operator has been identified for claims, or where the responsible coal mine operator has defaulted on the payment of such benefits.

Federal black lung benefits rates are periodically adjusted according to the percentage increase of the federal pay rate.

     In addition to the Black Lung Act, we also are liable under various state statutes for black lung claims. To a certain extent, our federal black lung liabilities are reduced by our state liabilities.

     The United States Department of Labor issued a final rule, effective January 19, 2001, amending the regulations implementing the Black Lung Act. The amendments give greater weight to the opinion of the claimant's treating physician, expand the definition of black lung disease and limit the amount of medical evidence that can be submitted by claimants and respondents. The amendments also alter administrative procedures for the adjudication of claims, which, according to the Department of Labor, results in streamlined procedures that are less formal, less adversarial and easier for participants to understand. These and other changes to the black lung regulations could significantly increase our exposure to federal black lung benefits liabilities. Experience to date related to these changes is not sufficient to determine the impact of these changes. The National Mining Association challenged the amendments but the courts, to date, with minor exception, affirmed the rules. However, the decision left many contested issues open for interpretation. Consequently, we anticipate increased litigation until the various federal District Courts have had an opportunity to rule on these issues.

     In recent years, proposed legislation on black lung reform has been introduced in, but not enacted by, Congress and the Kentucky legislature. It is possible that legislation on black lung reform will be reintroduced for consideration by these legislative bodies. If any of the proposals that have been introduced is passed, the number of claimants who are awarded benefits could significantly increase. Any such changes in black lung legislation, if approved, or in state or federal court rulings, may adversely affect our business, financial condition and results of operations.

Environmental Laws and Regulations

     We are subject to various federal environmental and mining laws, including: the Surface Mining Control and Reclamation Act of 1977; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act; the Comprehensive Environmental Response, Compensation and Liability Act; the U.S. Army Corps of Engineers; and the Resource Conservation and Recovery Act. We are also subject to state laws of similar scope in each state in which we operate. These environmental laws require reporting, permitting and/or approval of many aspects of coal operations. Both federal and state inspectors regularly visit mines and other facilities to ensure compliance. We have ongoing compliance and permitting programs designed to ensure compliance with such environmental laws.

Surface Mining Control and Reclamation Act (the "SMCRA")

     The SMCRA, and its state counterparts, establish operational, reclamation and closure standards for all aspects of surface mining as well as many aspects of underground mining. The SMCRA requires that comprehensive environmental protection and reclamation standards be met during the course of and following completion of mining activities. Permits for all mining operations must be obtained from the Federal Office of Surface Mining Reclamation and Enforcement or, where state regulatory agencies have adopted federally approved state programs under the SMCRA, the appropriate state regulatory authority. Kentucky has achieved primary jurisdiction for enforcement of the SMCRA through approved state programs.

     The SMCRA and similar state statutes, among other things, require that mined property be restored in accordance with specified standards and approved reclamation plans. The mine operator must submit a bond or otherwise secure the performance of these reclamation obligations. The earliest a reclamation bond can be fully released is five years after reclamation has been achieved. All states impose on mine operators the responsibility for repairing or compensating for damage occurring on the surface as a result of mine subsidence, a possible consequence of underground mining. In addition, the Abandoned Mine Reclamation
Fund, which is part of the SMCRA, imposes a tax on all current mining operations, the proceeds of which are used to restore unreclaimed mines closed before 1977. The maximum tax is $0.35 per ton on surface-mined coal and $0.15 per ton on underground-mined coal.

Clean Air Act

     The federal Clean Air Act and similar state laws and regulations, which regulate emissions into the air, affect coal mining and processing operations primarily through permitting and/or emissions control requirements. In addition, the Environmental Protection Agency (the "EPA") has issued certain, and is considering further, regulations relating to fugitive dust and particulate matter emissions that could restrict our ability to develop new mines or require us to modify our operations. In July 1997, the EPA adopted new, more stringent National Ambient Air Quality Standards for particulate matter, which may require some states to change existing implementation plans for particulate matter. Because coal mining operations and plants burning coal emit particulate matter, our mining operations and utility customers are likely to be directly affected when the revisions to the National Ambient Air Quality Standards are implemented by the states. Regulations under the Clean Air Act may restrict our ability to develop new mines or could require us to modify our existing operations, and may have a material adverse effect on our financial condition and results of operations.

     The Clean Air Act also indirectly affects coal mining operations by extensively regulating the air emissions of coal-fired electric power generating plants. Coal contains impurities, such as sulfur, mercury and other constituents, many of which are released into the air when coal is burned. New environmental regulations governing emissions from coal-fired electric generating plants could reduce demand for coal as a fuel source and affect the volume of our sales. For example, the federal Clean Air Act places limits on sulfur dioxide emissions from electric power plants. In order to meet the federal Clean Air Act limits for sulfur dioxide emissions from electric power plants, coal users need to install scrubbers, use sulfur dioxide emission allowances (some of which they may purchase), blend high sulfur coal with low sulfur coal or switch to low sulfur coal or other fuels. The cost of installing scrubbers is significant and emission allowances may become more expensive as their availability declines. Switching to other fuels may require expensive modification of existing plants.

     On March 15, 2005, the EPA adopted a new federal rule to cap and reduce mercury emissions from both new and existing coal-fired power plants. The reductions will be implemented in stages, primarily through a market-based cap-and-trade program. Nevertheless, the new regulations will likely require some power plants to install new equipment, at substantial cost, or discourage the use of certain coals containing higher levels of mercury.

     Other new and proposed reductions in emissions of sulfur dioxides, nitrogen oxides, particulate matter or various greenhouse gases may require the installation of additional costly control technology or the implementation of other measures, including trading of emission allowances and switching to other fuels. For example, the EPA recently proposed separate regulations to reduce the interstate transport of fine particulate matter and ozone through reductions in sulfur dioxides and nitrogen oxides throughout the eastern United States. The EPA continues to require reduction of nitrogen oxide emissions in 22 eastern states and the District of Columbia and will require reduction of particulate matter emissions over the next several years for areas that do not meet air quality standards for fine particulates and for certain major sources contributing to those exceedances. In addition, the EPA has issued draft regulations, and Congress and several states are now considering legislation, to further control air emissions of multiple pollutants from electric generating facilities and other large emitters. These new and proposed reductions will make it more costly to operate coal-fired plants and could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. To the extent that any new and proposed requirements affect our customers, this could adversely affect our operations and results.

     Along with these regulations addressing ambient air quality, a regional haze program initiated by the EPA to protect and to improve visibility at and around national parks, national wilderness areas and international parks may restrict the construction of new coal-fired power plants whose operation may impair visibility at and around federally protected areas and may require some existing coal-fired power plants to install additional control measures designed to limit haze-causing emissions. These requirements could limit the demand for coal in some locations.

     The United States Department of Justice, on behalf of the EPA, has filed lawsuits against several investor-owned electric utilities and brought an administrative action against one government-owned utility for alleged violations of the Clean Air Act. Some of these lawsuits have settled, requiring the utilities to pay penalties, install pollution control equipment and/or undertake other emission reduction measures, and the remaining lawsuits or future lawsuits could require the utilities involved to take similar steps, which could adversely impact their demand for coal.

     Any reduction in coal's share of the capacity for power generation could have a material adverse effect on our business, financial condition and results of operations. The effect such regulations, or other requirements that may be imposed in the future, could have on the coal industry in general and on us in particular cannot be predicted with certainty.

     We believe we have obtained all necessary permits under the Clean Air Act. We monitor permits required by operations regularly and take appropriate action to extend or obtain permits as needed.

Clean Water Act

     The federal Clean Water Act and corresponding state laws affect coal mining operations by imposing restrictions on discharges into regulated effluent waters. Permits requiring regular monitoring and compliance with effluent limitations and reporting requirements govern the discharge of pollutants into regulated waters. We believe we have obtained all permits required under the Clean Water Act and corresponding state laws and are in substantial compliance with such permits. However, new requirements under the Clean Water Act and corresponding state laws may cause us to incur significant additional costs that could adversely affect our operating results.

     In addition, the U.S. Army Corps of Engineers imposes stream mitigation requirements on surface mining operations. These regulations require that footage of stream loss be replaced through various mitigation processes, if any ephemeral, intermittent, or perennial streams are in-filled due to mining operations. These regulations may also cause us to incur significant additional operating costs.

Comprehensive Environmental Response, Compensation and Liability Act

     The Comprehensive Environmental Response, Compensation and Liability Act (commonly known as Superfund) and similar state laws create liabilities for the investigation and remediation of releases of hazardous substances into the environment and for damages to natural resources. Our current and former coal mining operations incur, and will continue to incur, expenditures associated with the investigation and remediation of facilities and environmental conditions, including underground storage tanks, solid and hazardous waste disposal and other matters under these environmental laws. We also must comply with reporting requirements under the Emergency Planning and Community Right-to-Know Act and the Toxic Substances Control Act.

     The magnitude of the liability and the cost of complying with environmental laws with respect to particular sites cannot be predicted with certainty due to the lack of specific information available, the potential for new or changed laws and regulations and for the development of new remediation technologies and the uncertainty regarding the timing of remedial work. As a result, we may incur material liabilities or costs related to environmental matters in the future and such environmental liabilities or costs could adversely affect our results and financial condition. In addition, there can be no assurance that changes in laws or regulations would not result in additional costs and affect the manner in which we are required to conduct our operations.

Resource Conservation and Recovery Act

     The Resource Conservation and Recovery Act and corresponding state laws and regulations affect coal mining operations by imposing requirements for the treatment, storage and disposal of hazardous wastes. Facilities at which hazardous wastes have been treated, stored or disposed of are subject to corrective action orders issued by the EPA and other potential obligations, which could adversely affect our results and financial condition.

Effect of existing or probable government regulations on business

     Existing regulations on mining are extensive and require time and personnel to insure compliance. Eastern has employed full time personnel capable of responding to any and all state or federal inspection personnel. These persons are charged with insuring that all mining personnel have been trained and instructed in safe mining operations. These persons are also charged with insuring that all other personnel are conducting themselves in a safe and acceptable manner. Eastern has also hired as part of the Eastern team Jacobs Risk Management, a risk management consulting company operated as a sole proprietorship by Joseph G. Jacobs, who is one of our directors. Jacobs Risk Management provides preventative and ongoing compliance support to help insure that Eastern remains in compliance with all state and federal mandates.

     Eastern is not aware of any new regulations that will impact our business, but expects that any new regulations will apply across the industry and not impact Eastern more than any other coal mining operation.

Costs and effects of compliance with federal, state, local environmental laws

     Underground mining is highly scrutinized and regulated by the federal government and the state government. Eastern is subject to comply with all state and federal requirements, many of which are outlined in the Code of Federal Regulations, Title 30, Volume 3, Parts 700 to end. Some of these regulations can also be found in more detail at: http://www.access.gpo.gov/nara/cfr/waisidx_00/3 0cfrv3_00.html.

     Detailed regulations cover mining operations, potential subsidence issues, and reclamation of mining areas. Eastern anticipates that such costs will increase over the next fiscal year due to expanded operations.

EMPLOYEES

     As of April 3, 2006 we had one part-time employee and 37 full-time employees. None of our employees are covered by a collective bargaining agreement. We believe our employee relations are favorable.

                             DESCRIPTION OF PROPERTY


     Our principal executive office is currently located at 76 George Road, Betsy Layne, KY 41605. Starting January 1, 2005 we entered into a verbal lease for $2,000 per month plus utilities averaging approximately $300 per month, which approximates market rates. The property is leased from Jacobs Risk Management, a company owned by Mr. Joe Jacobs, our Chief Operating Officer. The space of this office is adequate for our needs and is located closely with all current operations. Effective February 15, 2005, we entered into a one year lease for an office in Coral Springs, Florida, with an option to renew for one additional year. Management determined that there was no need for an administrative office in Florida and closed this office on February 15, 2006.

Coal

     The Company's coal mining operations are conducted in the Eastern Kentucky Central Appalachian Mountain Range, in rock formation consisting primarily of shale, sandstone and blue slate. Coal seams of economic significance on the leased properties include the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams. The Alma Seam is permitted and mine-ready. The Pond Creek Seam which is accessed via three slopes from the Alma seam is permitted and mine-ready. The Taylor Seam which will be mined via the underground method is currently in the permitting process. The Coalburg, Richardson and Broas seams are all to be mined using the surface mining method and mining permits for these seams have not yet been submitted.

     In the third week of July 2005, a more detailed review of the existing Alma seam was conducted by the Mine Safety and Health Administration. As a result of the review, it was strongly recommended that the Company re-secure approximately 9,600 feet of roof in a portion of the mine that had been mined by a previous mine owner/operator. Management immediately directed a full time crew with the appropriate equipment to address the concerns offered by the regulatory agency. This project was completed at an estimated cost of approximately $2 million.

     The Company's Alma coal seam is scheduled to be mined by the continuous mining method using one Joy 14 CM-10 AA continuous miner, one Fletcher dual-head roof bolter and various other pieces of underground mining equipment normally used in this method of mining. A significant amount of the current operating equipment has been refurbished or rebuilt and is in near new condition.

     The Pond Creek mine development, which began in late February 2005, involved a ventilation development plan and a slope development plan. The ventilation development plan called for increasing the height of the existing Alma mine intake and return air entries along with the connecting corridors. The planned increase was from approximately 40 inches in height to approximately 108 inches in height. This increase in height was scheduled for 1100 feet in both corridors and the connecting corridors. Management initially estimated that the overall plan would require 90 days to complete.

     However, in late April 2005, the ventilation development crew, while developing the ventilation improvement plan, encountered a geological fault after completing approximately 1000 feet of both the fresh and return air corridors. The condition threatened the ongoing useful life of the Alma mine. Management decided in early May 2005 that it was imperative that the Company mitigate the negative affects of the geological fault in order to secure the coal reserves contained in the Alma coal seam. As a result of the ventilation development changes, management redesigned the actual slope portion of the project to allow the slopes to be relocated approximately 100 feet away from the geological fault. The slope construction portion of the project was re-engaged and in February, 2006 the three slopes had been advanced to the Pond Creek coal seam. The cost of the corrective action was approximately $3.5 million.

     The wash plant construction project was initiated in mid March 2005. The initial plan provided for a certain location and equipment type. However, during the rework of the Pond Creek project, management negotiated to have a significant amount of Alma coal washed by third parties. Management sought to have this product washed in order to verify the earlier laboratory reports. Information obtained during this process indicated that the Company could potentially realize greater profits from the washed coal if some adjustments were made to the initial wash plant plans. In early June 2005, management determined to change the design, final location, and overall size of the proposed wash plant to accommodate this new information. As a result of these changes, the overall budgeted cost of the wash plant was increased by approximately 12.5% (from $4 million to $4.5 million). The wash plant became operational in early April 2006 and we have begun processing coal at the wash plant. Although the wash plant is operational, the contractor hired to complete the wash plant has not completed certain aspects of the project that management feels are necessary for the wash plant to operate at full capacity.

     The Company accesses the Pond Creek coal seam via three slopes which are located within the Alma mine. The Pond Creek coal seam is scheduled to be mined by the continuous mining method using one Joy 14 CM-10 AA continuous miner, one Fletcher dual-head roof bolter and various other pieces of underground mining equipment normally used in this method of mining. Substantially all of the current operating equipment has been refurbished or rebuilt and is in near new condition.

     The Martin County mining project is authorized under several lease agreements. One of these agreements, which is referred to as the "Dempsey Lease", provides for the free and uninterrupted use and possession of, and rights-of-way into, upon, over, across, and through, the leased premises for the construction, operation, repair, maintenance, and reclamation of the mining operations, roads, haul ways, exploration sites, work and service areas, pollution control structures, telephone, water, electrical and other utility lines devices and structures, coal tipples, coal processing and storage areas, and all other machinery, devices, improvements, structures and appurtenances which at such points, and in such manners, by incidental in or for its exploration, development, mining, removal, processing, marketing, and /or shipping said leased coal and /or other coal. The Dempsey Lease is for an initial period of thirty-six months and thereafter until the Company fails to mine the coal reserves, fails to pay the minimum royalty payments, or it chooses not to continue to mine the coal reserves, or until the coals reserves have been exhausted. The Company has agreed to pay to the lessor the greater of a minimum of $12,000 annually or a royalty payment of six percent (6%) of the selling price but not less than $1.50 per ton mined and sold from any and all seams on the leased property.

     The mining leases acquired pursuant to the Eastern Reverse Merger provides for the Company to access and to mine the Alma seam reserves, using underground methods, for an initial period of eighteen months and thereafter until the Company fails to mine the coal reserves, or it chooses not to continue to mine the coal reserves, or until the coal reserves have been exhausted. This lease also gives the right to access and mine by whatever mining method necessary for the extraction of coal within all other seams "above drainage" on the leased property for an initial period of thirty-six months and thereafter until the Company fails to mine the coal reserves, or it chooses not to continue to mine the coal reserves, or until the coal reserves have been exhausted. The surface lease allows the Company the right to mine the Alma coal seam reserves and all other seams "above drainage" as long as the Company begins to mine coal within three years of the signing of the lease and continues to actively pursue mining these coal reserves until these coal reserves have been exhausted. The Company has agreed to pay to the lessor the greater of a minimum of $12,000 annually or a royalty payment of six percent (6%) of the selling price but not less than $1.50 per ton mined and sold from the Alma Seam and six percent (6%) of the selling price but not less than $1.85 per ton mined and sold from all other seams above drainage on the leased premises. The Company is also obligated to pay to the lessor a surface wheelage royalty of $0.15 per ton mined and sold.

     The Copley Lease provides for the free and uninterrupted use and possession of, and rights-of-way into, upon, over, across, and through, the leased premises for the construction, operation, repair, maintenance, and reclamation of the mining operations, roads, haul ways, exploration sites, work and service areas, pollution control structures, telephone, water, electrical and other utility lines devices and structures, coal tipples, coal processing and storage areas, and all other machinery, devices, improvements, structures and appurtenances which at such points, and in such manners, by incidental in or for its exploration, development, mining, removal, processing, marketing, and /or shipping said leased coal and /or other coal. The Dempsey Lease is for an initial period of thirty-six months and thereafter until the Company fails to mine the coal reserves, fails to pay the minimum royalty payments, or it chooses not to continue to mine the coal reserves, or until the coals reserves have been exhausted. The Company has agreed to pay to the lessor the greater of a minimum of $10,000 annually or a royalty payment of six percent (6%) of the selling price but not less than $1.50 per ton mined and sold from any and all seams on the leased property.

     Consistent with industry practice, the Company conducted a limited investigation of title to the Company's coal properties prior to leasing and the property owners provided title warranties. Prior to initiating mining, title to lands and reserves of the lessors or grantors, and the boundaries of the Company's leased properties are more completely verified. The Company utilizes a registered professional surveyor to confirm the meets and bounds and also advertised the property and the proposed mining operation in the largest circulation newspaper in the county in which the property is located.

     As of December 31, 2005, the Company had invested approximately $14,717,350 in leases, $55,800 for permits, and approximately $11,864,085 in property, plant and equipment associated with the mining of coal on the Martin County Property.

     As of December 31, 2005, the Company planned to invest $8 million to $12 million additional funds to increase the production potential of the Martin County Property, subject to availability of such funds under terms which the Company feels are favorable to it.

     Electric power for the current operations of the Company is supplied by American Electric Power. This power source is readily available and upgradeable when and as power demand increases. In February 2006, the Company conducted a power upgrade on the Martin County Property.

     All information provided in the table below represents current minerals under lease located on the Martin County Property. All mineral tonnage is leased and none is owned by the Company.

                Proven & Probable              BTU Per lb. in place,                                         Total
                 Tons in Place                  including natural           Sulfur       Recovery % Inc.   Recoverable
  Seam          of Dec. 31, 2005        Type        moisture                Content        Processing         Tons
  ----          ----------------        ----     ----------------       ---------------- ---------------   -----------
Pond Creek             5,400,000        Steam    11,800 to 13,200          less than 1.0         40%         2,160,000
Alma                  14,600,000        Steam    11,300 to 12,500       greater than 1.5         45%         6,570,000
Taylor                 5,220,300        Steam    12,200 to 13,600          less than 1.0         35%         1,827,105
Coalburg              13,105,855        Steam    11,800 to 13,200       greater than 1.0         48%         6,290,810
Richardson               941,000        Steam    11,800 to 13,200          less than 1.0         50%           470,500
Broas                  3,437,250        Steam    11,800 to 13,200          less than 1.0         85%         2,921,663
                ----------------                                                                           -----------
Totals                42,704,405                                                                            20,240,078
                ================                                                                           ===========

     The Company's estimate of the economic recoverability of the Company's leased tonnage is based upon a comparison of unassigned tonnage to assigned tonnage currently in production in the same geologic setting to determine an estimated mining cost. These estimated mining costs are compared to existing market prices for the quality of coal expected to be mined and taking into consideration typical contractual sales agreements for the region and product. Where possible, the Company also reviews production by competitors in similar mining areas. Only tonnage expected to be mined economically and with an acceptable profit margin is included in the Company's recoverable tonnage estimates. Finally, the Company's tonnage estimates include reductions for recoverability factors to estimate a saleable product.

     The Company's mineable tonnage estimates are calculated by third party consultants who have significant years of experience in evaluating coal tonnage. Their reports are reviewed by Company employees with significant experience within the mining or engineering industry. The latest independent review was performed by Summit Engineering Inc. in July 2005 and conveyed that the Company is in control of approximately 20.2 million recoverable coal tons.

     The Company's mining operations, including its coal washing facility and mining offices which are housed in mobile office trailers, are conducted on leased property located at 820 Hode Road, in Warfield, Martin County, Kentucky. Access to this property is via Kentucky State Route 292 one half mile north of Warfield, KY. The Company is not required to make standard month rent payments; rather it must make monthly royalty payments pursuant to the mining lease agreement as compensation to the lessor.

     The Company engaged a surface mining operation located in Morgan County, KY. The initial mining activity involved a small surface mining permit with the option of mining a large contiguous permit. The Company, after exhausting the mineable coal available under the small permit and after extensive review of the coal covered under the large, contiguous permit, elected to conclude its mining activity in Morgan County. The Company completed a majority of the required reclamation; and will complete the remaining required reclamation as weather permits.

     The Company is current on all permit obligations. The underground permit for the Alma and Pond Creek coal seams were issued February 2, 2006 and are scheduled to expire on November 6, 2009. This permit includes the coal washing facility and approximately one year of refuse disposal. As a general rule, the Company will need to perform periodic maintenance to remain in compliance with this permit. The large refuse disposal permit will require a Nation Wide 21
(404) valley fill permit which will be obtained from the U.S. Corp of Engineers. This permit is currently pending and once approved will be for a 15 year period. The Taylor seam is in the permitting process and is expected to be available for issue by the third quarter 2006, depending on the review process.

     The Company is currently out-sourcing all of the required engineering and permitting services. The Company is providing oversight on this process.

Gas and Oil

     The Company, through its wholly-owned subsidiary Consolidated Oil & Gas, Inc., acquired a lease on approximately 400 permitted acres in Morgan County, Kentucky for oil and gas production. The Company acquired the lease from the mineral holder in exchange for a working interest of all future wells constructed on the leased area. The Company also obtained an interest in an existing gas well that was on the 400 acre lease. This first well placed in operation was developed with a funding partner, Cascade Corporate Services, LLC. The partner owns 15% of the working interest in the well; a third party company from whom the lease was obtained owns 75% and the Company retained the balance. The development of oil & gas assets is not part of the Company's operating strategy and it does not plan on allocating any financial or human resources to further this business opportunity. Revenues for the years ended December 31, 2005 and 2004 were extremely minimal and not material to the operations of the Company.

                                LEGAL PROCEEDINGS

     Except as described below the Company is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of the Company's business. None of the Company's directors, officers or affiliates is involved in a proceeding adverse to the Company's business or has a material interest adverse to the Company's business.

     In March 2006, the Company engaged outside Kentucky counsel to secure a temporary restraining order or take other legal means, the purpose of which is to restrict the Company's stock transfer agent from allowing the transfer and/or sale of an aggregate of 1,500,000 certain stock certificates which the Company believes may have been inappropriately issued. The Company intends to fully explore the transactions and activity related to the certificates in question. The Company, upon completing its investigation, will respond in accordance to its findings. If the findings of such investigation result in the cancellation of these certificates, the registered shares of common stock outstanding shall be reduced by 1,500,000.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

     The following table sets forth information regarding our executive officers and directors as of April 3, 2006. There are no family relationships among any of the Company's executive officers and directors:

Name                              Age     Positions
----                              ---     ---------
David Guthrie..................    53    President and Director
Robert Chmiel..................    45    Interim CFO and Director
Joseph Jacobs..................    58    Secretary and Director
Edward Jennings................    68    Director
Carl Baker.....................    63    Director
Barry Tackett..................    31    Director
Timothy M. Stobaugh............    35    Director
Jesse Shelmire.................    48    Director
Scott Griffith.................    50    Director

     Mr. Guthrie has spent the majority of his life in entrepreneurial endeavors. He began his career in construction where he was the founder of the first home center in Indianapolis. He developed the business into a sizable contractor supply facility serving the Greater Indianapolis area. From 1976 to 1998, he was the founder and operator of Guthrie Building materials. From 1990 to 1996, he founded and co-managed Guthrie Rental Station. From 1991 to the present, he founded and operated Royal Custom Homes, LLC. He also served as a board member to TruServe (formerly American Hardware & ServiStar) from 1994 to 1996, one of the largest cooperatives in the United States. During his tenure as a board member, this company grew from less than $1 billion in revenue to $5 billion. From 1996 to the present, Mr. Guthrie has served as President of Saudi American Minerals, Inc. Mr. Guthrie has recently sold his lumber interest and retired from his TruServe responsibilities. Mr. Guthrie, who holds a BA from Purdue University (1976), is currently President of Consolidated Energy, Inc.

     Mr. Chmiel was appointed interim Chief Financial Officer effective January 13, 2006. Mr. Chmiel is also the CFO and co-founder of SCR Financial Group, Inc., a marketing company which specializes in financial services to the insurance industry. Since mid 2003, Mr. Chmiel has run his own CFO Consulting firm where he provides CFO services to both public and private companies, typically in the start-up or growth mode. In September 2003, Mr. Chmiel became the CFO for National Coal Corp. (NASDAQ: NCOC), a coal mining company based in Knoxville, TN. Prior to starting his own consulting firm, Mr. Chmiel served as CFO/COO of Brilliant Digital Entertainment, Inc. beginning in 2000 (AMEX: BDE), a publicly-traded software firm. Previously, he was the President/COO and co-founder of Phase2Media, Inc., a privately held Internet advertising sales and marketing firm, and Chief Financial Officer for BarnesandNoble.com (NASDAQ:
BNBN) prior to the online bookseller's IPO. Mr. Chmiel earned his MBA from the Wharton School of Business at the University of Pennsylvania in 1987, and his BA in Economics from The College of the Holy Cross in 1982.

     Joseph G. Jacobs has held various positions in the coal industry since 1970 including Vice President of the Kentucky Mining Institute and Coal Operators and Associates from 1999 to the present. He also served as a member of the Kentucky Mining Board from 1997 to 2002 and currently serves as Vice Chairman of the Kentucky Coal Producers. Mr. Jacobs is a graduate of the University of Kentucky in 1969 and is presently the owner of Jacobs Risk Management serving as a mining consultant to a variety of clients in Kentucky, Virginia and West Virginia.

     Dr. Edward H. Jennings is President Emeritus and Professor Emeritus of Finance at Ohio State University. Dr. Jennings has served in university leadership assignments including President, Ohio State University (1981-1990), President, University of Wyoming (1979-1981), and Vice President of Finance and University Studies, University of Iowa (1976-1979). He has had faculty assignments at the University of Iowa (1973-1979, University of Dar Es Salaam (1972-1973), and the University of Hawaii (1974). Dr. Jennings has been widely published in major academic journals and is the co-author of a basic investment textbook now in its fourth printing. Prior to his academic career, from 1963 to 1965, he served as production planner, production supervisor and senior industrial engineer for Merck & Company, Pennsylvania. He has traveled extensively in the Far East, Europe, and Africa on various trade missions, and assisted in the development of academic ties with numerous international universities. He holds degrees from the University of North Carolina, BS in Industrial Management (1959), Case Western Reserve University, MBA in Finance
(1963), and the University of Michigan, Ph.D. in Finance (1969).

     Mr. Baker has been chairman of the board of Harvard Design Group, Ltd., Monaco, Pennsylvania, since 1996. He brings 25 years of experience in design and management. From 1992-1996, he was president of BTI, Moon Township, Pennsylvania. Form 1990 to 1992; he was a principal in Global Design Incorporated, Pittsburgh, Pennsylvania. He has been involved in the design and management of $300 million in healthcare facilities, $250 million in transportation facilities, $200 million in educational facilities, and four million square feet of commercial, retail, office, and recreational facilities. Mr. Baker is a registered architect in Ohio, Pennsylvania, Virginia and West Virginia. Other experiences include acting as master planner, managing and developing business plans for corporate growth, coordinating large-volume projects, and managing all phases of construction detailing and coordination. Mr. Baker holds a degree from Carnegie Mellon University, BA in Architecture
(1965), and has studied architectural design management and business development at Pennsylvania State University and Geneva College, and management at Massachusetts Institute of Technology.

     Barry W. Tackett is a Certified Public Accountant and owns his C.P.A. firm in Stanville, Kentucky from April 2003 to Current. Mr. Tackett served as our Chief Financial Officer from February 2004 until January 12, 2006. Mr. Tackett comes from a family of coal operators and has worked for clients in the coal industry for over ten years. He received his Masters of Accounting from the University of Tennessee in August 2000 and is a member of the Kentucky Society of Certified Public Accountants.

     Tim Stobaugh was appointed as a director on January 13, 2006. He joined Gryphon Special Situations Fund as a portfolio manager in May 2004 after spending over 10 years with the investment banking firm of Stonegate Securities, Inc. in Dallas, Texas. In his most recent position at Stonegate, Mr. Stobaugh was responsible for managing the investment banking department's private placement offerings to institutional investors. Mr. Stobaugh graduated cum laude from Trinity University with a B.S. in Business Administration (Finance) in 1993, and earned the CFA designation in 1998.

     Jesse Shelmire was appointed as a director on January 13, 2006. He joined Stonegate Securities, Inc. in May of 1999. He is a co-owner and principal of Stonegate, and currently serves as a Managing Director of Investment Banking. Prior to joining Stonegate, Mr. Shelmire was Managing Director of Investment Banking for First London Securities from 1996 to 1999 where he managed public and private offerings. He began his career at Smith Barney in 1980. Mr. Shelmire received his Bachelor of Science in Economics in 1979 from Wharton School of Business at the University of Pennsylvania.

     Scott Griffith was appointed as a director on January 13, 2006. He joined Stonegate Securities, Inc. in 1992. Mr. Griffith is a co-owner and principal of Stonegate Securities, Inc., and serves as a Managing Director of Investment Banking. Prior to joining Stonegate in 1992, Mr. Griffith was a Vice-President at Donaldson, Lufkin, & Jenrette from 1980 to 1988 and a Vice-President at Smith Barney from 1988 to 1992. Mr. Griffith received his Bachelor of Science in Marketing from Florida State University in 1979.

Committees of the Board of Directors

     Our board does not have any committees, including an audit committee. The functions customarily delegated to an audit committee are performed by our full board of directors. As we do not maintain an audit committee, we do not have an audit committee financial expert within the meaning of Item 401(e) of Regulation S-B.

     We intend to establish an audit committee, compensation committee, and nominating and corporate governance committee during the second quarter of 2006.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth certain information concerning compensation earned by our Chief Executive Officer and the other named executive officers (the "named executive officers") who served as executive officers as at the fiscal year ended December 31, 2005, for services as executive officers for the last three fiscal years

         .
                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                           Compensation
                                                                            ------------------------------ ------------
                                              Annual Compensation                      Awards                Payouts
                                      ------------------------------------- ------------------------------ ------------
                                                                  Other                      Securities                    All
                                                                 Annual     Restricted       Underlying                   Other
         Name and                                                Compen-      Stock        Options/ SARs      LTIP       Compen-
    Principal Position        Year     Salary ($)   Bonus ($)  sation ($)    Award(s) ($)        (#)        Payouts ($)  sation ($)
--------------------------- --------- ------------- ---------- ------------ -------------- --------------- ------------ -----------
David Guthrie,               2005      $416,667       -0-        -0-            -0-            -0-            -0-         -0-
     President               2004        -0-          -0-        -0-            -0-            -0-            -0-         -0-
                             2003        -0-          -0-        -0-            -0-            -0-            -0-         -0-

Joseph G. Jacobs,            2005      $382,667       -0-        -0-            -0-            -0-            -0-         -0-
     Secretary               2004        $6,000       -0-        -0-         $487,500*         -0-            -0-         -0-
                             2003        $3,000       -0-        -0-            -0-            -0-            -0-         -0-

Barry W. Tackett,            2005      $268,667       -0-        -0-            -0-            -0-            -0-         -0-
     Former Chief
     Financial               2004       $24,000       -0-        -0-         $487,500*         -0-            -0-         -0-
     Officer                 2003        $4,000       -0-        -0-            -0-            -0-            -0-         -0-

     * Reflects the fair market value 125,000 shares of common stock granted to each of Mr. Jacobs and Mr. Tackett based on a price of $3.90 per share of common stock, which was the closing price of the stock on the date of grant.

Option Grants in Fiscal Year 2005

     We did not grant options in 2005.

Aggregated Option Exercises in 2005 and Year End Option Values

     None.

Compensation of Directors

     Subject to our Board of Directors amending our By-Laws, which our Board intends to do during the second quarter of 2006, we have agreed to pay outside directors $25,000 per year. Each director, at his or her sole discretion, can elect to be paid in either cash or common stock. An additional fee, to be determined, will be awarded to directors for service on committees.

Termination of Employment and Change of Control Arrangement

     There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with us or our subsidiaries, or any change in control of us, or a change in the person's responsibilities following a changing in control of us.

Executive Employment/Consulting Agreements


     Effective January 2005, we entered into an oral agreement with David Guthrie, our President and a director, pursuant to which we agreed to pay to Mr. Guthrie a base salary of $8,667 per month as compensation for his services as our President. We have not finalized a written employment agreement in connection with Mr. Guthrie's employment due to our limited management resources.


     Effective January 13, 2006, Robert Chmiel was appointed as our interim Chief Financial Officer upon the resignation of Barry Tackett on January 12, 2006. In connection with our January 13, 2006 private placement, we entered into a consulting agreement with RC Financial Group, LLC, pursuant to which Mr. Chmiel was retained as a non-exclusive financial advisor for a term of 24 months. In addition, we issued RC Financial Group, LLC 20,000 shares of common stock in exchange for financial advisory services rendered by Mr. Chmiel during the four months ended December 31, 2005 assisting us with a number of issues including, but not limited to, the January 13, 2006 private placement.


Securities Authorized for Issuance under Equity Compensation Plans

     We do not currently have a defined equity compensation plan in place. However we anticipate presenting an employee option plan to our shareholders for vote at our annual shareholder meeting, which we anticipate holding sometime in May 2006.

     The  following  table  shows   information  with  respect  to  each  equity
compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

------------------------------------ ------------------------ ----------------------- ---------------------------
                                                                                         Number of securities
                                      Number of securities                             remaining available for
                                        to be issued upon        Weighted average       future issuance under
           Plan category                   exercise of          exercise price of     equity compensation plans
                                      outstanding options,     outstanding options,     (excluding securities
                                       warrants and rights     warrants and rights     reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                     (b)                         (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved
by security holders                            -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not
approved by security holders
                                            1,161,760                 $1.70-                     -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                       1,161,760                 $1.70                      -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

Material Features of Individual Equity Compensation Plans not Approved by Stockholders

     On January 3, 2005, we issued the following shares of common stock to our officers and directors for services rendered during the year that ended December 31, 2004: 250,000 issued to Joseph Jacobs, COO, Secretary and Director; 250,000 shares to Barry Tackett, CFO and Director, 25,000 shares to Carl Baker, Director and 25,000 shares to Edward Jennings, Director. We recognized a $1,072,500 compensation expense, which approximates the value quoted that day on the OTC Bulletin Board.

     In January 2005, we issued warrants for the purchase of an aggregate of 51,470 shares of common stock with a term of five years and an exercise price of $1.70 per share to Stonegate Securities, Inc., a Texas corporation, which we refer to as Stonegate, as additional placement agent compensation related to the January 2005 bridge financing. The warrant issuances were in the form of a warrant issued to Scott R. Griffith and a warrant issued to Jesse B. Shelmire IV, each for the purchase of 25,735 shares. In February 2005, we issued Messrs. Griffith and Shelmire warrants to purchase 1,110,290 shares (555,145 shares each) of common stock with term of five years and an exercise price of $1.70 per share as additional compensation for the placement of 6% senior secured convertible notes and related warrants in February 2005 and the exercise of Additional Investment Rights during 2005. These warrants were exercised on a cashless basis and we thereby issued an aggregate of 652,144 shares (326,072 shares each) of common stock to Messrs. Griffith and Shelmire.


                   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
                      ON ACCOUNTING AND FINANCIALDISCLOSURE

     We have had no disagreements with our certified public accountants with respect to accounting practices or procedures or financial disclosure. On April 1, 2005, we accepted the resignation of Clyde Bailey, PC as our independent auditor. Also on April 1, 2005, we engaged Killman Murrell & Company, PC as our successor independent audit firm. Neither us, nor anyone acting on our behalf, consulted Killman Murrell regarding any matters specified in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-B. Our acceptance of Bailey's resignation and subsequent engagement of Killman Murrell was approved by our Board of Directors.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

     Since October 18, 2002, our common stock has been quoted on the OTC Bulletin Board under the symbol "CEIW." Prior to that date, our common stock was quoted on the OTC Bulletin Board under the symbol "BBQA." Set forth below are the high and low bid prices for our common stock for the last two fiscal years and subsequent interim periods. Although our common stock is quoted on the OTC Bulletin Board it has traded sporadically with no significant volume. Consequently, the information provided below may not be indicative of our common stock price under different conditions.


     On April 3, 2006, the closing sale price of our common stock on the OTC Bulletin Board was $2.90 per share. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

         Quarter Ended                  High              Low
         -------------                  ----              ---
         March 31, 2006                 $3.49             $1.60

         Quarter Ended                  High              Low
         -------------                  ----              ---
         December 2005                  $2.66             $1.10
         September 2005                 $3.05             $2.15
         June 2005                      $2.24             $2.16
         March 2005                     $3.27             $3.06

         Quarter Ended                  High              Low
         -------------                  ----              ---
         December 2004                  $2.20             $1.40
         September 2004                 $2.30             $1.01
         June 2004                      $1.93             $1.20
         March 2004                     $2.05             $0.75

Number of Shareholders

     As of April 3, 2006, there were approximately 167 holders of record of our common stock.

Dividend Policy


     Since our inception, we have not paid any dividends on our common stock, and we do not anticipate that we will pay dividends in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth as of April 3, 2006, the name, address and the number of shares of our Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the issued and outstanding shares of our Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.


     Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless other indicated, the address of each beneficial owner listed below is c/o Consolidated Energy, 76 George Road, Betsy Layne, Kentucky 41605.


                                                                           Percentage of
Name of Beneficial Owner                         Number of Shares          Shares Beneficially Owned (1)
------------------------------------------------ ------------------------- ----------------------------------
Executive Officers and Directors:
David Guthrie                                              750,000                               4.2%
President, Director

Robert Chmiel                                              112,553                               0.6%
CFO, Director

Joseph G. Jacobs                                           351,000                               1.9%
Secretary, Director

Edward H. Jennings                                          25,000                                 *
Director

Carl G. Baker                                               25,000                                 *
Director

Barry W. Tackett                                           350,000                               1.9%
Director

Timothy M. Stobaugh                                              0                                 0%
Director

Jesse Shelmire                                             518,831                               2.9%
Director

Scott Griffith                                             768,831                               4.2%
Director

                                       45

All  Directors  and  Executive  Officers  as  a          2,900,215                              16.1%
Group (9 persons)
Other 5% Shareholders:

Gryphon Master Fund, L.P. (2)                            1,927,942                              9.99%
100 Crescent Court, Suite 490
Dallas, Texas 75201

GSSF Master Fund, LP (3)                                 1,868,147                               9.5%
100 Crescent Court, Suite 490
Dallas, Texas 75201

Diatom Energy, LLC (4)                                   1,182,502                               6.6%
1030 Coral Ridge Dr.
Coral Springs, FL 33071

Jeff Miller                                                994,977                               5.5%
1876 Monte Carlo
Coral Springs, FL 33071

         * less than 1%

(1) Applicable percentage ownership as of April 3, 2006 is based upon 17,975,374 shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges ("Purchase Rights") are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such Purchase Rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. "Beneficial ownership" under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power.
(2) Includes: (a) 604,442 shares of common stock; and (b) 1,323,500 shares issuable upon the conversion of $1,191,150 principal amount of 6% senior secured convertible notes. E. B. Leon makes the investment decisions on behalf of Gryphon Master Fund, L.P. and has voting control over the securities beneficially owned by Gryphon Master Fund, L.P.
(3) Includes: (a) 201,480 shares of common stock; and (b) 1,666,667 shares issuable upon the conversion of $1,500,000 principal amount of 6% senior secured convertible notes. Tom C. Davis makes the investment decisions on behalf of GSSF Master Fund, LP and has voting control over the securities beneficially owned by GSSF Master Fund, LP.

(4) Jay Lasner, a principal of Diatom Energy, LLC, is an indirect beneficial owner of such shares.

                              SELLING SHAREHOLDERS

     The following table lists certain information with respect to the selling shareholders as follows: (i) each selling shareholder's name, (ii) the number of outstanding shares of common stock beneficially owned by the selling shareholders prior to this offering; (iii) the number of shares of common stock to be beneficially owned by each selling shareholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling shareholder; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling shareholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling shareholder. Except as noted, none of the selling shareholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

     The selling shareholders may sell all, or none of their shares in this offering. See "Plan of Distribution."

                                                                                                          Shares Beneficially Owned
                                                                                                              After the Offering
                                                                                                            -----------------------
                                                   Shares Beneficially         Shares Being Offered
            Name                                 Owned Prior to Offering    Pursuant to this Prospectus (1)     Number      Percent
---------------------------------------------    -----------------------    ------------------------------  ------------ -----------
Gryphon Master Fund, L.P.
100 Crescent Court
Suite 490
Dallas, Texas 75201                                     9,201,376                  9,201,376 (2)                     0           *

GSSF Master Fund, LP
100 Crescent Court
Suite 475
Dallas, Texas 75201                                     3,233,792                  3,233,792 (3)                     0           *

Lonestar Partners, L.P.
c/o Lonestar Capital Management, LLC
One Maritime Plaza, Suite 2555
San Francisco, California  94111                        6,699,262                  6,699,262 (4)                     0           *

WS Opportunity International Fund Ltd.
300 Crescent Court, Suite 1111
Dallas, Texas 75201                                       170,893                    170,893 (5)                     0           *

WS Opportunity Fund (QP), L.P.
300 Crescent Court, Suite 1111
Dallas, Texas 75201                                       127,668                    127,668 (6)                     0           *

WS Opportunity Fund, L.P.
300 Crescent Court, Suite 1111
Dallas, Texas 75201                                       118,657                    118,657 (7)                     0           *

Renaissance US Growth Investment Trust PLC
c/o RENN Capital Group, Inc.
8080 N. Central Expressway
Suite 210, LB-59
Dallas, Texas  75206                                    1,276,912                  1,276,912 (8)                     0           *

BFS US Special Opportunities Trust PLC
c/o RENN Capital Group, Inc.
8080 N. Central Expressway
Suite 210, LB-59
Dallas, Texas  75206                                    1,276,912                  1,276,912 (9)                     0           *

Scott R. Griffith
Stonegate Securities, Inc.
5940 Sherry Lane, Suite 410
Dallas, Texas 75225                                       768,831                   768,831 (10)                     0           *

Jesse B. Shelmire IV
Stonegate Securities, Inc.
5940 Sherry Lane, Suite 410
Dallas, Texas 75225                                       518,831                   518,831 (11)                     0           *

                                       47

Enable Growth Partners, LP
One Ferry Building, Suite 255
San Francisco, CA 94111                                 2,865,119                 2,865,119 (12)                     0           *

Enable Opportunity Partners, LP
One Ferry Building, Suite 255
San Francisco, CA 94111                                   608,964                   608,964 (13)                     0           *

Gamma Opportunity Capital Partners L.P.
275 Seventh Avenue, Suite 2000
New York, NY 10001                                      1,164,701                 1,164,701 (14)                     0           *

Bushido Capital Master Fund L.P.
275 Seventh Avenue, Suite 2000
New York, NY 10001                                      1,890,191                 1,890,191 (15)                     0           *

Cordillera Fund, LP
8201 Preston Road, Suite 400
Dallas, TX 75225                                        2,211,480                 2,211,480 (16)                     0           *

Newgrange Partners, LP
8201 Preston Road, Suite 400
Dallas, TX 75225                                           85,854                    85,854 (17)                     0           *

Whalehaven Capital Fund Limited
3rd Floor, 14 Par-La-Ville Road
Hamilton HM08
Bermuda                                                 1,666,667                 1,666,667 (18)                     0           *

ABS SOS-Plus Partners Ltd.
1967 Longwood - Lake Mary Road
Longwood, FL 32750                                        208,333                   208,333 (19)                     0           *

Regenmacher Holdings, Ltd.
1967 Longwood - Lake Mary Road
Longwood, FL 32750                                        208,333                   208,333 (20)                     0           *

Iroquois Master Fund Ltd.
641 Lexington Avenue, 26th Floor
New York, NY 10022                                        416,667                   416,667 (21)                     0           *

Robert Blakely
c/o Stonegate Securities, Inc.
5940 Sherry Lane, Suite 410
Dallas, Texas 75225                                        50,000                    50,000 (22)                     0           *

Jeff Nash
11550 East F.M. 917
Alverado, Texas 76009                                     100,000                   100,000 (23)                     0           *

Stan Graff
8901 Governors Row
Dallas, Texas 75247                                       100,000                   100,000 (24)                     0           *

                                       48

RC Financial Group, LLC
650 Hampshire Rd., suite 200
Westlake Village, CA 91361                                112,553                   112,553 (25)                     0           *

TOTAL SHARES OFFERED                                                             35,081,996  (1)
                                                                                 ===============

* less than 1%.

(1) Includes: (a) 15,277,778 shares issuable upon conversion of $13,750,000 principal amount of 6% senior secured convertible notes; (b) 2,093,306 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 1,058,822 presently outstanding shares of common stock issued as payment of accrued interest pursuant to the terms of $1,800,000 principal amount of promissory notes originally issued on September 23, 2005, as amended on November 24, 2005 to increase the principal amount from $1,500,000 to $1,800,000; (d) 6,933,256 shares issuable upon conversion of $6,239,930 principal amount of 8% senior secured convertible notes; (e) 9,046,694 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing; and (f) 672,140 presently outstanding shares of common stock issued upon exercise of warrants which were issued as consideration for financial consulting services and placement agent fees. Except for RC Financial Group, LLC, the selling shareholders have contractually agreed to restrict their ability to convert their senior secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling shareholders exceeds the number of shares of common stock that the selling shareholders could beneficially own at any given time through their ownership of the senior secured convertible notes and warrants.

(2) Includes: (a) 5,000,000 shares issuable upon conversion of $4,500,000 principal amount of 6% senior secured convertible notes; (b) 604,442 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 1,172,466 shares issuable upon conversion of $1,055,219 principal amount of 8% senior secured convertible notes; and (d) 2,424,468 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. E.B. Leon makes the investment decisions on behalf of Gryphon Master Fund, L.P. and has voting control over the securities beneficially owned by Gryphon Master Fund, L.P.

(3) Includes: (a) 1,666,667 shares issuable upon conversion of $1,500,000 principal amount of 6% senior secured convertible notes; (b) 201,480 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes (c) 501,933 shares issuable upon conversion of $451,740 principal amount of 8% senior secured convertible notes; and (d) 863,712 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Tom C. Davis makes the investment decisions on behalf of GSSF Master Fund, LP and has voting control over the securities beneficially owned by GSSF Master Fund, LP.

(4) Includes: (a) 4,444,444 shares issuable upon conversion of $4,000,000 principal amount of 6% senior secured convertible notes; (b) 603,715 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 207,489 shares issuable upon conversion of $186,740 principal amount of 8% senior secured convertible notes; and (d) 1,443,614 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Jerome
     L. Simon makes the investment decisions on behalf of Lonestar Partners, L.P. and has voting control over the securities beneficially owned by Lonestar Partners, L.P.

(5) Includes: (a) 113,778 shares issuable upon conversion of $102,400 principal amount of 6% senior secured convertible notes; (b) 21,647 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 5,798 shares issuable upon conversion of $5,218 principal amount of 8% senior secured convertible notes; and (d) 29,670 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Patrick P. Walker, G. Stacy Smith and Reid S. Walker make the investment decisions on behalf of WS Opportunity International Fund Ltd. and have voting control over the securities beneficially owned by WS Opportunity International Fund Ltd.

(6) Includes: (a) 85,000 shares issuable upon conversion of $76,500 principal amount of 6% senior secured convertible notes; (b) 16,171 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 4,331 shares issuable upon conversion of $3,898 principal amount of 8% senior secured convertible notes; and (d) 22,166 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Patrick P. Walker, G. Stacy Smith and Reid S. Walker make the investment decisions on behalf of WS Opportunity Fund (QP), L.P. and have voting control over the securities beneficially owned by WS Opportunity Fund (QP), L.P.

(7) Includes: (a) 79,000 shares issuable upon conversion of $71,100 principal amount of 6% senior secured convertible notes; (b) 15,030 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 4,026 shares issuable upon conversion of $3,623 principal amount of 8% senior secured convertible notes; and (d) 20,601 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Patrick P. Walker, G. Stacy Smith and Reid S. Walker make the investment decisions on behalf of WS
     Opportunity Fund, L.P. and have voting control over the securities beneficially owned by WS Opportunity Fund, L.P.

(8) Includes: (a) 833,333 shares issuable upon conversion of $750,000 principal amount of 6% senior secured convertible notes; (b) 77,206 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 40,000 shares issuable upon conversion of $36,000 principal amount of 8% senior secured convertible notes; and (d) 326,373 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. G. Russell Cleveland makes the investment decisions on behalf of Renaissance US Growth Investment Trust PLC and has voting control over the securities beneficially owned by Renaissance US Growth Investment Trust PLC.

(9) Includes: (a) 833,333 shares issuable upon conversion of $750,000 principal amount of 6% senior secured convertible notes; (b) 77,206 presently outstanding shares of common stock issued pursuant to the cashless exercise of warrants which were issued in connection with the 6% senior secured convertible notes; (c) 40,000 shares issuable upon conversion of $36,000 principal amount of 8% senior secured convertible notes; and (d) 326,373 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. G. Russell Cleveland makes the investment decisions on behalf of BFS US Special Opportunities Trust PLC and has voting control over the securities beneficially owned by BFS US Special Opportunities Trust PLC.

(10) Includes: (a) 517,998 shares of common stock acquired upon exercise of placement agent warrants issued in connection with the sale of our 6% senior secured convertible notes and related warrants; (b) 167,222 shares of common stock issuable upon conversion of $150,500 principal amount of 8% senior secured convertible notes; and (c) 83,611 shares of common stock issuable upon conversion of placement agent warrants. Scott R. Griffith is a registered representative of Stonegate Securities, Inc., a registered broker-dealer, and is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under this prospectus. Mr. Griffith received his securities as compensation for placement agent services in connection with the sale of our 6% senior secured convertible notes, 8% senior secured convertible notes and the related common stock purchase warrants. Mr. Griffith is a member of our Board of Directors.

(11) Includes: (a) 267,998 shares of common stock acquired upon exercise of placement agent warrants issued in connection with the sale of our 6% senior secured convertible notes and related warrants; (b) 167,222 shares of common stock issuable upon conversion of $150,500 principal amount of 8% senior secured convertible notes; and (c) 83,611 shares of common stock issuable upon conversion of placement agent warrants. Jesse B. Shelmire IV is a registered representative of Stonegate Securities, Inc., a registered broker-dealer, and is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under this prospectus. Mr. Shelmire received his securities as compensation for placement agent services in connection with the sale of our 6% senior secured convertible notes, 8% senior secured convertible notes and the related common stock purchase warrants. Mr. Shelmire is a member of our Board of Directors.

(12) Includes: (a) 282,353 shares of common stock acquired as payment of interest on previously outstanding Bridge Notes issued in November 2005;
     (b) 722,222 shares issuable upon conversion of $650,000 principal amount of 6% senior secured convertible notes; (c) 999,622 shares issuable upon conversion of $899,660 principal amount of 8% senior secured convertible notes; and (d) 860,922 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Mitch Leveine makes the investment decisions on behalf of Enable Growth Partners, LP and has voting control over the securities beneficially owned by Enable Growth Partners, LP.

(13) Includes: (a) 70,588 shares of common stock acquired as payment of interest on previously outstanding Bridge Notes issued in November 2005; (b) 111,111 shares issuable upon conversion of $100,000 principal amount of 6% senior secured convertible notes; (c) 247,806 shares issuable upon conversion of $223,025 principal amount of 8% senior secured convertible notes; and (d) 179,459 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Mitch Leveine makes the investment decisions on behalf of Enable Opportunity Partners, LP and has voting control over the securities beneficially owned by Enable Opportunity Partners, LP.

(14) Includes: (a) 147,058 shares of common stock acquired as payment of interest on previously outstanding Bridge Notes issued in November 2005;
     (b) 388,889 shares issuable upon conversion of $350,000 principal amount of 6% senior secured convertible notes; (c) 289,540 shares issuable upon conversion of $260,586 principal amount of 8% senior secured convertible notes; and (d) 339,214 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Christopher Rossman makes the investment decisions on behalf of Gamma Opportunity Capital Partners L.P. and has voting control over the securities beneficially owned by Gamma Opportunity Capital Partners L.P.

(15) Includes: (a) 205,882 shares of common stock acquired as payment of interest on previously outstanding Bridge Notes issued in November 2005;
     (b) 388,889 shares issuable upon conversion of $350,000 principal amount of 6% senior secured convertible notes; (c) 733,984 shares issuable upon conversion of $660,586 principal amount of 8% senior secured convertible notes; and (d) 561,436 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Christopher Rossman makes the investment decisions on behalf of Bushido Capital Master Fund L.P.and has voting control over the securities beneficially owned by Bushido Capital Master Fund L.P.

(16) Includes: (a) 352,941 shares of common stock acquired as payment of interest on previously outstanding Bridge Notes issued in November 2005;
     (b) 555,556 shares issuable upon conversion of $500,000 principal amount of 6% senior secured convertible notes; (c) 683,470 shares issuable upon conversion of $615,123 principal amount of 8% senior secured convertible notes; and (d) 619,513 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Stephen
     J. Carter and James P. Andrew make the investment decisions on behalf of Cordillera Fund, LP and have voting control over the securities beneficially owned by Cordillera Fund, LP.

(17) Includes: (a) 55,556 shares issuable upon conversion of $50,000 principal amount of 6% senior secured convertible notes; (b) 1,680 shares issuable upon conversion of $1,512 principal amount of 8% senior secured convertible notes; and (c) 28,618 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Michael
     H. Scholten makes the investment decisions on behalf of Newgrange Partners, LP and has voting control over the securities beneficially owned by Newgrange Partners, LP.

(18) Includes: (a) 1,111,111 shares issuable upon conversion of $1,000,000 principal amount of 8% senior secured convertible notes; and (b) 555,556 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Evan Schemenauer makes the investment decisions on behalf of Whalehaven Capital Fund Limited and has voting control over the securities beneficially owned by Whalehaven Capital Fund Limited.

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
(19) Includes: (a) 138,889 shares issuable upon conversion of $125,000 principal amount of 8% senior secured convertible notes; and (b) 69,444 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Jonathan Knight makes the investment decisions on behalf of ABS SOS-Plus Partners Ltd. and has voting control over the securities beneficially owned by ABS SOS-Plus Partners Ltd.

(20) Includes: (a) 138,889 shares issuable upon conversion of $125,000 principal amount of 8% senior secured convertible notes; and (b) 69,444 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Jonathan Knight makes the investment decisions on behalf of Regenmacher Holdings, Ltd. and has voting control over the securities beneficially owned by Regenmacher Holdings, Ltd.

(21) Includes: (a) 277,778 shares issuable upon conversion of $250,000 principal amount of 8% senior secured convertible notes; and (b) 138,889 shares issuable upon exercise of warrants issued in connection with the 8% senior secured convertible note financing. Josh Silverman makes the investment decisions on behalf of Iroquois Master Fund Ltd. and has voting control over the securities beneficially owned by Iroquois Master Fund Ltd.


(22) Represents presently outstanding shares of common stock which were acquired in a private transaction from Jesse Shelmire of Stonegate Securities, Inc. Robert Blakely purchased these shares for investment purposes and was not related to placement agent services. Mr. Blakely is a registered representative of Stonegate Securities, Inc., a registered broker-dealer, and may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under this prospectus.

(23) Represents presently outstanding shares of common stock which were acquired in a private transaction from Jesse B. Shelmire IV.

(24) Represents presently outstanding shares of common stock which were acquired in a private transaction from Jesse B. Shelmire IV.

(25) Represents presently outstanding shares of common stock. Robert Chmiel makes the investment decisions on behalf of RC Financial Group, LLC and has voting control over the securities beneficially owned by RC Financial Group, LLC. Mr. Chmiel is our interim Chief Financial Officer and one of our directors.


6% Senior Secured Convertible Notes Due 2008

         On February 24, 2005, we executed a financing transaction for aggregate gross proceeds of $7,000,000, with additional investment rights of up to an additional $7,000,000, such financing to be used for the purchase of equipment and to fund expenditures for the consummation of mining activities at the Warfield Mine. The financing is in the form of 6% senior secured convertible notes for an aggregate total face amount of $7,000,000 and a term of three years. The 6% senior secured convertible notes initially had a conversion price of $1.70 per share which was subsequently amended to $0.90 per share on January 13, 2006. Holders of the 6% senior secured convertible notes are Gryphon Master Fund, L.P. and GSSF Master Fund, LP, Lonestar Partners, L.P., WS Opportunity International Fund, Ltd., WS Opportunity Fund (QP), L.P., WS Opportunity Fund, L.P., Renaissance US Growth Investment Trust PLC, and BFS US Special Opportunities Trust PLC. As additional consideration, we have issued to the 6% note holders warrants to purchase an aggregate of 2,058,824 shares of common stock. Such warrants initially had an exercise price of $1.70 per share which was subsequently amended to $0.90 per share on January 13, 2006. The warrants are exercisable for a term of five years. The conversion price of the 6% senior secured convertible notes, and the exercise price of the related warrants, are subject to certain normal and customary anti-dilution adjustment provisions and also include a one-time reset provision.

     Additionally, during March and June 2005 we received additional investments totaling $6,750,000 of 6% senior secured convertible notes from the following investors who exercised Additional Investment Rights: Gryphon Master Fund, L.P., GSSF Master Fund, L.P., Lonestar Partners, L.P., Renaissance US Growth, BFS US Special Opportunities Trust PLC, Enable Capital, Bushido Capital, AC Capital, and Newgrange Advisors, LLC.

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
     The 6% senior secured convertible notes bear interest at 6%, mature in February, 2008, and are convertible into our common stock, at the selling shareholder's option. The 6% senior secured convertible notes were initially convertible into shares of common stock at a conversion price of $1.70 per share, which was subsequently amended on January 13, 2006 to $0.90 per share. The conversion price of the 6% senior secured convertible notes is subject to adjustment in the event we issue additional stock below the then current market price or declare a stock split or stock dividend. In addition, the conversion price is subject to a one time adjustment.

     In addition, we issued to the selling shareholders warrants to purchase up to 2,573,529 shares of our common stock at an initial exercise price of $1.70 per share. The exercise price was amended to $0.90 per share on January 13, 2006. The exercise price of the warrants is subject to the same adjustments and reset provisions as the 6% senior secured convertible notes.

     Pursuant to the terms of the 6% senior secured convertible notes and the warrants, the selling shareholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     On January  13,  2006,  in  connection  with the sale of 8% senior  secured convertible notes described below, the terms of the 6% senior secured convertible notes and related warrants were materially amended. A complete description of the material terms of the amendments is included under "Forbearance Agreement" beginning on page 12 of this prospectus.

8% Senior Secured Convertible Notes Due June 30, 2008

     On January 13, 2006, we sold approximately $6.24 million principal amount of 8% senior secured convertible notes due June 30, 2008 to 18 accredited investors. In connection with the sale of the 8% senior secured convertible notes, we issued investors warrants to purchase an aggregate of approximately
3.3 million shares of common stock, calculated as 50% of each investor's subscription amount divided by $0.90. Of the $6.24 million principal amount of 8% senior secured convertible notes, we received gross proceeds of $3.4 million. The remaining approximate $2.84 million principal amount of 8% senior secured convertible notes was paid by investors as follows: (a) $1.8 million was paid by the cancellation of promissory notes sold by us on September 23, 2005; (b) $102,000 represents a management fee owed to the lead investor, Gryphon Master Fund, L.P.; (c) $586,000 represents interest accrued on our 6% senior secured convertible notes sold February 24, 2005 and pursuant to certain Additional Investment Rights sold February 24, 2005; and (d) $352,000 represents $352,000 of placement agent fees in connection with the sale of the 8% senior secured convertible notes.


     The 8% senior secured convertible notes have a final maturity date of June 30, 2008, accrue interest at the rate of 8% per annum, are secured by all of our properties and assets and the properties and assets of each of our subsidiaries, and are guaranteed by each of our subsidiaries. The 8% senior secured convertible notes rank pari passu with our outstanding 6% senior secured convertible notes. Interest may be paid either in cash or with shares of common stock in our sole discretion. Holders of the 8% senior secured convertible notes have the right to convert the outstanding principal amount into shares of our common stock from time to time based on a conversion price of $0.90, subject to adjustment. Beginning July 1, 2006, on the first day of each month we are required to redeem 1/24th of the outstanding principal of the 8% senior secured convertible notes (the "Monthly Redemption Amount"). If the transaction is registered on an effective registration statement and certain other conditions are satisfied, we may pay the Monthly Redemption Amount with shares of common stock based on a conversion price equal to the lesser of (a) the then conversion price and (b) 80% of the daily volume weighted average price of the common stock for the 10 consecutive trading days prior to the applicable monthly redemption date. In the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million, the conversion price of the 8% senior secured convertible notes will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006. In addition, if we issue or commit to issue or distribute new securities at a price per share less than the current market price or the current conversion price, then the conversion price will be adjusted to reflect such lower price. The conversion price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

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
     The warrants issued in connection with the 8% senior secured convertible notes have an exercise price of $0.90 per share and are exercisable until January 14, 2011. Holders may exercise the warrants on a cashless basis after the first anniversary of the initial issuance date and then only in the event that a registration statement covering the resale of the warrant shares is not then effective. In the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million, the exercise price of the warrants will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006. In addition, if we issue or commit to issue or distribute new securities at a price per share less than the current market price or the current exercise price, then the exercise price will be adjusted to reflect such lower price. The exercise price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

     The investors have agreed to restrict their ability to convert the 8% senior secured convertible notes and exercise the warrants such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

     We agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the 8% senior secured convertible notes and related warrants on or before February 12, 2006 and cause such registration statement to be declared effective no later than May 31, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than the transactions listed below, during the fiscal years ended December 31, 2005, December 31, 2004 and 2003, there were no material transactions, or series of similar transactions, since the beginning of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which we were or are to be party, in which the amount involved exceeds $60,000, and in which any of our directors or executive officers, or any security holders who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

     Our principal executive office is currently located at 76 George Road, Betsy Layne, KY 41605. Starting January 1, 2005 we entered into a verbal lease for $2,000 per month plus utilities averaging approximately $300 per month, which approximates market rates. The property is leased from Jacobs Risk Management, a company owned by Mr. Joe Jacobs, our Chief Operating Officer.

     During the year ended December 31, 2004, we issued 700,000 shares of common stock to Eastern Land Development Company, Inc., a company controlled by Larry Hunt a related party due to the fact that during the time of the transactions, Mr. Hunt beneficially owned more than 10% of our outstanding common stock, in exchange for the Copley coal lease. The 700,000 shares of stock were valued at fair market value of $1,085,000, which represents the closing quoted market value of the stock on the date of acquisition.

     In February 2005, we issued 2,500,000 shares of common stock to Eastern Land Development Company, Inc. and acquired the right to mine an additional approximately 26.0 million tons of proven and probable coal in the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams. The acquisition was booked at $4,875,000, the fair market value of the stock on the date issued.

     On January 6, 2004, we received $275,000 from a related party, Eastern Consolidated Mining, Inc. ("Mining"), a company controlled by Larry Hunt and CJ Douglas, each a related party at the time of the transaction, as a prepayment for future coal sales. Mining has a coal sales contract between Mining and a customer. We invoice Mining for coal delivered on a weekly basis. During the years ended December 31, 2004 and December 31, 2005, $751,450 and $341,415, respectively, of coal sales were recorded as a result of this agreement. At December 31, 2004, payable to a related party includes $110,450 due Mining, which represents the balance due on the advance payment of $275,000. At December 31, 2005 this payable was $0. Mining is considered a related party due to the fact that during the time of the transactions, the principals of Mining, when taken as a whole, beneficially owned more than 10% of our outstanding common stock. Coal sales receipts were not transferred to is, we invoiced Mining for coal shipped to Mining's customer. We were reducing our $275,000 obligation to Mining on a per ton basis. When we suspended coal shipments to Mining's customer on February 7, 2005, $110,450 was the remaining balance due.

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
     Barry Tackett, appointed as a director and CFO in February 2004, was paid a total of $10,610 for accounting services in fiscal 2003, and $37,509 in fiscal 2004. In January 2005, Mr. Tackett also received a total of 225,000 shares for consulting services in fiscal 2004 valued at $438,750. In January 2006, Mr. Tackett resigned as CFO and agreed to serve as our Controller. We currently have an oral agreement with Mr. Tackett. Mr. Tackett provides services relating to all aspects of the Company's accounting needs, including payroll services and general day to day accounting functions.


     Jacobs Risk Management, a risk management consulting company operated as a sole proprietorship by one of our directors and our Secretary, Joseph G. Jacobs, provides preventative and ongoing compliance support to help insure that Eastern remains in compliance with all state and federal mandates. Through Jacobs Risk Management, Mr. Jacobs was paid a total of $7,146 in fiscal 2003, and $25,543 in fiscal 2004. In January 2005, Mr. Jacobs also received 225,000 shares for consulting services in fiscal 2004 valued at $438,750. We currently have an oral agreement with Mr. Jacobs in connection with Jacobs Risk Management's services.

     Steven Hicks, appointed as a director in February 2004, is the owner of CVS, Inc., a coal consulting company. CVS was paid a total of $15,000 for consulting services in fiscal 2003. Mr. Hicks resigned as a director in October 2004.

     Clear Focus, Inc., one of our major shareholders, was paid $15,500 for business and management consulting services in fiscal 2004, and $37,800 in fiscal 2003.

     In anticipation of the completion of our planned acquisition, we paid a total $15,000 in patent fees for Saudi American in fiscal 2004. We paid $24,146 in expenses for Saudi American during fiscal 2003, including $16,595 for advertising and promotional materials for the clean coal technology, $751 for freight delivery on coal to be tested, and $6,800 for laboratory testing.

     We paid $2,814 to Kentucky Energy Consultants for services and accrued an additional $29,666 for services through December 31, 2003. The Company accrued an additional $133,092 for services through December 31, 2004. Principals of Kentucky Energy Consultants are minority shareholders of us and major shareholders of Saudi American.

     In fiscal 2003, we paid $55,344.29 to Midwest Energy Transport for services. In fiscal 2004, we paid $35,875 to Midwest Energy Transport.
Principals of Midwest Energy are minority shareholders of us and major shareholders of Saudi American.

     In 2004, Eastern Consolidated Oil & Gas engaged in a series of transactions related to oil and gas leases with Buckeye Energy Development, LLC. Principals of Buckeye Energy Development are minority shareholders of us and major shareholders of Saudi American.

     In 2004, we engaged in a series of transactions related to coal sales with Eastern Consolidated Mining, Inc. Principals of Eastern Consolidated Mining are minority shareholders of us and major shareholders of Saudi American.

     On January 13, 2006, Scott Griffith and Jesse Shelmire were appointed to our Board of Directors. Messrs. Griffith and Shelmire are both registered representatives of Stonegate Securities, Inc., the placement agent engaged by us in connection with our January 13, 2006 private placement. We paid Stonegate Securities, Inc. a 7% placement agent fee for services rendered in connection with the January 13, 2006 private placement, which Stonegate elected to be paid in the same securities as the institutional investors who participated in the January 13, 2006 transaction. We also paid Stonegate Securities, Inc. a placement agent fee of $825,000 in association with placement of our sale of 6% senior secured convertible notes and related warrants in February 2005 and the exercise of Additional Investment Rights during 2005. Also in connection with these placements, we issued Messrs. Griffith and Shelmire warrants to purchase 1,110,290 shares (555,145 shares each) of common stock with term of five years and an exercise price of $1.70 per share. These warrants were exercised on a cashless basis and we thereby issued an aggregate of 652,144 shares (326,072 shares each) of common stock to Messrs. Griffith and Shelmire. Messrs. Griffith and Shelmire were also issued warrants to purchase 577,778 shares (288,889 shares each) of common stock with a term of five years and an exercise price of $0.90 per share as additional compensation for their placement agent efforts pursuant to the successful closing of the January 13, 2006 transaction. These warrants were exercised on a cashless basis in February 2006 and we thereby issued an aggregate of 383,856 shares (191,928 shares each) of common stock to Messrs. Griffith and Shelmire.

     RC Financial Group LLC was issued 20,000 shares of common stock during the year ended December 31, 2005 for financial consulting services. On January 13, 2006 Mr. Robert Chmiel, a principal of RC Financial Group, LLC, was appointed to our Board of Directors and interim Chief Financial Officer. Mr. Chmiel's agreement with the company is for an annual salary of $150,000 and warrants to purchase 150,000 shares of common stock with a term of five years and an exercise price of $0.90 per share. These warrants were exercised on a cashless basis in February 2006 and the Company thereby issued an aggregate of 92,553 shares of common stock to RC Financial Group, LLC.

                            DESCRIPTION OF SECURITIES

     The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. As of April 3, 2006, there were 17,975,374 shares of common stock issued and outstanding.

Common Stock

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

Transfer Agent and Registrar

     We were notified that our stock transfer agent, Pacific Stock Transfer, has resigned effective as of March 31, 2006. We have retained InterWest Transfer Co., based in Salt Lake City, Utah, as our new transfer agent.

                              PLAN OF DISTRIBUTION

     The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the common stock by one or more of the following methods, without limitation:

     o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

     o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

     o    Privately negotiated transactions;

     o    In connection with short sales of company shares;

     o Through the distribution of common stock by any selling shareholder to its partners, members or shareholders;

     o    By pledge to secure debts of other obligations;

     o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     o    Purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account; or

     o    In a combination of any of the above.

     These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling shareholders may also transfer the common stock by gift. We do not know of any arrangements by the selling shareholders for the sale of any of the common stock.

     The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

     From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

     To the extent required under the Securities Act, the aggregate amount of selling shareholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling shareholder can presently estimate the amount of any such compensation.

     Scott R. Griffith and Jesse B. Shelmire IV are both registered representatives of Stonegate Securities, Inc., a registered broker-dealer, and are "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. The other selling shareholders and any other underwriters, brokers, dealers or agents that participate in the distribution of the common stock may also be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling shareholder is deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling shareholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling shareholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

     A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling shareholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

     The selling shareholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

     We cannot assure you that the selling shareholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

         The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     The financial statements included in the Prospectus have been audited by Killman, Murell & Company, P.C., independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     References in this prospectus to Summit Engineering Inc. and its analysis relating to our coal reserves are made in reliance on Summit Engineering's authority as an expert in engineering consulting.


                       WHERE YOU CAN FIND MORE INFORMATION

     We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

     In addition, we have the power, by our by-laws or in any resolution of our shareholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                            CONSOLIDATED ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX



                                                                         Page
                                                                         ----
    Report of Independent Registered Public Accounting Firm..............F-2

    Consolidated Balance Sheet at December 31, 2005 and 2004.............F-3

    Consolidated Statement of Operations for the Twelve Months Ended
    December 31, 2005 and 2004...........................................F-4

    Consolidated Statement of Cash Flows for the Twelve Months Ended
    December 31, 2005 and 2004...........................................F-5

    Consolidated Statement of Changes in Stockholders' Equity (Deficit)
    from January 1, 2004 to December 31, 2005............................F-7

    Notes to Consolidated Financial Statements...........................F-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Consolidated Energy, Inc.
Betsy Layne, KY

We have audited the  accompanying  consolidated  balance sheets of  Consolidated
Energy, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Consolidated Energy, Inc. as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

As discussed in Note 9 to the financial statements, certain errors resulting in an understatement of previously reported investment in coal leases and additional paid-in capital as of December 31, 2004, were discovered by management of the Company during the current year. Accordingly, the amounts recorded in the 2004 financial statements for coal leases and additional paid-in capital have been restated to correct the error.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Killman, Murrell & Company, P.C.

KILLMAN, MURRELL & COMPANY, P.C.
March 29, 2006
Houston, Texas

                            CONSOLIDATED ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET


                                                                             December 31,   December 31,
                                                                                2005            2004
                                                                             ------------   -------------
                                                                                             (Restated)
ASSETS
CURRENT ASSETS
       Cash                                                                  $      1,031   $       4,392
       Accounts Receivable                                                          1,754             -
       Accounts Receivable - Other                                                 71,417          75,000
       Prepaid Expenses                                                             7,754             400
                                                                             ------------   -------------
            TOTAL CURRENT ASSETS                                                   81,956          79,792
                                                                             ------------   -------------

       BUILDING, EQUIPMENT AND COAL LEASES
         Building and Equipment, Net of $791,027 and $246,306 Depreciation
             at December 31, 2005 and 2004 respectively                        11,073,058       1,515,677
         Coal Leases, Net of $17,829 and $15,000 Amortization at December
             31, 2005 and 2004 respectively                                    14,717,350       1,182,457
                                                                             ------------   -------------
            TOTAL BUILDING, EQUIPMENT AND COAL LEASES, NET                     25,790,408       2,698,134
                                                                             ------------   -------------
       OTHER ASSETS
          Restricted Cash                                                          70,800          49,900
          Prepaid Royalty                                                          70,857          11,666
          Other Assets                                                             55,800          32,500
                                                                             ------------   -------------
            TOTAL OTHER ASSETS                                                    197,457          94,066
                                                                             ------------   -------------
       TOTAL ASSETS                                                          $ 26,069,821   $   2,871,992
                                                                             ============   =============
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
       CURRENT LIABILITIES
          Cash Overdrafts                                                    $     23,532   $     400,623
          Accounts Payable                                                      1,453,350         426,427
          Accrued Liabilities                                                   2,550,574
          Royalties Payable                                                       476,638         369,374
          Notes Payable                                                         2,172,191         182,737
          Convertible Debentures                                                  707,959         588,010
          Current Portion of Capital Lease                                      1,295,322             -
          Payable to Related Parties                                              590,659       1,220,245
                                                                             ------------   -------------
            TOTAL CURRENT LIABILITIES                                          13,637,447       5,737,990

       LONG TERM LIABILITIES
          Deferred Royalties Payable                                              157,541         168,962
          Asset Retirement Obligation                                              34,629             -
          Long Term Note Payable                                               11,106,208             -
                                                                             ------------   -------------
            TOTAL LONG-TERM LIABILITIES                                        11,298,378         168,962

       STOCKHOLDERS' EQUITY (DEFICIT)
          Common Stock, $0.001 Par Value, 50,000,000 Shares Authorized;
          14,823,246 and 10,327,428 shares issued and outstanding at
          December 31, 2005 and 2004 respectively                                  14,824          10,327
          Additional Paid-In-Capital                                           16,680,287       4,770,335
           Retained Deficit                                                   (15,561,115)     (7,815,622)
                                                                             ------------   -------------
            TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                1,133,996      (3,034,960)
                                                                             ------------   -------------
       TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                  $ 26,069,821   $   2,871,992
                                                                             ------------   -------------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            CONSOLIDATED ENERGY, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                Years Ended December 31,
                                                                2005                2004
                                                            ---------------    ---------------
REVENUES
     Coal Sales                                             $     2,048,152    $     2,746,983
     Other income                                                     4,596                  -
                                                            ---------------    ---------------

     TOTAL REVENUES                                               2,052,748          2,746,983
                                                            ---------------    ---------------
EXPENSES
     Cost of Revenue, Excluding
         Depreciation of mine equipment of $375,821
         and $256,880 and Amortization of coal
         leases of $2,829 and $15,000 for the year
         ended December 31, 2005 and 2004, respectively           3,267,578          3,727,162
     Operating Expenses                                           3,105,265          4,205,518
     Liquidated Damages                                           2,520,833                  -
     Depreciation and Amortization                                  684,712            265,394
                                                            ---------------    ---------------
        TOTAL COSTS AND EXPENSES                                  9,578,388          8,198,074
                                                            ---------------    ---------------
     OTHER INCOME (EXPENSE)
        Interest Income                                              15,922                  -
        Loss on Sale of Assets                                      (63,667)           (83,861)
        Interest Expense net of $4,714,961
           capitalized interest in 2005                            (172,108)          (878,948)
                                                            ---------------    ---------------
        TOTAL OTHER INCOME (EXPENSE)                               (219,853)          (962,809)
                                                            ---------------    ---------------
        LOSS BEFORE INCOME TAXES                                 (7,745,493)        (6,413,900)
                                                            ---------------    ---------------
     PROVISION FOR INCOME TAXES                                           -                  -
                                                            ---------------    ---------------
     NET LOSS                                               $    (7,745,493)   $    (6,413,900)
                                                            ===============    ===============
     BASIC AND DILUTED NET (LOSS) PER
     COMMON SHARE                                           $         (0.56)   $         (0.67)
                                                            ===============    ===============
     WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES
        Basic and Diluted                                        13,934,322          9,529,560
                                                            ===============    ===============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            CONSOLIDATED ENERGY, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    Years Ended December 31,
                                                                                   2005                  2004
                                                                                -------------         -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                                        $  (7,745,493)        $  (6,413,900)
Adjustments to reconcile net loss to net cash provided by operating activities
   Depreciation and Amortization                                                      684,712               265,394
   Stock Issued for Services                                                          269,976             1,254,499
   Interest Due to Beneficial Conversion Feature                                            -               485,001
   Loss on Sale of Assets                                                              63,667                83,861
Changes in Operating assets and Liabilities
   Prepaid Expenses                                                                    (7,354)               18,741
   Accounts Receivable                                                                  1,829                     -
   Prepaid Royalties                                                                  (59,191)               32,446
   Other Assets                                                                       (23,300)               12,304
   Cash Overdrafts                                                                   (377,091)              343,739
   Accounts Payable                                                                 1,026,923                85,731
   Accrued Liabilities                                                              3,601,847             2,509,370
   Royalties Payable                                                                  107,264               303,602
   Deferred Royalties Payable                                                         (11,421)              185,948
   Purchase of Restricted Cash                                                        (20,900)              (49,900)
                                                                                -------------         -------------
      NET CASH USED BY OPERATING ACTIVITIES                                        (2,488,532)             (883,164)
                                                                                -------------         -------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of Equipment                                                           (4,856,111)           (1,075,132)
   Lease Cost Capitalized                                                          (7,581,532)                    -
  Proceeds from disposal of Equipment                                                  60,460                     -
                                                                                -------------         -------------
      NET CASH USED BY INVESTING ACTIVITIES                                       (12,377,183)           (1,075,132)
                                                                                -------------         -------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds From Notes Payable                                                      4,529,190               182,737
   Proceeds from Secured Notes                                                     13,750,000                     -
   Proceeds From Convertible Debentures                                               190,875               325,000
   Advances from (Payment) to Related Parties                                        (629,586)            1,173,635
   Payments on Capital Leases                                                        (379,178)                    -
   Payments on Notes Payable                                                       (2,598,947)                    -
   Proceeds From Stock Sales                                                                -               275,000
                                                                                -------------         -------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                                    14,862,354             1,956,372
                                                                                -------------         -------------
NET (DECREASE) INCREASE IN CASH                                                        (3,361)               (1,924)
CASH BALANCE, BEGINNING OF YEAR                                                         4,392                 6,316
                                                                                -------------         -------------
CASH BALANCE, END OF YEAR                                                       $       1,031         $       4,392
                                                                                =============         =============

                                   (continued)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-5

                            CONSOLIDATED ENERGY, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (CONTINUED)

                                                                                    Years Ended December 31,
                                                                                   2005                  2004
                                                                            ------------------    -----------------

NON-CASH INVESTING AND FINANCING ACTIVITIES
     Increase in Accounts Receivable Other                                  $                -    $         (75,000)
     Accrued interest converted to debenture                                                 -              (82,684)
     Convertible debenture from interest addition                                            -               82,684
     Accrued Liabilities settled by issuance of common stock                        (2,082,500)                   -
     Common stock issued for accrued liabilities                                           750                    -
     Additional paid-in capital from stock issued                                    2,081,750                    -
     Additions to equipment from capital leases                                     (1,674,500)                   -
     Capital leases issued for equipment                                             1,674,500                    -
     Common stock issued for debenture conversion                                           59                1,205
     Additional paid-in capital from debenture conversions                             106,619            1,084,635
     Leases acquired for stock                                                      (5,945,000)          (1,085,000)
     Common stock issued for leases                                                      2,925                  700
     Additional paid-in capital from lease acquisitions                              5,942,075            1,084,300
     Debt Discount acquired on issuance of senior notes                             (3,383,044)                   -
     Additional paid-in capital from issuance of senior notes                        3,383,044                    -
     Beneficial conversion feature on issuance of convertible
     debentures  capitalized as interest cost                                         (127,250)                   -
     Additional paid-in capital from beneficial conversion feature                     127,250                    -
     Amortization of debt discount                                                     672,686                    -
     Amortization of debt discount capitalized as interest cost                       (672,686)                   -
     Capitalized mine closure costs                                                    (34,629)                   -
     Asset retirement obligation                                                        34,629                    -
     Equipment acquired by issuance of notes payable                                  (125,777)                   -
     Notes payable issued for equipment                                                125,777                    -
     Interest costs capitalized                                                     (2,854,554)                   -
     Accrued interest expense capitalized                                            2,854,554                    -
     Debenture converted to common stock                                              (100,000)          (1,057,000)
     Accrued interest converted to common stock                                         (6,678)             (28,840)
     Reduction in equipment                                                            100,000              589,017
     Reduction in note payable                                                        (100,000)            (514,017)
                                                                            ------------------    -----------------
                                                                                             0                    0
                                                                            ==================    =================
Supplemental Cash Flow Disclosures
     Interest paid in cash                                                  $           12,653    $           67,845
     Income Taxes                                                           $                -    $                -

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            CONSOLIDATED ENERGY, INC.
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                 Common Stock              Additional           Retained
                                         -----------------------------       Paid-In            Earnings
                                           Shares          Par Value         Capital           (Deficit)            Total
                                         ------------     ------------    --------------     ---------------     -------------
                                                                           (Restated)                             (Restated)
Balance January 1, 2004                    7,358,000         $  7,358        $  558,890       $ (1,401,722)        $(835,474)

Shares Issued for Settlement of
   Accrued Liabilities                       670,000              670         1,253,829                   -         1,254,499

Shares Sold For Cash                         394,118              394           274,606                   -           275,000

Shares Issued Upon Conversion
   of Convertible Debentures and
   Accrued Interest                        1,205,310            1,205         1,084,635                   -         1,085,840

Interest Cost Associated With
   Beneficial Conversion Features
   of Debentures                                   -                -           514,075                   -           514,075

Shares Issued for Copley Lease               700,000              700         1,084,300                   -         1,085,000

Net Loss                                           -                -                 -         (6,413,900)       (6,413,900)
                                         ------------     ------------    --------------     ---------------     -------------
Balance, December 31, 2004                                                                      (7,815,622)       (3,034,960)
                                          10,327,428           10,327         4,770,335
Shares Issued for Settlement of
   Accrued Liabilities                       750,000              750         2,081,750                             2,082,500

Shares Issued for Consulting Fees            110,000              110           269,866                               269,976

Shares Issued In Connection with
   Repurchase of 20% Working Interest        425,000              425         1,069,575                             1,070,000

Shares Issued for Dempsey Lease            2,500,000            2,500         4,872,500                             4,875,000

Shares Issued Upon Conversion
   of Convertible Debentures and
   Accrued Interest                           58,678               59           106,355                               106,414

Shares Issued in Connection with
   Cashless Exercise of Warrants             652,140              653             (653)                                   (0)

Value of Warrants Issued with Senior
Securities                                                                    3,383,309                             3,383,309

Value of Beneficial Conversion Feature
   of Debentures                                                                127,250                               127,250

Net Loss                                                                                        (7,745,493)       (7,745,493)
                                         ------------     ------------    --------------     ---------------     -------------
Balance, December 31, 2005                14,823,246         $ 14,824       $16,680,287      $ (15,561,115)        $1,133,996
                                         ============     ============    ==============     ===============     =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


Business Overview

     Consolidated Energy, Inc. (the "Company") was incorporated in Nevada on December 18, 1996, under the name Barbeque Capital Corp., and engages principally in the business of mining coal in Eastern Kentucky. The Company's main business focus is the operation of profitable coal mines and its main customer is American Electric Power, Co.

     The Company ceased operating in the barbeque business after two seasonal business cycles and began looking for alternative businesses. In early October 2002, the Company entered into an agreement and plan of reincorporation and merger with Consolidated Energy, Inc., a privately-held Wyoming corporation which was incorporated for the sole purpose of merging with Barbeque Capital Corp. On October 4, 2002 the secretary of state Wyoming issued a certificate of merger acknowledging that Barbeque Capital Corp. (Nevada) had merged into Consolidated Energy Inc. (Wyoming), which became the surviving entity. On October 14, 2002, the reincorporation was deemed effective and the Company affected a change in its domicile from Nevada to Wyoming and changed its name from Barbeque Capital Corp. to Consolidated Energy, Inc. The Company changed its corporate name to Consolidated Energy, Inc. in order to better reflect its changing business operations. Management believed changing domicile to Wyoming was in the Company's and its shareholders' best interest because Wyoming is one of the leading coal producing states in the United States and was appropriate since the business focus changed to coal production. In addition, the new chosen corporate name Consolidated Energy, Inc. was not available in Nevada. In August 2003, the Company entered the coal mining business by issuing 3,000,000 shares of its common stock in exchange for all of the issued and outstanding stock of Eastern Consolidated Energy, Inc., a privately-held Kentucky coal mining corporation (the "Eastern Reverse Merger").

     As part of Eastern Reverse Merger, the Company acquired the lease rights to mine approximately 8.8 million tons of proven and probable coal in the Alma coal seam and other seams above drainage in Martin County, Kentucky. In December 2004, the Company issued 700,000 shares of its common stock, valued at approximately  $1.1  million,  to Eastern  Land  Development  Company,  Inc.,  a privately-held Kentucky corporation, and acquired the right to mine approximately 7.9 million tons of proven and probable coal located within the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams above and below drainage. This lease is commonly referred to as the "Copley Lease". In February 2005, the Company issued 2,500,000 additional shares of its common stock, valued at $4.9 million, to Eastern Land Development Company, Inc. and acquired the right to mine an additional approximately 26.0 million tons of proven and probable coal in the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams. This lease is commonly referred to as the "Dempsey Heir Lease". All of the mine seams are sometimes referred herein as the "Martin County Property". The leases above were acquired from related parties.

1.   Summary of Significant Accounting Policies

Principles of Consolidation

     The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries; Morgan Mining Inc., Warfield Processing Inc., CEI Holdings Inc., Consolidated Energy Inc., Eastern Consolidated Oil and Gas Inc., Eastern Coal Energies Inc. and Eastern Consolidated Energy, Inc. All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that materially affect the amounts reported in the financial statements and accompanying notes. Actual results could materially differ from those estimates.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


1.   Summary of Significant Accounting Policies (continued)

Revenue Recognition

     Under SEC Staff Accounting Bulletin No. 104, "Revenue Recognition," the Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured.

     Mined Coal. In the case of coal mined and sold, the Company negotiates a specific sales contract with each customer, which includes a fixed price per ton, a delivery schedule, and terms for payment. The Company recognizes revenue from sales made pursuant to these contracts at the time of delivery.

     Accounts Receivable. Unless cash is paid in advance, accounts receivable are recorded as revenue is earned and are evaluated for collectibility on a continual basis. Allowances, if necessary, are provided for potentially uncollectible accounts based on management's estimate of the collectibility of customer accounts. If the financial condition of a customer were to deteriorate, resulting in an impairment of its ability to make payments, an additional allowance may be required. Allowance adjustments, if any, are charged to operations in the period in which the facts that give rise to the adjustments become known. To date, the Company has not had any customer whose payment was considered past due, and as such, has not recorded any reserves for doubtful collectibility.

Cost of Mining Operations and Selling Expenses

     Cost of mining operations and selling expenses consists primarily of direct compensation and benefits costs for miners, as well as direct costs such as equipment leases and maintenance, payments to third parties for coal purchases, parts and supplies, blasting, fuel, parts, hauling costs, royalties and taxes, and commissions paid to third party brokers.

Exploration Costs

     Costs related to locating coal deposits and determining the economic mineability of such deposits are expensed as incurred.

Reclamation and Asset Retirement Obligations

     The Surface Mining Control and Reclamation Act of 1977 and similar state statutes require that mine properties be restored in accordance with specified standards and an approved reclamation plan. Significant reclamation activities include reclaiming refuse and slurry ponds, reclaiming the pit and support acreage at surface mines, and sealing portals at deep mines. Reclamation activities that are performed outside of the normal mining process are accounted for as asset retirement obligations in accordance with the provisions of Statement of Financial Accounting Standards, or SFAS, No. 143, "Accounting For Asset Retirement Obligations". The Company records its reclamation obligations on a mine-by-mine basis based upon current permit requirements and estimated reclamation obligations for such mines as determined by the U.S. Department of the Interior, Office of Surface Mining ("OSM") when a predetermined amount of reclamation bonds are posted prior to commencing mining operations. The OSM's estimates of disturbed acreage are determined based on approved mining plans and related engineering data. Cost estimates are based upon estimates approved by OSM based on historical costs. In accordance with SFAS No. 143, the Company determines the fair value of its asset retirement obligation ("ARO)") using a discounted cash flow methodology based on a discount rate related to U.S. treasury bonds with maturities similar to the expected life of a mine, adjusted for the Company's credit standing.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


1.   Summary of Significant Accounting Policies (continued)

Reclamation and Asset Retirement Obligations (continued)

     On at least an annual basis, the Company reviews its entire reclamation liability and makes necessary adjustments for permit changes granted by state authorities, additional costs resulting from accelerated mine closures, and revisions to cost estimates and productivity assumptions, to reflect current experience. At December 31, 2005, the Company had recorded asset retirement obligation liabilities of approximately $34,628. While the precise amount of these future costs cannot be determined with certainty, as of December 31, 2005, the Company estimates that the aggregate undiscounted cost of final mine closure is approximately $60,000.

     SFAS No. 143 requires recognition of expenses for eventual reclamation of disturbed acreage remaining after mining production has been completed. A liability is recorded for the present value of reclamation and mine closing costs with a corresponding increase in the asset carrying value of coal and mineral rights at the time a mine is permitted and commences operations. The ARO asset is amortized proportionate to the estimated total tonnage mined and the ARO liability is accreted to its present value based on the projected spending date.

Beneficial Conversion Feature of Debt

     In accordance with Emerging Issues Task Force No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company recognizes the value of conversion rights of convertible debt instruments. These rights give the instrument holder the immediate ability to convert debt into common stock at a price per share that is less than the trading price of the common stock to the public. The beneficial conversion value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and related accruing interest and is recorded as a discount to the related debt and an addition to Additional Paid-in Capital. The debt discount is amortized and recorded as interest expense over the remaining outstanding period of related debt.

     During 2005 and 2004, the Company recorded beneficial conversion debt discount of $127,250 and $514,075 respectively.

Comprehensive Income

     There are no adjustments necessary to the net loss as presented in the accompanying statement of operations to derive comprehensive income in accordance with Statement of Financial Standards ("SFAS") No. 130, "Reporting Comprehensive Income."

Segment Reporting

     In June 1997, SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," was issued. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by management in deciding how to allocate resources and assess performance. During the periods presented, the Company had one operating segment, coal mining.

Cash and Cash Equivalents

     Cash and cash equivalents are stated at cost. Cash equivalents consist of all highly liquid investments with maturities of three months or less when acquired.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


1.   Summary of Significant Accounting Policies (continued)

Inventory

     Inventory consists of extracted coal that is both available for delivery to customers, as well as extracted coal which has been removed from the ground but not yet processed through a wash plant. Coal inventory is valued at the lower of average cost or market. Coal inventory costs include labor and benefits, and all expenditures directly related to the removal of coal. At December 31, 2005 and 2004, the Company did not have any coal inventory.

Property and Equipment

     Property and equipment are stated at cost. Expenditures for significant renewals and improvements that extend estimated lives are capitalized. Replacements costs, and maintenance and repairs which do not improve or extend the life of the respective asset, are expensed as incurred. The Company removes the cost and the related accumulated depreciation from the accounts for assets sold or retired, and the resulting gains or losses are included in the results of operations.

     Leased property and equipment meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability.

     During 2005, the Company continued construction on one coal processing facility costing a total of approximately $6,300,000. Since the construction project is not complete, the Company has not yet begun to depreciate this asset.

     Depreciation is provided using the straight-line method over the estimated useful lives or lease life of the assets, ranging from five to ten years. Depreciation expense recorded for 2005 and 2004 was approximately $684,712 and $265,394 respectively.

Coal and Mineral Rights

     Significant expenditures incurred to acquire coal and mineral rights are capitalized at cost. These costs represent the investment in mineral rights, including capitalized mine development costs, which are costs incurred in preparation of opening a mine. Amortization is computed on an actual tonnage mined basis calculated to amortize costs fully based on estimated total tonnage to be mined.

Loan Acquisition

     Loan acquisition costs related to notes payable are amortized over the life of the debt using the interest method.

Asset Impairment

     If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value based on discounted cash flows.

Fair Value of Financial Instruments

     The carrying amounts for cash, accounts receivable, accounts payable and accrued liabilities approximate fair value because of their immediate or short-term maturities. The fair value of notes payable approximates fair value because of the market rate of interest on the debt.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


1.   Summary of Significant Accounting Policies (continued)

Income Taxes

     Deferred income taxes are based on temporary differences between the financial statement and tax basis of assets and liabilities existing at each balance sheet date using enacted tax rates for years during which taxes are expected to be paid or recovered.

Net Loss Per Common Share

     The Company computes and presents loss per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the period. Warrants and convertible debt representing common shares of 11,217,985 and 471,540 for 2005 and 2004 respectively were excluded from the average number of common shares outstanding in the calculation because the effect of inclusion would be anti-dilutive.

Concentration of Credit Risk and Major Customers

     SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk" requires disclosure of significant concentrations of credit risk regardless of the degree of such risk.

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Accounts receivable are from purchasers of the Company's coal with payment terms that typically do not exceed 20 days. The Company routinely performs credit evaluations of customers purchasing on account and generally does not require collateral.

     The Company maintains the majority of its cash deposits in an international and a local bank. The deposits are guaranteed by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 2005, the Company's combined cash balance at these banks did not exceed the FDIC insurance limit.

     During the twelve months ended December 31, 2005, the Company derived revenue from three customers, one of which was an electric utility company, and two of which were coal resellers. The Company derived revenue in excess of ten-percent (10%) of total coal sales from major customers as follows:

                                           Customer
                                    A      B      C      D
                                  -----  -----  -----  -----
       Year ended December 31:
         2005                      41%    45%    13%      *
         2004                      37%    35%     *     24%  * = Less than 10%.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


1.   Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk and Major Customers (continued)

     At December 31, 2005, the Company had two contracts of one year or longer. The following table summarizes, as of December 31, 2005, the tons of coal that the Company is committed to deliver at prices determined under existing long-term contracts, which prices are subject to change pursuant to the terms of the contracts, during the calendar years 2006 through 2008:

                                ------------- -------------- ---------------
      Calendar Year                 Tons        Avg. $/ Ton    Dollar Value
                                ------------- -------------- ---------------

      2006....................       660,000         $53.86      $35,547,600
      2007....................       600,000         $53.40      $32,040,000
      2008....................       120,000         $51.00       $6,120,000
                                ------------- -------------- ---------------
          Total...............     1,380,000         $53.41      $73,707,600
                                ============= ============== ===============


Recent Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123R "Share-Based Payment," a revision to FASB No. 123. SFAS No. 123R replaces existing requirements under SFAS No. 123 and APB Opinion No. 25, and requires public companies to recognize the cost of employee services received in exchange for equity instruments, based on the grant-date fair value of those instruments, with limited exceptions. SFAS No. 123R also affects the pattern in which compensation cost is recognized, the accounting for employee share purchase plans, and the accounting for income tax effects of share-based payment transactions. For small-business filers, SFAS No. 123R will be effective for interim periods beginning after December 15, 2005. The Company does not have any current exposure to SFAS No. 123R however it will apply this accounting principle if in the future the Company issued stock options to employees.

     In December 2004, the FASB issued FASB Statement No. 153. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

2.   Lease Commitments

     During the first calendar quarter of 2005, the Company entered into a capital lease agreement with a regional reseller for various mining equipment with a combined estimated fair value of $1,674,500, which approximates the present value of the minimum lease payments. Payments are made monthly pursuant to the lease agreement and amortization is included in depreciation expense.

     The Company rents other mining equipment pursuant to an operating lease agreement, and made lease payments totaling approximately $10,420 and $61,692 during 2004 and 2005 respectively.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



2.   Lease Commitments (continued)

     A summary of future minimum payments under non-cancelable capital and operating lease agreements as of December 31, 2005 follows:

                                 Capital      Operating
Year Ending December 31,        Leases        Leases          Total
------------------------       -----------    -----------    ------------
    2006                       $ 1,295,322    $    65,803    $  1,361,125
    2007                              -            59,495          59,495
                               -----------    -----------    ------------
Total Minimum lease payments   $ 1,295,322    $   125,298    $  1,420,620
                               ===========    ===========    ============


     The Company has not recorded any imputed interest on its capital leases payments due to the immateriality of these amounts attributed to the short term nature of these obligations.

     As of December 31, 2005, the cost of equipment held under capital lease was $1,674,500, and accumulated depreciation on such equipment was $153,496.

3.   Notes Payable

The January 2005 Bridge Notes

     On January 11, 2005, the Company obtained a $2,500,000 bridge loan (the "January Bridge Loan") to be used exclusively for the purchase of equipment and to fund expenditures for the consummation of mining activities at the Company's Martin County Property. The financing consisted of a senior secured promissory note for the face amount of $2,500,000 with an interest rate of 9% per annum and a payment date (principal and interest) of March 31, 2005. Gryphon Master Fund, LP and GSSF Master Fund, LP, both Bermuda limited partnerships, are collectively the payees on the note. The note was repaid with the proceeds from the Company's February 2005 6% senior secured notes.

     In consideration for the above bridge financing, the Company paid a commitment fee of $50,000 to the Gryphon Master Fund and GSSF Master Fund and a flat fee of $10,000 as reimbursement for fees and expenses incurred in connection with the negotiation, preparation and delivery of the note, all deducted from the proceeds of funding the note. As additional consideration, the Company issued to Gryphon Master Fund and GSSF Master Fund a warrant for the purchase of an aggregate of 514,706 shares of the Company's common stock at an exercise price of $1.70 per share, exercisable for five years. The warrant also contains so-called "piggyback" registration provisions under which the warrant holder may request that the shares underlying the warrant be included in a registration with respect to an offering of the Company's securities.

     In addition to the above bridge note fees and warrants, the Company paid Stonegate Securities, Inc., a Texas corporation, which the Company refers to as Stonegate, a placement agent fee for a total of $200,000 cash and issued warrants for the purchase of an aggregate of 51,470 shares of the Company's common stock on the same terms as the warrants issued to Gryphon Master Fund and GSSF Master Fund. The warrant issuances were in the form of a warrant issued to Scott R. Griffith and a warrant issued to Jesse B. Shelmire IV, each for the purchase of 25,735 shares. The cash paid and warrants issued were per the terms of a non-exclusive Placement Agency Agreement between the Company and Stonegate.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


3.   Notes Payable (continued)

6% Senior Secured Convertible Notes

     On February 24, 2005, the Company entered into a financing transaction for aggregate gross proceeds of $7,000,000, with additional investment rights of up to an additional $7,000,000, such financing to be used for the purchase of equipment and to fund expenditures for the consummation of mining activities at the Company's Warfield Mine. The financing is in the form of 6% senior secured convertible notes for an aggregate total face amount of $7,000,000 and a term of three years. The 6% senior secured notes may be converted to common stock at a conversion price of $1.70 per share. Holders of such notes are Gryphon Master Fund, L.P., GSSF Master Fund, LP, Lonestar Partners, L.P., WS Opportunity International Fund, Ltd., WS Opportunity Fund (QP), L.P., WS Opportunity Fund, L.P., Renaissance US Growth Investment Trust PLC, and BFS US Special Opportunities Trust PLC. As additional consideration, the Company issued to each of such holders warrants for the purchase of an aggregate of 2,058,824 shares of the Company's common stock at an exercise price of $1.70 per share, exercisable for five years. The conversion price of such notes, and the exercise price of such warrants, are subject to certain normal and customary anti-dilution adjustment provisions and also include a one-time reset date provision with a floor price of $1.00 per share.

     In February 2005, simultaneous with the closing of the Company's 6% senior secured convertible note offering, the Company used approximately $2,527,000 of the proceeds of the above offering to repay the January 2005 bridge loan (principal and interest) from Gryphon Master Fund and GSSF Master Fund. The Company also paid a flat fee of $30,000 to Gryphon Master Fund and GSSF Master Fund as reimbursement for fees and expenses incurred in connection with the negotiation, preparation and delivery of the 6% senior secured convertible notes and related investment documents. In addition to the above fees related to the issuance of the 6% senior secured convertible notes, the Company paid Stonegate a total of $340,000 cash and issued warrants for the purchase of an aggregate of 617,647 shares of the Company's common stock on the same terms as the Warrants issued to the Holders above. The cash fee paid and warrants issued were pursuant to the terms of a non-exclusive Placement Agency Agreement between the Company and Stonegate referenced above.

     During March 2005, two investors in the Company's February 2005 private placement exercised their additional investment rights for an aggregate of $750,000 in 6% senior secured convertible notes that may be convertible into 441,176 shares of the Company's common stock at an exercise price of $1.70 upon the occurrence of certain events. In connection with the additional investment, the Company issued warrants for the purchase of 44,116 shares of the Company's common stock at an exercise price of $1.70 to the placement agent. In April 2005, Stonegate exercised all of the 713,223 warrants issued through a cashless exercise provision in exchange for the issuance of 485,850 shares of the Company's common stock. During June 2005, seven investors exercised their additional investment rights for an aggregate of $6,000,000 in 6% senior secured convertible notes that may be convertible into 3,529,411 shares of the Company's common stock at an exercise price of $1.70 upon the occurrence of certain events. In July, placement agent warrants issued to Stonegate for the purchase of 352,994 shares issued in connection with the exercise of the additional investment rights were exercised pursuant to cashless exercise provisions for the issuance of 166,290 shares.

     In connection with the above transaction, the Company executed a security agreement (the "Security Agreement") giving the Holders a security interest in and to any and all of the Company's assets and properties ("Collateral" as defined in the Security Agreement). Each of the Company's subsidiaries has also executed a Guaranty for the Company's obligations under the Notes.

     On July 1, 2005, the Company failed to pay interest as required pursuant the terms of certain 6% senior secured convertible notes and Additional Investment Rights first executed on February 24, 2005 for an aggregate total face amount of $13,750,000 (the "6% Notes"), and thereby caused a default under the terms of the notes.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



3.   Notes Payable (continued)

The September and November 2005 Bridge Notes

     Subsequently, and in order to secure additional financing for continuing operations, on September 23, 2005, the Company executed a promissory note (the "September Bridge Note") payable to Cordillera Fund L.P. for an aggregate principal amount of up to $1,500,000. On November 24, 2005 the existing September Bridge Note holders and the Company agreed to increase the amount of debt by $300,000 to a total of $1,800,000. The September Bridge Note was subsequently cancelled on January 13, 2006 and exchanged for an investment in the Company's 8% senior secured convertible notes and warrants. See below for a description of the material terms of this transaction.

     In connection with the September Bridge Note, the Company entered into a Consent and Waiver with the holders of the 6% Notes, whereby they consented to the September Bridge Note transactions and waived, until resolution of the September Bridge Note transactions, the application of any of the provisions of the 6% Notes and related transaction documents. The Company also entered into a Subordination Agreement in connection with the September Bridge Note, whereby Cordillera Fund L.P. agreed to subordinate the September Bridge Note to the prior payment in full in cash of the 6% Notes. In addition, the holders of the 6% Notes entered into a Bridge Forbearance with the Company whereby they agreed to forebear from exercising any of their rights or remedies under the 6% Notes and the related securities purchase agreement, security agreement and any other related transaction documents for a period of ten business days.

     On October 6, 2005, the holders of the 6% Notes signed an extension to the Bridge Forbearance until the earliest to occur of the following: (i) November 18, 2005, (ii) the expiration and termination of the September Bridge Note, or
(iii) the completion by the Company of a new financing. On January 13, 2006, the 6% Note holders signed another forbearance agreement pursuant to which, among other things, they agreed to waive the Company's prior defaults on the 6% Notes, and the holders of the $1.8 million bridge notes agreed to cancelled their notes in exchange for the 8% notes issued in January 2006 - See January 13, 2006 Private Placement below.

Bank Notes

     On October 27, 2005, the Company borrowed $329,190 from Community Trust Bank, Pikeville, KY to purchase mining equipment. The note had a maturity date of January 27, 2006 and an annual interest rate of the Prime Rate plus one percent (1%), calculated on the basis of an assumed 360-day year for the actual number of days elapsed. The note plus all accrued interest was paid in full on January 20, 2006.

Convertible Debentures

     The Company has issued a total of $707,959 in convertible debentures, which are convertible into shares of the Company's common stock at 60% to 70% of the asking price quoted on the OTCBB on the date of conversion. Debt discount in the amount of $127,250 and $514,075 has been recognized during the years ended
December 31, 2005 and 2004, respectively, as the cost of this beneficial conversion feature. Amortization of the debt discount was $156,324 and $485,001 during the years ended December 31, 2005 and 2004, respectively. The $156,324 in 2005 was capitalized as mine costs.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005





3.   Notes Payable (continued)

Convertible Debentures (continued)

The Company's notes payable at December 31, 2005 consisted of the following:

                                                                                                      Amount Due at
                                                                                                       December 31,
Promissory Notes                                                                                          2005
-----------------------------------------------------------------------------------------------    ------------------

Senior secured  convertible  Note dated February 14, 2005;  interest rate of 6% per annum from original issue.  Interest due  semi-annually  with six month  anniversary  date.  Principal and  interest  can be  converted  into shares of the  Company's  common  stock at $1.70 per
   share.  Principal due 36 months from the date of issue.                                         $        7,000,000
Senior  secured  convertible  Note dated  June 30,  2005;  interest  rate of 6% per annum from original issue.  Interest due  semi-annually  with six month  anniversary  date.  Principal
   and  interest  can be  converted  into shares of the  Company's  common  stock at $1.70 per              6,750,000
   share.  Principal due 36 months from the date of issue.

Senior secured note dated September 23, 2005;  interest rate of 15% or 1,058,822 shares of the
   Company's  common  stock,  at the  election of the lender.  Principal  and interest are due upon the earliest of January 15, 2006,  the first  Business Day following  Maker's  receipt
   of  $2,500,000  or more in  proceeds  from its  issuance  or sale of any  promissory  note,              1,800,000
   capital stock, or other security  of an nature, or the occurrence of an Event of Default.

Ninety day Bank Note Dated October 27, 2005; Interest rate - Prime rate + 1%                                  329,190
Bank Note Dated June 25, 2005; Interest rate 5.99% payable monthly                                             16,026
Bank Note Dated July 15, 2005; Interest rate 5.0%, payable monthly                                             31,037
Bank Note Dated June 25, 2005; Interest rate of 5.99%, payable monthly                                         31,397
Bank Note Dated June 25, 2005; Interest rate of 5.99%, payable monthly                                         31,106
                                                                                                   ------------------
           TOTAL PROMISSORY NOTES                                                                  $       15,988,756
Less: debt discount                                                                                        (2,710,357)
Less: current portion of notes payable                                                                     (2,172,191)
                                                                                                   ------------------
           TOTAL LONG-TERM PORTION  OF PROMISSORY NOTES                                            $       11,106,208
-----------------------------------------------------------------------------------------------    ------------------

4.   Income Taxes

     At December 31, 2005, the Company had a net operating loss carry forward of approximately $17.2 million that may be offset against future taxable income. These carry forwards are subject to review by the Internal Revenue Service and begin to expire in 2012.

     The Company has fully reserved the approximately $3.89 million tax benefit of the operating loss carry forward by a valuation allowance of the same amount because the likelihood of realization of the tax benefit cannot be determined. There was an increase of approximately $1.24 million in 2005.

     Temporary differences between the time of reporting certain items for financial statement and tax reporting purposes consists primarily of beneficial conversion feature interest expense, stock-based compensation, depreciation, depletion and accrued reclamation expenses.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


4.   Income Taxes (continued)

Deferred tax assets (liabilities) are comprised of the following:

                                                       December, 31
                                                 2005                 2004
                                             ---------------    ---------------

Net Operating Loss Carryforward              $     5,294,470    $     2,657,397
Other                                                 39,440              6,800
Valuation Allowance                               (5,333,910)        (2,664,197)
                                             ---------------    ---------------
         Total                               $             -    $             -
                                             ===============    ===============


The income tax benefit differs from the amount computed at federal statutory rates of approximately 34% as follows:

                                                     For the Years Ended
                                                        December, 31
                                                     2005                 2004
                                             ---------------    ---------------

Income tax Benefit at Statutory Rate of 34%  $   $ 2,633,468    $     2,180,726
Other                                                 36,245              5,489
Change in Valuation Allowance                $    (2,669,713)        (2,186,215)
                                             ---------------    ---------------
         Total                               $             -    $             -
                                             ===============    ===============

     Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. If a change in ownership should occur, net operating loss carryforwards may be limited as to use in the future.

5.   Equity Transactions

Issuance of stock for cash

     During the year ended December 31, 2004, the Company sold 394,118 shares of its common stock for $275,000 in cash.

Issuance of Stock upon the Conversion of Notes Payable and Accrued Interest

     During the year ended December 31, 2004, the Company issued 1,205,310 shares of its common stock upon the conversion of $1,057,000 in debentures and $28,840 of accrued interest.

     During the first quarter of 2005, the Company issued 29,348 shares of common stock upon the conversion debt principal and interest totaling $53,884. During the second quarter of 2005, the Company issued 29,330 shares of common stock upon the conversion of debt principal and interest totaling $52,529.

Issuance of Stock Pursuant to the Exercise of Warrants

     During the twelve months ended December 31, 2005, the Company issued 652,140 shares of common stock pursuant to the cashless exercise of warrants to the placement agent as fees associated with the January 14, and June 30, 2005 senior secured convertible debt.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


5.   Equity Transactions (continued)

Issuance of Stock for Services

     During the year ended December 31, 2004, the Company issued a total of 670,000 shares of its common stock in exchange for services received. The stock was valued at $1,254,449, which was approximately the value quoted in the Over The Counter Electronic Bulletin Board trading exchange ("OTCBB") and was expensed in the statement of operations.

     On March 23, 2005, the Company authorized the issuance of 200,000 shares of its common stock for services, which were performed during the year that ended December 31, 2002. The value of the stock issued was $1,010,000, which was the fair market value quoted in the OTCBB, and has been recorded as an expense in the year that ended December 31, 2004, with a corresponding increase in accrued liabilities.

     During 2005, the Company issued 110,000 shares of common stock in exchange for consulting services valued at $269,976, the fair market value on the OTCBB on the date the stock was issued.

Issuance of Stock for Mining Lease

     In 2004, the Company issued 700,000 shares of its common stock to certain controlling shareholders for the Copley coal lease. The 700,000 shares of stock were valued at fair market value of $1,085,000, which represents the closing quoted market value of the stock on the date acquisition date.

     In February 2005, the Company issued 2,500,000 shares of its common stock to Eastern Land Development Company, Inc. and acquired the lease right to mine an additional approximately 26.0 million tons of proven and probable coal in the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams. The acquisition was booked at $4,875,000, the fair market value of the stock on the date issued.

Issuance of Stock for Compensation

     On January 3, 2005, the Company issued 550,000 shares of its common stock to the Officers and Directors for services rendered during the year that ended December 31, 2004. The Company recognized a $1,072,500 compensation expense during 2004, which represents the fair market value of the stock on the OTCBB on the date the stock was issued.

6.   Related Party Transactions

     During the year ended December, 31, 2004, the Company issued 700,000 shares of its common stock to related parties in exchange for the Copley coal lease. The 700,000 shares of stock were valued at fair market value of $1,085,000, which represents the closing quoted market value of the stock on the date of acquisition.

     On January 6, 2004, the Company received $275,000 from a related party, Eastern Consolidated Mining, Inc. ("Mining") as a prepayment for future coal sales. Mining has a coal sales contract between Mining and a customer. The Company invoices Mining for coal delivered on a weekly basis. During the year ended December 31, 2004, $751,450 of coal sales were recorded as a result of this agreement. At December 31, 2004, payable to a related party includes $110,450 due Mining, which represents the balance due on the advance payment of $275,000. Mining is considered a related party due to the fact that during the time of the transactions, the principals of Mining, when taken as a whole, beneficially owned more than 10% of the common stock of the Company. Coal sales receipts were not transferred to the Company, the Company invoiced Mining for coal shipped to Mining's customer. The Company was reducing its $275,000 obligation to Mining on a per ton basis. When the Company suspended coal shipments to Mining's customer, $110,450 was the remaining balance due.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


6.   Related Party Transactions (continued)

     Barry Tackett, appointed as a director and CFO in February 2004, was paid a total of $10,610 for accounting services in fiscal 2005, and $37,509 in fiscal 2004. In January 2005, Mr. Tackett also received a total of 225,000 shares for consulting services in fiscal 2004 valued at $438,750. In January 2006, Mr. Tackett resigned as CFO and agreed to serve as the Company's Controller. The Company currently has an oral agreement with Mr. Tackett. Mr. Tackett provides services relating to all aspects of the Company's accounting needs, including payroll services and general day to day accounting functions.

     Jacobs Risk Management, a risk management consulting company operated as a sole proprietorship by one of the Company's directors and the Company's Secretary, Joseph G. Jacobs, provides preventative and ongoing compliance support to help insure that the Company remains in compliance with all state and federal regulatory coal mining matters. Through Jacobs Risk Management, Mr. Jacobs was paid a total of $7,146 in fiscal 2005, and $25,543 in fiscal 2004. In January 2005, Mr. Jacobs also received 225,000 shares for consulting services in fiscal 2004 valued at $438,750. The Company currently has an oral agreement with Mr. Jacobs in connection with Jacobs Risk Management's services. Additionally, the Company leases its executive offices in at 76 George Rd. Betsy Layne, KY from Jacobs Risk Management. The office is leased for $2,000 per month plus utilities, which approximates market rates.

     Clear Focus, Inc., one of the Company's major shareholders, was paid $15,500 for business and management consulting services in fiscal 2004.

     In anticipation of the completion of the Company's planned acquisition, the Company paid a total $15,000 in patent fees for Saudi American in fiscal 2004.

     The Company accrued $162,757 for services through December 31, 2004, and an additional $15,243 for services in 2005 of Kentucky Energy Consultants.
Principals of Kentucky Energy Consultants are minority shareholders of the Company and major shareholders of Saudi American.

     In 2004, the Company engaged in a series of transactions related to coal sales with Eastern Consolidated Mining, Inc. Principals of Eastern Consolidated Mining are minority shareholders of the Company and major shareholders of Saudi American.

     During the calendar fourth quarter 2005 and the calendar first quarter of 2006, the Company issued 20,000 shares to RC Financial Group, LLC for consulting services rendered. As a result, the Company recognized a $25,200 consulting expense in 2005 and has booked a $10,500 consulting expense in 2006. Robert Chmiel is the sole owner of RC Financial Group, LLC and is the Company's current interim chief financial officer.

7.   Asset Retirement Obligations

     Since commencing mining activities, the Company has received 2 permits, has deposited $70,800 in cash with a local bank in the form of a certificate of deposit, and has provided bank letters of credit for $70,800 for reclamation bonding with OSM. These letters of credit are secured by certificates of deposit totaling $70,800.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



7.   Asset Retirement Obligations (continued)

The following table describes the changes to the Company's asset retirement obligations for 2005:

                                                                      2005
                                                                 --------------
     Balance at beginning of period.........................     $           --
     Accretion expense......................................              2,859
     Additions resulting from property additions............             70,800
     Adjustments and revisions from annual re-costing.......                 --
     Obligations settled....................................            (39,030)
                                                                 --------------
     Balance at December 31.................................             34,629
     Current portion included in accrued expenses...........                 --
                                                                 --------------
     Long-term liability....................................     $       34,629
                                                                 ==============

8.   Restatement of 2004 and 2005 Balances

     During the year ended December 31, 2004 the Company issued 700,000 shares of its common stock to certain controlling shareholders for the Copley coal lease. The 700,000 shares of stock were valued and originally booked at par value of $700 which approximated the cost basis of the Copley lease in the hands of the controlling shareholders. In November 2005, the Company discovered the error and amended its financial statements to record the 700,000 shares of stock at fair market value of $1,085,000 which represents the closing quoted market value of its stock on the date of acquisition. As summarized below, the restatements only affected the value of certain balance sheet items and accordingly, did not result in a change to earnings.

     The following sets forth the balance sheet items affected by these changes:

                                                   As                                        As
                                                 Reported           Restatement           Restated
                                                12/31/2004          Adjustment           12/31/2004
                                              ---------------     ---------------     ----------------
Coal Leases, Net of Amortization              $        98,157     $     1,084,300     $      1,182,457
Additional Paid-in-Capital                    $     3,686,035     $     1,084,300     $      4,770,335

     Also, on January 3, 2005, the Company issued 2,500,000 shares of its common stock to certain controlling shareholders for additional coal seams on the Dempsey Lease. The 2,500,000 shares of stock were valued and originally booked at par value of $2,500 which approximated the cost basis of the Lease in the hands of the controlling shareholders. In November 2005, the Company discovered the error and the correction is reflected in the Company's financial statements for the fiscal year ended December 31, 2005 which reflect the 2,500,000 shares of stock at fair market value of $4,875,000 which represents the closing quoted market value of its stock on the date of acquisition. As summarized below, the restatements only affected the value of certain balance sheet items and accordingly, did not result in a change to earnings.

     The following sets forth the balance sheet items affected by these changes:

                                                   As                                       As
                                                 Reported           Restatement           Restated
                                                 3/31/05            Adjustment            3/31/05
                                              ---------------     ---------------     ----------------
Coal Leases, Net of Amortization              $     1,343,266     $     5,956,800     $      7,300,066
Additional Paid-in-Capital                    $     8,315,536     $     5,956,800     $     14,272,336


                                      F-21

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



8.   Restatement of 2004 and 2005 Balances (continued)

                                                   As                                       As
                                                 Reported           Restatement           Restated
                                                 6/30/05            Adjustment            6/30/05
                                              ---------------     ---------------     ----------------
Coal Leases, Net of Amortization              $     3,253,462     $     5,956,800     $      9,210,262
Additional Paid-in-Capital                    $     9,375,487     $     5,956,800     $     15,332,287


                                                   As                                       As
                                                 Reported           Restatement           Restated
                                                 9/30/05            Adjustment            9/30/05
                                              ---------------     ---------------     ----------------
Coal Leases, Net of Amortization              $     6,020,708     $     5,956,800     $     11,977,508
Additional Paid-in-Capital                    $    10,457,704     $     5,956,800     $     16,414,504

9.   Going Concern

     The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs, thereby raising substantial doubts about its ability to continue as a going concern. The Company is in the process of raising additional funds to complete the mine development and cover its overhead costs until such time as enough revenue is generated to cover all operating costs. If additional funds are raised through the issuance of equity securities, the current stockholders may experience dilution. Furthermore, there can be no assurance that additional financings will be available when needed or that if available, such financings will include terms favorable to the Company's stockholders. If such financings are not available when required or are not available on acceptable terms, the Company may be unable to take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on its business, financial condition and results of operations.

10.  Events Subsequent to December 31, 2005

January 13, 2006 Private Placement

     On January 13, 2006, the Company sold approximately $6.24 million principal amount of 8% senior secured convertible notes due June 30, 2008 to 18 accredited investors (the "8% Notes"). In connection with the sale of the 8% Notes, the Company issued investors warrants to purchase an aggregate of approximately 3.3 million shares of common stock, calculated as 50% of each investor's subscription amount divided by $0.90. Of the $6.24 million principal amount of 8% Notes, the Company received gross proceeds of $3.4 million. The remaining approximate $2.84 million principal amount was paid by investors as follows: (a) $1.8 million was paid by the cancellation of the September Bridge Notes; (b) $102,000 represents a management fee owed to the lead investor, Gryphon Master Fund, L.P.; (c) $586,000 represents interest accrued on the Company's 6% Notes and pursuant to certain Additional Investment Rights sold February 24, 2005 and $352,000 as placement agent fees.

     The 8% Notes have a final maturity date of June 30, 2008, accrue interest at the rate of 8% per annum, are secured by all of the Company's properties and assets and the properties and assets of each of the Company's subsidiaries, and are guaranteed by each of the Company's subsidiaries. The 8% Notes rank pari passu with the Company's outstanding 6% Notes. Interest may be paid either in cash or with shares of common stock in the Company's sole discretion. Holders of the 8% Notes have the right to convert the outstanding principal amount into shares of the Company's common stock from time to time based on a conversion price of $0.90, subject to adjustment. Beginning July 1, 2006, on the first day of each month the Company is required to redeem 1/24th of the outstanding principal of the 8% Notes (the "Monthly Redemption Amount"). If the transaction

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



10.  Events Subsequent to December 31, 2005 (continued)

January 13, 2006 Private Placement (continued)

is registered on an effective registration statement and certain other conditions are satisfied, the Company may pay the Monthly Redemption Amount with shares of common stock based on a conversion price equal to the lesser of (a) the then conversion price and (b) 80% of the daily volume weighted average price of the common stock for the 10 consecutive trading days prior to the applicable monthly redemption date. In the event the Company's annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million, the conversion price of the 8% Notes will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3
* X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006. In addition, if the Company issues or commits to issue or distribute new securities at a price per share less than the current market price or the current conversion price, then the conversion price will be adjusted to reflect such lower price. The conversion price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

     The warrants issued in connection with the 8% Notes have an exercise price of $0.90 per share and are exercisable until January 14, 2011. Holders may exercise the warrants on a cashless basis after the first anniversary of the initial issuance date and then only in the event that a registration statement covering the resale of the warrant shares is not then effective. In the event the Company's annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million, the exercise price of the warrants will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006. In addition, if the Company issues or commits to issue or distribute new securities at a price per share less than the current market price or the current exercise price, then the exercise price will be adjusted to reflect such lower price. The exercise price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

     The investors have agreed to restrict their ability to convert the 8% Notes and exercise the warrants such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

     The Company agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the 6% Notes and the 8% Notes and related warrants on or before February 12, 2006 and cause such registration statement to be declared effective no later than May 31, 2006. The Company has filed such registration statement on Form SB-2 but has not yet been informed by the SEC regarding its effectiveness.

     Forbearance Agreement

     On January 13, 2006, the Company entered into a forbearance agreement with the holders of the Company's 6% Notes. In connection with the January 13, 2006 private placement described above, holders of the 6% Notes waived certain events of default (the "Existing Defaults") by the Company including: (a) the Company's failure to pay accrued but unpaid interest on the 6% Notes when due; (2) the Company's failure to comply with certain negative and financial covenants of the securities purchase agreement dated February 22, 2005; (3) the Company's failure to comply with certain registration requirements of the registration rights agreement dated February 24, 2005; and (4) the Company's failure to comply with certain other provisions of the 6% Notes, the February 22, 2005 securities purchase agreement and the February 24, 2005 registration rights agreement to the extent that completion of the January 13, 2006 private placement may cause any processing delay of the Company's prior registration statement (SEC File No. 333-127261) with the SEC.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



10.  Events Subsequent to December 31, 2005 (continued)

January 13, 2006 Private Placement (continued)

     Forbearance Agreement (continued)

     In connection with the forbearance agreement, the Company agreed to release and discharge each of the parties thereto and each of their affiliates from any and all claims that the Company has or ever had against such parties through January 13, 2006. Solely for the purpose of completing the January 13, 2006 private placement, the parties waived the anti-dilution provisions of the 6% Notes and the related warrants, any existing rights associated with Additional Investment Rights and the right to liquidated damages and other remedies under the February 24, 2005 registration rights agreement. The parties also agreed to forbear from enforcing certain remedies as a result of the Existing Defaults through December 30, 2005.

     Pursuant to the terms of the forbearance agreement, the following substantive amendments were made to the February 22, 2005 securities purchase agreement; the 6% Notes, the related warrants and the February 24, 2005 registration rights agreement:

     o The minimum EBITDA financial covenants required by the February 22, 2005 securities purchase agreement through March 31, 2006 were deleted;
     o The maximum capital expenditures required by the February 22, 2005 securities purchase agreement were deleted in their entirety;
     o The minimum cash level requirements of the February 22, 2005 securities purchase agreement through June 30, 3006 were deleted;
     o The minimum cash level requirement of the February 22, 2005 securities purchase agreement for the period from July 1, 2006 through September 30, 2006 was changed from $2 million to $1 million;
     o The definition of "Conversion Price" in the 6% Notes and "Exercise Price" in the related warrants was changed from $1.70 to $0.90;
     o The interest requirement of the 6% Notes was changed to require interest payments beginning July 1, 2006;
     o A provision was added to the 6% Notes and the related warrants requiring an adjustment to the conversion price and exercise price in the event the Company's annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the "Annualized EBITDA") is less than $17 million. In such event, the conversion price and exercise price will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006;
     o A provision was added to the 6% Notes and the related warrants requiring an adjustment to the conversion price and exercise price in the event the Company issue or commits to issue or distribute new securities at a price per share less than the current conversion or exercise price;
     o The "Events of Default" provision of the 6% Notes was amended replacing the event of default for failure to have an effective registration statement within 270 days of the closing date with an event of default for failure to have an effective registration statement within 270 days of the closing date for the January 13, 2006 private placement;
     o An event of default was added to the 6% Notes for a breach of any of the Company's representations, warranties or covenants contained in any agreement or document executed in connection with the January 13, 2006 private placement; and
     o The required filing date and earliest required effectiveness date of the February 24, 2005 registration rights agreement was changed to February 12, 2006 and May 31, 2006, respectively.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



10.  Events Subsequent to December 31, 2005 (continued)

January 13, 2006 Private Placement (continued)

     Forbearance Agreement (continued)

     Notwithstanding the availability of Rule 144, each investor agreed not to sell, offer or otherwise transfer any shares of the Company's common stock beneficially owned by them until the earlier of: (a) May 31, 2006 or (b) the date the required registration statement is declared effective by the SEC.

     The parties also entered into an amended and restated security agreement reflecting the pari passu nature of the 6% Notes with the 8% Notes.

     In lieu of cash payment of accrued but unpaid interest due pursuant to the 6% Notes, the Company issued holders notes and warrants pursuant to the terms of the January 13, 2006 private placement.

     In addition, the Company issued non-convertible promissory notes to holders of the 6% Notes in the aggregate principal amount of $2,640,000 which represents liquidated damages which had accrued and is payable pursuant to the February 24, 2005 registration rights agreement. The promissory notes bear interest at the rate of 3% per annum, compounded annually. The full amount of principal and interest is due on June 30, 2008. The Company's obligations pursuant to the promissory notes are secured by all of the Company's properties and assets and the properties and assets of each of the Company's subsidiaries pari passu with the 6% Notes and 8% Notes.

     As additional incentive to enter into the forbearance agreement, the Company issued to all 6% Note holders additional warrants to purchase an aggregate of 5,580,065 shares of common stock calculated pursuant to the following formula: X = [(Y/$0.90) * (0.50 - Z)], where: X = the number of shares of common stock underlying the warrant certificate; Y = the stated aggregate principal amount of all 6% Notes; and Z = the number of shares of common stock underlying all warrants previously issued to such party in connection with the 6% Notes. The additional warrants issued have identical terms to the warrants sold by the Company pursuant to the January 13, 2006 private placement.

     Other Agreements Executed in Connection with the January 13, 2006 Private Placement

     Also in connection with the January 13, 2006 private placement:

     (a) the Company secured a directors and officers liability insurance policy which provides $10,000,000 of total coverage;

     (b) each of the Company's then-current officers and directors entered into an agreement to vote all shares of common stock owned by them to increase the Company's authorized shares of common stock from 50 million shares to 100 million shares;

     (c) each of the Company's then-current officers and directors entered into an agreement to vote for Timothy M. Stobaugh, Robert Chmiel, Jesse Shelmire and Scott Griffith as additional directors and for a fifth additional director designated by Gryphon Master Fund, L.P. within 60 days of closing;

     (d) each of the Company's officers and directors entered into lock-up agreements agreeing not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of common stock or other of the Company's equity securities for the period ending on January 13, 2007;

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005



10.  Events Subsequent to December 31, 2005 (continued)

January 13, 2006 Private Placement (continued)

     Other Agreements Executed in Connection with the January 13, 2006 Private Placement (continued)

     (e) the Company's subsidiary, Eastern Consolidated Energy, Inc., entered into an agreement with Kentucky Energy Consultants, Inc. whereby Kentucky Energy Consultants, Inc. agreed to: (i) change its coal sales commission to 2.5% of the gross sales price received by Eastern Consolidated Energy, Inc. on any purchase orders and/or contracts on either spot or contract arrangements, and (ii) forfeit its coal sales commission of 2.5% of gross revenues less trucking costs until such time that the Company reach $20 million in aggregate EBITDA production;

     (f) the Company's subsidiary, Eastern Consolidated Energy, Inc., entered into an agreement with New River Energy Sales Company, Inc. whereby, among other things, New River Energy Sales Company, Inc. agreed to reduce its coal sales commission from 5% to 2.5% of gross coal sales until such time that the Company reach $20 million in aggregate EBITDA production;

     (g) together with the Company's subsidiary CEI Holdings, Inc., the Company entered into an agreement with Saudi American Minerals, Inc. whereby, among other things: (i) the parties terminated that certain Agreement and Plan of Acquisition and Merger dated May 30, 2003 and all subsequent amendments to such agreement; and (ii) the Company agreed to pay $750,000 cash and issue 3,000,000 shares of common stock to Saudi American Minerals, Inc. in exchange for the assignment by Saudi American Minerals, Inc. of a 25% interest in its patented clean coal technology (Patent No. 6,447,559) including any subsequent improvements thereto; and

     (h) the Company entered into a consulting agreement with RC Financial Group, LLC, pursuant to which Robert Chmiel was retained as a non-exclusive financial advisor for a term of 24 months in exchange for the following compensation: (i) $17,500 each month from January 1, 2006 through June 30, 2006;
(ii) $12,500 each month thereafter; and (iii) issuance of a warrant to purchase 150,000 shares of common stock with an exercise price of $0.90 per share and an expiration date of December 31, 2011.

     Registration Statement on Form SB-2 Filed with the SEC

     On February 13, 2006, the Company filed a Registration Statement on Form SB-2, as amended, with the Securities and Exchange Commission (the "SEC"). The Registration Statement was seeking to register 35,636,148 shares of common stock for resale by the selling shareholders. On March 15, 2006, the Company received a letter form the SEC, seeking further clarification on 14 items pursuant to the document filed in February. The Company intends to address the concerns of the SEC by responding to their letter and filing an amended Registration Statement before the end of April 2006. The shares, once registered, include shares which may be issued pursuant to the conversion of notes payable and the exercise of stock purchase warrants.

     Board Appointments

     Pursuant to the terms of the January 13, 2006 financing, each of the Company's then-current officers and directors entered into an agreement to vote for Timothy M. Stobaugh, Robert Chmiel, Jesse Shelmire and Scott Griffith as additional directors and for a fifth additional director designated by Gryphon Master Fund, L.P. within 60 days of closing. As of the date of this filing, Gryphon Master Fund, L.P. has not made this selection for a fifth director.

                            CONSOLIDATED ENERGY, INC.
                          Notes to Financial Statements

                                December 31, 2005


10.  Events Subsequent to December 31, 2005 (continued)

Issuance of Common Stock Pursuant to the Cashless Exercise of Warrants

     In February and March 2006, the Company issued 2,093,306 shares of common stock and cancelled warrants to purchase 1,208,000 shares of common stock pursuant to the cashless exercise of warrants. The warrants had an exercise price between $0.90 and $1.70 per share and were cashlessly exercised between $2.35 and $3.20, the price of the stock on the date the holders exercised the warrants.

Accounts Receivable Leveraging Agreement

     In March 2006, the Company entered into a Memorandum of Understanding for a Line of Credit with Community Trust Bank, Inc., Pikeville, KY pursuant to which the Company may borrow 80% of its accounts receivable, up to $5 million. The Company will be required to make monthly payments of interest-only, calculated by multiplying the then principal balance outstanding by an interest rate determined to be Prime Rate plus 1%. Approval from all of the Company's outstanding note holders is required prior to this Line of Credit being implemented. The Company expects to receive such approval in early April 2006.

Legal Proceeding

     In March 2006, the Company engaged outside Kentucky counsel to secure a temporary restraining order or take other legal means, the purpose of which is to restrict the Company's stock transfer agent from allowing the transfer and/or sale of an aggregate of 1,500,000 certain stock certificates which the Company believes may have been inappropriately issued. The Company intends to fully explore the transactions and activity related to the certificates in question. The Company, upon completing its investigation, will respond in accordance to its findings. If the findings of such investigation result in the cancellation of these certificates, the registered shares of common stock outstanding shall be reduced by 1,500,000.

Stock Transfer Agent

     The Company was notified that its current stock transfer agent, Pacific Stock Transfer, has resigned its account as of March 31, 2006. The Company is interviewing two other stock transfer agents and intends to select one such qualified firm to immediately replace Pacific Stock Transfer.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Our Articles of Incorporation provide that, none of our directors shall be liable to us or our stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payment of dividends or unlawful stock purchases or redemptions, or involves a transaction from which the director derived an improper personal benefit.

     In addition, our by-laws provide that we shall indemnify our officers, directors and agents to the fullest extent permissible under Wyoming law, and in conjunction therewith, to procure, at our expense, policies of insurance. In addition, our by-laws provide that our directors shall have no liability for monetary damages to the fullest extent permitted under Wyoming law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate of the costs and expenses payable by Consolidated Energy, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:


            SEC Registration Fee                             $ 9,102.90
            Accounting fees and expenses                      10,000.00*
            Legal fees and expenses                           50,000.00*
            Miscellaneous                                      5,000.00*
                                                             ----------
            Total                                            $74,102.90*
                                                             ==========

                *Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In March of 2003, a total of 1,515,000 shares of the Company's common stock were issued for services to various individuals. The stock was valued at $212,100 which was approximately the value quoted in the Over the Counter
Bulletin Board Exchange ("OTCBB") and was expensed in the statement of operations. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     In September and October of 2003, a total of 175,000 shares of common stock was issued for legal services. The stock was valued at $183,750 (which was approximately the value quoted in the OTCBB) and was expensed in the statement of operations. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act.

     During the year ended December 31, 2004, the Company issued a total of 670,000 shares of its common stock in exchange for services received. The stock was valued at $1,254,449, which was approximately the value quoted in the OTCBB and was expensed in the statement of operations. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act.

     During the year ended December 31, 2004, the Company sold 394,118 shares of its common stock for $275,000 in cash. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act.

     The Company issued 1,205,310 shares of it common stock upon the conversion of $1,057,000 in debentures and $28,840 of accrued interest. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act.

     In March of 2004, the Company issued 700,000 shares of its common stock to certain controlling shareholders for an option to lease the Copley Lease for a term of two years. The 700,000 shares of stock were valued at par value of $700, which approximated the cost basis of the Copley Lease in the hands of the shareholders. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     During the quarter ended December 31, 2004, the Company issued a total of 552,819 shares of its restricted common stock for the conversion of outstanding debentures totaling $542,911 (principal and interest). Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Also during the quarter, the Company issued 210,000 shares to consultants for services rendered valued at $378,000. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act.

     In January 2005, the Company issued Stonegate Securities, Inc., warrants for the purchase of an aggregate of 51,470 shares of its common stock on the same terms as the warrants issued to Gryphon Master Fund and GSSF Master Fund. The warrant issuances are in the form of a warrant issued to Scott R. Griffith and a warrant issued to Jesse B. Shelmire IV, each for the purchase of 25,735 shares. Additionally, in connection with a financing transaction for $2,500,000 in bridge financing, which consisted of a 9% senior secured promissory note, the Company issued warrants for the purchase of an aggregate of 514,706 shares of the Company's common stock. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act.

     In February 2005, the Company issued 2,500,000 shares of its restricted common stock to Eastern Land Development, LLC, a private corporation in exchange for the acquisition of rights to certain coal reserves in eastern Kentucky. In connection with such acquisition, the Company issued warrants for the purchase of an aggregate of 2,058,824 shares of the Company's common stock at an exercise price of $1.70 per share, exercisable for five years, and 6% senior secured convertible notes convertible into 4,117,647 shares of the Company's common stock at conversion price of $1.70 per share upon the occurrence of certain events, to accredited investors. The Company has also issued warrants for the purchase of an aggregate of 102,941 shares to Scott R. Griffith and 102,941 shares to Jesse B. Shelmire IV. The securities issued in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements set forth in Section 3(b) and/or Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act and the regulations promulgated thereunder.

     In March 2005, two investors in the Company's February 2005 private placement exercised their additional investment rights for an aggregate of $750,000 in 6% senior secured convertible notes that may be convertible into 441,176 shares of the Company's common stock at an exercise price of $1.70 upon the occurrence of certain events. In connection with the additional investment, the Company issued warrants for the purchase of 44,116 shares of its common stock at an exercise price of $1.70 to the placement agent. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     In April 2005, the placement agent exercised all of the 713,223 warrants issued to date to the placement agent through a cashless exercise provision in exchange for the issuance of 485,850 shares of the Company's common stock. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     In June 2005, the Company issued 6% senior secured convertible notes convertible into an additional 2,794,117.6 shares of the Company's common stock at conversion price of $1.70 per share upon the occurrence of certain events, to accredited investors. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act.

     Additionally, investors in the Company's February 2005 private placement exercised their additional investment rights for an aggregate of $6,000,000 in 6% senior secured convertible notes that may be convertible into 3,529,942 shares of the Company's common stock at an exercise price of $1.70 upon the occurrence of certain events. In connection with the additional investment, the Company issued warrants for the purchase of 352,994 shares of its common stock at an exercise price of $1.70 to the placement agent. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     Moreover, the Company issued 29,330 shares of its common stock pursuant to the conversion of an outstanding debenture. The Company also issued to an aggregate of 40,000 shares of its common stock to two consultants for services performed during the quarter. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     In July 2005, the placement agent exercised all of the remaining warrants issued to date through a cashless exercise provision in exchange for the issuance of 166,290 shares of the Company's common stock. This transaction was considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     In the second quarter of 2005, the Company approved the issuance of 200,000 shares of its common stock pursuant to a repurchase agreement with the holder of a 20% working interest in the Warfield Mine. The shares were issued in July 2005. This transaction was considered exempt from registration by reason of
Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     In the nine months ended September 30, 2005, the Company issued an aggregate of 58,678 shares of its common stock pursuant to the conversion of outstanding debentures. The Company also issued to an aggregate of 95,000 shares of its common stock to consultants for services performed during the period. These transactions were considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     During the quarter ended December 31, 2005, the Company issued a total of 20,000 shares of its common stock for financial consulting services particularly related to the Company's financing transactions in the calendar fourth quarter 2005. The Company recognized a $35,700 consulting expense which was the value of the common stock on the OTCBB on the dates issued. This issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act.

     During the quarter ended March 31, 2006, the Company has issued 3,152,128 shares of common stock: 2,093,306 pursuant to the cashless exercise of warrants, and 1,058,822 in lieu of cash for interest due to holders of the Company's September Bridge Loan. These transactions were considered exempt from registration by reason of Section 4(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act.

     On January 13, 2006, the Company sold approximately $6.24 million principal amount of 8% senior secured convertible notes due June 30, 2008 to 18 accredited investors (the "8% Notes"). In connection with the sale of the 8% Notes, the Company issued investors warrants to purchase an aggregate of approximately 3.3 million shares of common stock, calculated as 50% of each investor's subscription amount divided by $0.90. Of the $6.24 million principal amount of 8% Notes, the Company received gross proceeds of $3.4 million. The remaining approximate $2.84 million principal amount was paid by investors as follows: (a) $1.8 million was paid by the cancellation of the September Bridge Notes; (b) $102,000 represents a management fee owed to the lead investor, Gryphon Master Fund, L.P.; (c) $586,000 represents interest accrued on the Company's 6% Notes and pursuant to certain Additional Investment Rights sold February 24, 2005 and $352,000 as placement agent fees. The sale and issuance of securities pursuant to the Securities Purchase Agreement was exempt from registration requirements pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

     In connection with the sale of 8% senior secured convertible notes and warrants on January 13, 2006, the Company amended the terms of its 6% senior secured convertible notes and related warrants changing the conversion and exercise prices from $1.70 per share to $0.90 per share.

     Except as expressly set forth above, for transactions exempt from registration under Rule 506, the individuals and entities to whom we issued securities are unaffiliated with us. For each of such sales, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act. Each of the above security holders who were not our executive officers represented that they are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS

Exhibit Number                           Description
--------------      ------------------------------------------------------------

3.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form SB-2/A (File No. 333-127261), filed with the SEC on December 16, 2005).
3.2                 Certificate of Merger  (incorporated by reference to Exhibit
                    3.2 to the Company's registration statement on Form SB-2/A (File No. 333-127261), filed with the SEC on December 16,
                    2005).
3.3                 By-Laws of the Company (incorporated by reference to Exhibit
                    3.3 to the Company's registration statement on Form SB-2/A (File No. 333-127261), filed with the SEC on December 16,
                    2005).
4.1                 Form of Stock  Certificate  (incorporated  by  reference  to
                    Exhibit 4.1 to the Company's registration statement on Form SB-2/A (File No. 333-127261), filed with the SEC on December 16, 2005).
4.2 Form of Warrant (incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).
4.3 Form of 6% Senior Secured Convertible Note (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).
4.4 Form of 8% Senior Secured Convertible Note Due June 30, 2008 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
4.5 Form of Warrant Issued January 13, 2006 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
4.6 Form of Secured Promissory Note Issued January 13, 2006 (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).

5.1                 Opinion and Consent of Sichenzia Ross Friedman Ference LLP*
10.1                Lease   Agreement,   dated  March  2002,   between   Eastern
                    Consolidated Energy, Inc. as Lessee and the Lessors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.2 Surface Coal Lease Agreement, dated August 12, 2002, between Eastern Consolidated Energy, Inc. as Lessee and the Lessors signatory thereto (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.3 Lease Agreement, dated October 3, 2003, between Eastern Land Development, LLC as Lessee and the Lessors signatory thereto (incorporated by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.4 Sub-Lease Agreement, entered into on October 20, 2003, by and between Eastern Consolidated Energy, Inc. and Eastern Consolidated Mining, Inc. (incorporated by reference to
                    Exhibit 10.4 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.5 Assignment Agreement, effective April 1, 2003, by and between Eastern Consolidated Energy, Inc. and James Buchanan (incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.6 Lease Assignment entered into and effective July 1, 2003, by and between Eastern Consolidated Energy, Inc. and Eastern Consolidated Coal Corp (incorporated by reference to Exhibit
                    10.6 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.7 Coal Sales Agreement entered into July 21, 2003 by and between Eastern Consolidated Energy, Inc. and Kentucky Energy Consultants, Inc. (incorporated by reference to
                    Exhibit 10.7 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.8 Amendment to Coal Purchase and Sale Agreement (incorporated by reference to Exhibit 10.15a to the Company's Annual Report on form 10-KSB, filed with the SEC on April 15,
                    2005).
10.9 Option to Lease Agreement, dated October 9, 2003, by and between James Harris, Ronnie Harris, Gary R. Copley, Louella McDaniel, Romane Conley, Eula Faye Copley, Howard D. Copley, and Joyce G. Conn, as Lessor and Eastern Land Development, LLC., as Lessee (incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.10 Memorandum of Agreement, dated October 10, 2003, by and between James Harris and the other Lessors party thereto and Eastern Land Development, LLC (incorporated by reference to
                    Exhibit 10.9 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.11 Assignment of Lease, dated January 12, 2004, between Eastern Land Development LLC and Eastern Consolidated Energy, Inc. (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.12 Lease Agreement, dated October 3, 2003, by and between Eastern Land Development, LLC as Lessee and the Lessors signatory thereto (incorporated by reference to Exhibit
                    10.11 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.13 Assignment of Lease, dated as of October 15, 2003, from Eastern Land Development LLC to Eastern Consolidated Energy, Inc. (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004).
10.14 Coal Purchase and Sale Agreement entered into as of September 25, 2004 by and between Kentucky Power Company and Eastern Consolidated Energy, Inc. (incorporated by reference to Exhibit 10.15 to the Company's Quarterly Report on form 10-QSB, filed with the SEC on November 12, 2004).
10.15               Securities Purchase Agreement  (incorporated by reference to
                    Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).
10.16               Registration Rights Agreement  (incorporated by reference to
                    Exhibit 10.2 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).
10.17               Security  Agreement  (incorporated  by  reference to Exhibit
                    10.4 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).
10.18 Form of Guaranty (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).

10.19 Form of Additional Investment Rights (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).
10.20               Form of  Lockup  Agreement  (incorporated  by  reference  to
                    Exhibit 10.8 to the Company's Current Report on Form 8-K, filed with the SEC on February 24, 2005).
10.21 Promissory Note dated September 23, 2005 issued to Cordillera Fund L.P. (incorporated by reference to Exhibit
                    10.5 to the Company's Current Report on Form 8-K, filed with the SEC on September 29, 2005).
10.22 Consent and Waiver dated September 23, 2005 (incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K, filed with the SEC on September 29, 2005).
10.23 Bridge Forbearance dated September 23, 2005 (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K, filed with the SEC on September 29, 2005).
10.24 Subordination Agreement entered into as of September 23, 2005 (incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K, filed with the SEC on September 29, 2005).
10.25 Additional Financing Forbearance Agreement entered into as of October 6, 2005 (incorporated by reference to Exhibit
                    10.71 to the Company's Current Report on Form 8-K, filed with the SEC on October 13, 2005).
10.26 Securities Purchase Agreement dated January 13, 2006 by and among Consolidated Energy, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.27 Escrow Agreement dated January 13, 2006 by and between Stonegate Securities, Inc., Consolidated Energy, Inc. and Signature Bank (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.28 Registration Rights Agreement dated January 13, 2006 by and among Consolidated Energy, Inc. and the Purchasers signatory thereto (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.29 Security Agreement dated January 13, 2006 by and among Consolidated Energy, Inc., Eastern Consolidated Energy, Inc., Eastern Consolidated Oil and Gas, Inc., CEI Holdings, Inc., Morgan Mining, Inc., Warfield Processing, Inc., Eastern Coal Energies, Inc. and Gryphon Master Fund, L.P. (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.30 Guaranty dated January 13, 2006 by Eastern Consolidated Energy, Inc., Eastern Consolidated Oil and Gas, Inc., CEI Holdings, Inc., Morgan Mining, Inc., Warfield Processing, Inc. and Eastern Coal Energies, Inc. (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.31 Lock-Up Agreements of Officers and Directors of Consolidated Energy, Inc. (incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.32 Director Voting Agreement of Officers and Directors of Consolidated Energy, Inc. (incorporated by reference to
                    Exhibit 10.7 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.33 Charter Amendment Voting Agreement of Officers and Directors of Consolidated Energy, Inc. (incorporated by reference to
                    Exhibit 10.8 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.34 Forbearance Agreement dated January 13, 2006 by and between Consolidated Energy, Inc. and the noteholders signatory thereto (incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.35 Amended and Restated Security Agreement dated January 13, 2006 by and among Consolidated Energy, Inc., Eastern Consolidated Energy, Inc., Eastern Consolidated Oil and Gas, Inc., CEI Holdings, Inc., Morgan Mining, Inc., Warfield Processing, Inc., Eastern Coal Energies, Inc. and Gryphon Master Fund, L.P. (incorporated by reference to Exhibit
                    10.10 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).
10.36 Amendment among Eastern Consolidated Energy, Inc. and Kentucky Energy Consultants, Inc. (incorporated by reference to Exhibit 10.11 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).

10.37 Amendment among Eastern Consolidated Energy, Inc. and New River Energy Sales Company, Inc. (incorporated by reference to Exhibit 10.12 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).

10.38 Agreement among Consolidated Energy, Inc., CEI Holdings, Inc. and Saudi American Minerals, Inc. (incorporated by reference to Exhibit 10.13 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).

10.39 Consultant Agreement dated January 1, 2006 by and between Consolidated Energy, inc. and RC Financial Group, LLC (incorporated by reference to Exhibit 10.14 to the Company's Current Report on Form 8-K, filed with the SEC on January 17, 2006).

10.40               Placement  Agent  Agreement  (incorporated  by  reference to
                    Exhibit 10.4 to the Company's Current Report on Form 8-K, filed with the SEC on January 14, 2005).
10.41 Amendment to Coal Purchase and Sale Agreement between Kentucky Power Company and Eastern Consolidated Energy, Inc. dated March 8, 2006 (incorporated by reference to Exhibit
                    10.28 to the Company's Annual Report on Form 10-KSB, filed with the SEC on March 31, 2006).
16.1 Letter of concurrence from Clyde Bailey, PC (incorporated by reference to Exhibit 16.1 to the Company's Current Report on Form 8-K, filed with the SEC on April 5, 2005)
21.1                List of Subsidiaries  (incorporated  by reference to Exhibit
                    21.1 to the Company's registration statement on Form SB-2 (File No. 333-131802), filed with the SEC on February 13,
                    2006).
23.1                Consent of Sichenzia Ross Friedman  Ference LLP (included in exhibit 5.1)*
23.2                Consent of Killman, Murell & Company, P.C.*
23.3 Consent of Summit Engineering Inc. (incorporated by reference to Exhibit 21.1 to the Company's registration statement on Form SB-2 (File No. 333-131802), filed with the SEC on February 13, 2006).

* Filed herewith

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

       (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

               (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

               (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Betsy Layne, State of Kentucky, on this 11th day of April 2006.

                                     CONSOLIDATED ENERGY, INC.


                                By:   /s/ David Guthrie
                                     ------------------
                                     David Guthrie
                                     President, Principal Executive Officer
                                     and Director


                                By:   /s/ Robert Chmiel
                                     ------------------
                                     Robert Chmiel
                                     Interim Chief Financial Officer, Principal
                                     Accounting Officer and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                      Title                              Date

 /s/ David Guthrie         President, Principal Executive         April 12, 2006
------------------         Officer and Director
David Guthrie

 /s/ Robert Chmiel         Interim Chief Financial                April 11, 2006
------------------         Officer, Principal Accounting
Robert Chmiel              Officer and Director


 /s/ Joseph Jacobs         Director                               April 12, 2006
------------------
Joseph Jacobs

 /s/ Edward Jennings       Director                               April 12, 2006
--------------------
Edward Jennings

 /s/ Carl Baker            Director                               April 12, 2006
---------------
Carl Baker

 /s/ Barry Tackett         Director                               April 12, 2006
------------------
Barry Tackett

 /s/ Timothy M. Stobaugh   Director                               April 12, 2006
------------------------
Timothy M. Stobaugh

 /s/ Jesse Shelmire        Director                               April 11, 2006
-------------------
Jesse Shelmire

 /s/ Scott Griffith        Director                               April 11, 2006
-------------------
Scott Griffith